As filed with the Securities and Exchange Commission on July 31, 2026.

Registration No. 333-286995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bitwise NEAR ETF

(Exact name of registrant as specified in its charter)

Delaware	42-6868426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC

250 Montgomery Street, Suite 200

San Francisco, California 94104

(415) 707-3663

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and for service of process purposes)

Copies to:

Richard Coyle, Esq.

Myles G. O’Kelly, Esq.

Chapman and Cutler LLP

320 South Canal Street, 27th Floor

Chicago, Illinois 60606

(312) 845-3724

Hunter Horsley

Johanna Collins-Wood, Esq.

Bitwise Investment Advisers, LLC

250 Montgomery Street, Suite 200

San Francisco, California 94104

(415) 707-3663

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated July 31, 2026

PROSPECTUS

Shares

Bitwise NEAR ETF

The Bitwise NEAR ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are anticipated to be listed on NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “NRR.” The Trust’s primary investment objective is to seek to provide exposure to the value of NEAR held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s secondary investment objective is to seek to derive additional NEAR through staking. In seeking to achieve its primary investment objective, the Trust will hold NEAR and establish its net asset value (“NAV”) by reference to the CME CF NEAR–Dollar Reference Rate – New York Variant (the “Pricing Benchmark”). The Pricing Benchmark is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major NEAR trading platforms (“Constituent Platforms”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

The Trust will pay to the Sponsor a unitary management fee of 0.____% per annum of the Trust’s NEAR holdings (the “Sponsor Fee”).

When the Trust creates or redeems its Shares, it will do so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of NEAR attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the “Basket Amount”). For an order to create (purchase) a Basket, the purchase shall be in the amount of NEAR represented by the Basket Amount or the amount of U.S. dollars needed to purchase the Basket Amount (plus a per-order transaction fee), as calculated by the Administrator (as defined below). For an order to redeem a Basket, the Sponsor shall either arrange for the Basket Amount of NEAR to be distributed in-kind or sold and the cash proceeds (minus a per-order transaction fee) distributed. The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to create or redeem Shares with the Trust (each, an “Authorized Participant”). Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “NEAR Custodian”) serves as the custodian for the Trust’s NEAR holdings and is responsible for the secure safekeeping of the Trust’s NEAR pursuant to a custody agreement (the "NEAR Custody Agreement"). Coinbase Custody was appointed by the Sponsor and is tasked with establishing and maintaining segregated accounts to hold the Trust’s NEAR (the “Trust NEAR Accounts”). In connection with its investment objective of seeking to derive additional NEAR through staking, the Trust will stake some or all of the NEAR held in the Trust NEAR Accounts. The Sponsor will select one or more trusted staking agents (the “Staking Agents”). Such Staking Agents operate the validators associated with the Trust’s staked NEAR.

Bitwise Asset Management, Inc., the parent of the Sponsor, served as seed capital investor to the Trust (the “Seed Capital Investor”). The Seed Capital Investor agreed to purchase $200 in Shares on July 28, 2026 and on July 28, 2026 took delivery of 8 Shares at a per-Share price of $25 (the “Seed Shares”). The $200 the Trust received in consideration for the sale of the Seed Shares served as the basis of the audit described in the sections entitled “REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “STATEMENT OF ASSETS AND LIABILITIES.”

Bitwise Investment Manager, LLC, an affiliate of the Sponsor, is expected to purchase the initial Baskets of Shares for $____________, at a per-Share price of $__ for these ________ Shares (the “Seed Baskets”). Such proceeds are expected to be used by the Trust to purchase NEAR at or prior to the listing of Shares on the Exchange. Bitwise Investment Manager, LLC will act as a statutory underwriter in connection with the initial purchase of the Seed Baskets.

Investors who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. Investing in the Trust involves risks similar to those involved with an investment directly in NEAR and other significant risks. See “RISK FACTORS” beginning on page [13].

The offering of the Shares is registered with the U.S. Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares. The offering is intended to be a continuous offering. The Trust is not a fund registered or subject to regulation under the Investment Company Act of 1940 (the “Investment Company Act”). The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936 (the “Commodity Exchange Act”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading adviser.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD NEAR OR INTERESTS RELATED TO NEAR. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE [10].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF THE TRUST ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR, THE TRUSTEE, THE ADMINISTRATOR, THE TRANSFER AGENT, THE DISTRIBUTOR, THE NEAR CUSTODIAN OR ANY OF THEIR RESPECTIVE AFFILIATES. THE SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is _____________, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	135
Statement of ASSETS AND LIABILITIES	136

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

Until _____________, 2026 (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on _____________, 2026.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events, or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans, and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions is subject to a number of risks and uncertainties, including:

•
the special considerations discussed in this Prospectus;
•
general economic, market and business conditions;
•
technology developments regarding the use of NEAR and other digital assets, including the systems used by the Sponsor and the Trust’s custodian in their provision of services to the Trust;
•
changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and
•
other world economic and political developments, including, without limitation, global pandemics and the societal and government responses thereto.

See “RISK FACTORS.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions other than as required by applicable laws.

EMERGING GROWTH COMPANY STATUS

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

•
provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
•
comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
•
comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;
•
provide certain disclosure regarding executive compensation required of larger public companies; or
•
obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

i

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

ii

Prospectus Summary

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Bitwise NEAR ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are anticipated to be listed on NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “NRR.” The Trust’s primary investment objective is to seek to provide exposure to the value of NEAR held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s secondary investment objective is to seek to derive additional NEAR through staking. In seeking to achieve its primary investment objective, the Trust will hold NEAR and establish its net asset value (“NAV”) by reference to the CME CF NEAR–Dollar Reference Rate – New York Variant (the “Pricing Benchmark”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd. (the “Benchmark Provider”) that is designed to reflect the performance of NEAR in U.S. dollars. The Pricing Benchmark is calculated by the Benchmark Provider based on an aggregation of executed trade flow of major NEAR trading platforms (“Constituent Platforms”). The Pricing Benchmark is calculated as of 4:00 p.m. New York time (“ET”).

Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “NEAR Custodian”) serves as the custodian for the Trust’s NEAR holdings and is responsible for the secure safekeeping of the Trust’s NEAR pursuant to a custody agreement (the “NEAR Custody Agreement”). Coinbase Custody was appointed by the Sponsor and is tasked with establishing and maintaining segregated accounts to hold the Trust’s NEAR (the “Trust NEAR Accounts”). In connection with its investment objective of seeking to derive additional NEAR through staking, the Trust will stake a portion of the NEAR held in the Trust NEAR Accounts. The Sponsor will select one or more trusted staking agents (the “Staking Agents”). Such Staking Agents operate the validators associated with the Trust’s staked NEAR.

NEAR is a digital asset. Like all digital assets, buying, holding and selling NEAR is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of NEAR does not entitle its holders to any portion of a company’s profits or any stream of income payments. NEAR is a decentralized digital asset and ownership of it is reflected on a decentralized ledger. Additionally, NEAR is not a security, and is thus not subject to the protections of the U.S. federal securities laws.

The Trust provides investors with the opportunity to access the market for NEAR through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding NEAR directly. The Trust will not use derivatives. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use NEAR by investing in the Shares rather than purchasing, holding and trading NEAR directly.

NEAR and the NEAR Protocol

NEAR is the native digital asset of the NEAR Protocol, a decentralized proof-of-stake blockchain that can be used as a platform for running applications. The blockchain is maintained by a distributed network of computers and is designed to be permissionless, performant and secure.

The NEAR token can be used to pay for processing transactions and storing data on the NEAR Protocol, to run a validating node as part of the network, to participate in staking and to participate in governance processes that set the future technical direction of the blockchain and determine where network resources are allocated. As of June 15, 2026, NEAR was believed to be the 27th largest digital asset by market capitalization. As of June 15, 2026, the market capitalization of NEAR was $3.1 billion and NEAR had an average daily trading volume of $272 million over the past year.

The NEAR Protocol provides both a decentralized database and a serverless compute platform. Users around the world can devote computing resources to power this service and stake capital (in the form of NEAR tokens) to secure it. They are compensated for doing so by developers who deploy and run smart contracts that utilize this infrastructure and by users who use the applications the smart contracts power. As long as the rules of the protocol are followed, any independent developer can write software which interfaces with it (for example, by submitting transactions, creating accounts or even running a new node client) without asking for anyone’s permission first, and any user can utilize the software to perform tasks such as sending, receiving or trading NEAR tokens, among others.

Applications that store data on the NEAR Protocol must maintain a minimum balance of NEAR tokens, which provides an incentive to minimize wasteful storage on the protocol. NEAR tokens that are being used for storage are unavailable for other uses, such as validation staking or paying fees to execute transactions.

Unlike a centralized system, no single entity controls the NEAR Protocol. Instead, a network of independent nodes validates transactions and reaches consensus. Nodes that participate in this process “stake” or “put at risk” holdings of the NEAR token, which are forfeited if the node is found to be operating improperly or maliciously. The NEAR Protocol uses multiple systems to determine if a node is operating improperly.

Unlike the proof-of-work mechanism used by bitcoin, which relies on miners solving computational puzzles, proof-of-stake allows validators to secure the network based on the number of NEAR they hold and stake. This system improves energy efficiency while maintaining robust security. Validators on the NEAR Protocol play a critical role in maintaining the blockchain’s integrity, ensuring that each block follows the protocol’s rules and contains valid transactions. The NEAR Protocol is designed to encourage broad, decentralized participation in staking. Approximately twice per day, the network algorithmically sets the minimum required stake amount at the lowest level possible to allow for broad participation of validating nodes.

NEAR was initially developed in 2017 by Illia Polosukhin and Alexander Skidanov. The original goal was to build a computer-automated software development program on the Ethereum blockchain. In 2018, the team pivoted to creating its own blockchain, and the NEAR Protocol launched in 2020. The Protocol has continued to evolve over the years, introducing capabilities like sharding that have dramatically increased throughput for the blockchain.

At the time of its launch in 2020, NEAR Protocol had a genesis supply of 1 billion NEAR tokens. These tokens were distributed to a variety of users, including early contributors to the ecosystem, backers, the NEAR Foundation and other participants.

The NEAR Protocol issues an additional 2.5% supply each year, 90% of which goes to validators and 10% of which is given to the NEAR Protocol treasury, which is currently managed by the NEAR Foundation. The supply of NEAR tokens does not increase by 2.5% per year, however. When users conduct transactions on the NEAR Protocol, 70% of the transaction fee is burned (or destroyed forever), reducing supply; the remaining 30% is rebated to contracts involved in the transactions.

NEAR's decentralized, permissionless architecture, combined with its fast and low-cost transactions, makes it an efficient and accessible network for peer-to-peer value transfers and a range of practical use cases.

For more information on NEAR and the NEAR Protocol, see “NEAR, NEAR MARKET AND REGULATION OF NEAR” below.

The Trust’s Investment Objective and Strategies

The Trust’s primary investment objective is to seek to provide exposure to the value of NEAR held by the Trust, less the expenses of the Trust’s operations. The Trust’s secondary investment objective is to seek to derive additional NEAR through staking. In seeking to achieve its primary investment objective, the Trust will hold NEAR and accrue the Sponsor’s management fee (the “Sponsor Fee”) in U.S. dollars. The Trust will stake a portion of its NEAR with the NEAR Custodian. As consideration for participating in staking activities, the Trust will receive a portion of the reward generated from such participation in the form of additional NEAR, which may be treated as income to the Trust. The additional NEAR generated by the Trust’s staking program will be subject to fees shared among the Staking Agent(s), the NEAR Custodian and the Sponsor. The amounts owed or paid to the Staking Agent(s), the NEAR Custodian and the Sponsor are collectively referred to as the “Staking Expenses”. The Staking Expenses will equal [__]% of the amount of the additional NEAR generated by the staking of the Trust’s NEAR. The Trust will ultimately receive approximately [__]% of the NEAR generated by its staking activities.

The Trust will value its NEAR holdings, net assets and the Shares daily based on the Pricing Benchmark. The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the NEAR held by the Trust. This means that the Sponsor does not sell NEAR at times when its price is high or acquire NEAR at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional NEAR investors to attempt to reduce the risks of losses resulting from price decreases. The Trust will not utilize leverage or any similar arrangements in seeking to meet its investment objectives. NEAR will be the only digital asset held by the Trust.

Although the Shares are not the exact equivalent of a direct investment in NEAR, they provide investors with an alternative that constitutes a relatively cost-effective way to obtain NEAR exposure through the securities market.

The Trust may either create and redeem Shares in-kind for NEAR (“In-Kind Creations” and “In-Kind Redemptions,” respectively) or for cash (“Cash Creations” and “Cash Redemptions,” respectively). When the Trust creates or redeems its Shares, it will do so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of NEAR attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the “Basket Amount”). For an order to purchase (create) a Basket, the purchase shall be in the amount of NEAR represented by the Basket Amount (in the case of an In-Kind Creation) or the amount of U.S. dollars needed to purchase the Basket Amount (plus a per-order transaction fee), as calculated by the Administrator (as defined below) (in the case of a Cash Creation). For an order to redeem a Basket, the Sponsor shall either arrange for the Basket Amount of NEAR to be distributed in-kind (in the case of an In-Kind Redemption) or sold and the cash proceeds (minus a per-order transaction fee) distributed (in the case of a Cash Redemption). The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to create or redeem Shares with the Trust (each, an “Authorized Participant”). In the case of In-Kind Creations and In-Kind Redemptions, an Authorized Participant or an Authorized Participant’s designee (“Authorized Participant Designee”) deposits NEAR directly with the Trust or receives NEAR directly from the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of NEAR constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of NEAR that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by dividing the number of NEAR held by the Trust as of the opening of business on that business day, adjusted for the amount of NEAR constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business divided by 10,000. Fractions of NEAR smaller than 0.00000001 are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares.

Staking

Pursuant to its secondary investment objective, the Trust will seek to generate additional NEAR through staking. The Trust will stake the NEAR held in the Trust NEAR Account(s) maintained at the NEAR Custodian. Under normal circumstances, the Sponsor anticipates that it will engage in staking with respect to all of the Trust’s NEAR, except for NEAR held in the “Liquidity Reserve,” which is the portion of the Trust’s NEAR holdings that are unstaked and are thus freely transferable and available to meet Redemption Orders. As of the date of this Prospectus, the Trust does not intend to utilize the Liquidity Reserve. The Trust intends to stak 100% of the Trust's NEAR.

In addition to the NEAR held in the Liquidity Reserve, the Trust may, on a short-term and temporary basis and in connection with one or more of the following events, hold NEAR that is not staked, provided that the Trust shall make such NEAR available for staking as soon as and to the extent reasonably possible: (i) NEAR to be sold to pay Trust expenses; (ii) NEAR received in connection with In-Kind Creations or to be distributed in connection with In-Kind Redemptions; (iii) NEAR acquired with cash in connection with Cash Creations or sold in connection with Cash Redemptions; or (iv) NEAR received or available for receipt as staking rewards. In addition to NEAR held in the Liquidity Reserve, the Trust also may, in connection with one or more of the following events, hold additional unstaked NEAR, provided that the Trust shall make such NEAR available for staking as soon as and to the extent reasonably possible: (i) the borrowing, purchase or sale of NEAR pursuant to a contingent liquidity arrangement (“Contingent Liquidity Arrangement”) described in the section entitled “STAKING”; (ii) the sale of NEAR in connection with the Trust’s liquidation; (iii) the need to take protective measures against potential system vulnerabilities in the NEAR Protocol, staking smart contracts or validator client software; (iv) the cessation of the NEAR Custody Agreement, but only with respect to the NEAR affected by the cessation; (v) the cessation of the arrangement between the NEAR Custodian and a Staking Agent, but only with respect to the staked NEAR affected by the cessation; and (vi) a change in applicable law or regulation.

Given that the Trust anticipates staking a substantial portion of its NEAR holdings, the Trust has adopted liquidity policies and procedures (“Liquidity Policies”) reasonably designed to ensure that the Trust is able to satisfy Redemption Orders without incurring the risk of significant dilution of the remaining Shareholders’ interest in the Trust.

The Liquidity Policies set forth the operation of the Liquidity Reserve. At the outset of the Trust, the Liquidity Reserve is expected to be composed of approximately 0% of the Trust’s NEAR holdings. However, the amount of NEAR comprising the Liquidity Reserve may be changed by the Sponsor in its sole discretion pursuant to the terms of the Liquidity Policies. The Liquidity Policies specify that, on at least a monthly basis, the Sponsor will seek to determine the appropriate percentage of the Trust’s NEAR to comprise the Liquidity Reserve. In making this determination, the Sponsor may consider any information it deems relevant, including, but not limited to, (i) the average, median and maximum daily value of Shares redeemed over the preceding month; (ii) the day-over-day performance of NEAR over the preceding month; (iii) the thirty-day realized volatility of NEAR; (iv) any changes to the mechanics of NEAR Protocol staking, such as any lowering of the minimum staking duration or delegation period or the addition of continuous or auto-renewal staking; and (v) any information available to the Sponsor regarding the likelihood that Shareholders will redeem Shares. Following its review of these factors, the Sponsor may choose to adjust the percentage of NEAR holdings that comprise the Liquidity Reserve. The Trust will disclose on its website the percentage of the Trust’s NEAR that was staked as of the beginning of each trading day. In the unlikely event that the Sponsor ever suspends the Trust’s staking program, the Trust will file a current report on Form 8-K.

The Staking Agent(s) will operate the validators associated with the Trust’s staked NEAR. The Trust will enter into an agreement with each Staking Agent (each, a “Staking Services Agreement”) setting forth the terms of the services provided by the Staking Agent to the Trust in connection with the Trust’s staking activities. In order to preserve and protect the Trust assets and ensure that the validators will properly perform validations the Sponsor will exercise diligence to (i) ensure the performance and reliability of each Staking Agent; (ii) ensure the adequacy of the safety and security policies and procedures of each Staking Agent, and (iii) consider any other factor(s) the Sponsor deems appropriate in making the allocation determination as necessary to achieve its investment objective and preserve and protect the Trust’s assets. The Sponsor may preference the use of Attestant, Ltd., an affiliate of the Sponsor, as Staking Agent. The Trust intends to arrange its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant authority.

Staking provides the Trust with the opportunity to create and earn additional NEAR. The Trust will be entitled to all NEAR generated by the Trust’s staking, after deduction of certain staking-related expenses. This additional NEAR will increase the net assets of the Trust, benefiting Shareholders. Certain of such NEAR may be treated as income to the Trust.

Purchases and Sales of NEAR

When the Trust conducts Cash Creations or Cash Redemptions, it will be responsible for purchasing and selling NEAR. The Trust may also be required to sell NEAR to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor. Under such circumstances, the Sponsor, on behalf of the Trust, will typically seek to buy and sell NEAR at a price as close to the Pricing Benchmark as practical. The NEAR Trading Counterparties will pay their own fees associated with their purchase and sale of NEAR. Such purchase and sale transactions may be conducted pursuant to two models: (i) the “Trust-Directed Trade Model”; and (ii) the “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of NEAR and will only utilize the Agent Execution Model in the event that no NEAR Trading Counterparty (as defined below) is willing or able to effectuate the Trust’s purchase or sale of NEAR.

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring NEAR from a NEAR trading counterparty that has been approved by the Sponsor (each, a “NEAR Trading Counterparty”). As of [_____ __, 2026], [_____, _____ and _____] have been approved as NEAR Trading Counterparties. The Sponsor has entered into contractual agreements with the NEAR Trading Counterparties, and these agreements set forth the general parameters under which a transaction in NEAR will be effectuated, should any transaction with a NEAR Trading Counterparty occur. These agreements do not require the Sponsor to utilize any particular NEAR Trading Counterparty and do not create any contractual obligations on the part of any NEAR Trading Counterparty to participate in cash or in-kind orders for creations or redemptions. All transactions between the Sponsor, on behalf of the Trust, and a NEAR Trading Counterparty will be done on an arm’s-length basis. The Sponsor will not assume the fees of NEAR Trading Counterparties in connection with their purchase and sale of NEAR. The NEAR Trading Counterparties will pay their own fees associated with their purchase and sale of NEAR.

Under the Agent Execution Model, Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent,” which is an affiliate of the NEAR Custodian), acting in an agency capacity, conducts NEAR purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to an agreement (the “Prime Execution Agreement”). To utilize the Agent Execution Model, the Trust may maintain some NEAR or cash in a trading account (the “Trading Balance”) with the Prime Execution Agent. To avoid having to pre-fund purchases or sales of NEAR in connection with cash creations and redemptions and sales of NEAR to pay Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow NEAR or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”).

The CME CF NEAR–Dollar Reference Rate – New York Variant

The Pricing Benchmark was designed to provide a daily, 4:00 p.m. ET reference rate of the U.S. dollar price of one NEAR that may be used to develop financial products. The Pricing Benchmark uses the same methodology as the CME CF NEAR-Dollar Reference Rate (“NRR”), which was designed by the CME Group and CF Benchmarks Ltd. The only material difference between the Pricing Benchmark and the NRR is that the NRR measures the U.S. dollar price of NEAR as of 4:00 p.m. London time and the Pricing Benchmark measures the U.S. dollar price of NEAR as of 4:00 p.m. ET. The CME Group also publishes the CME CF NEAR-Dollar Real Time Index (the “CME NEAR Real Time Price”), which is a continuous measure of the U.S. dollar price of one NEAR calculated once per second. Each of the Pricing Benchmark, the NRR and the CME NEAR Real Time Price is representative of the NEAR trading activity on the Constituent Platforms, which include, as of the date of this Prospectus, Coinbase, Crypto.com and Kraken. For more information on the Pricing Benchmark, NRR and the CME NEAR Real Time Price, see “THE TRUST AND NEAR PRICES” below.

The Trust uses the Pricing Benchmark to calculate its daily NAV and utilizes the CME NEAR Real Time Price to calculate an Indicative Trust Value (the “ITV”). The ITV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. It is calculated by using the prior day’s holdings at close of business and the most recently reported price level of the CME NEAR Real Time Price. The ITV will be disseminated on a per-Share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. to 4:00 p.m. ET.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act (the “DSTA”). The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of _________. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement and the Sponsor Agreement, dated as of ____________, between the Trust and the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on June 4, 2018. Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders do not have any voting rights and take no part in the management or control of, and have no voice in, the Trust’s operations or business. The Trust Agreement and the Sponsor Agreement set forth the terms pursuant to which the Trust is operated, including the amount of the Sponsor Fee and any other fees and expenses charged to the Trust. These agreements may be amended without Shareholder approval. Although not currently intended, such amendments could potentially increase the amount of fees and expenses paid by the Trust. In the event of a material amendment to the Trust Agreement or Sponsor Agreement, including an increase in the Sponsor Fee, Shareholders will be provided notice of such amendment on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC serves as the Sponsor for the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares and will operate the marketing plan of the Trust on an ongoing basis. The Sponsor also oversees the additional service providers of the Trust and exercises managerial control of the Trust as permitted under the Trust Agreement.

The Trustee

CSC Delaware Trust Company serves as the Trustee, as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA.

The Administrator

The Bank of New York Mellon (“BNY Mellon”) serves as the Trust’s administrator (in such capacity, the “Administrator”). Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.

The Transfer Agent

BNY Mellon serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The NEAR Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s NEAR Custodian pursuant to the NEAR Custody Agreement. The NEAR Custodian is a fiduciary under § 100 of the New York Banking Law. Under the NEAR Custody Agreement, the NEAR Custodian is responsible for safekeeping the NEAR owned by the Trust. The NEAR Custodian was selected by the Sponsor. The NEAR Custodian has responsibility for opening the Trust NEAR Accounts and implementing the controls designed by the Sponsor for Trust NEAR Accounts, as well as facilitating the transfer of NEAR required for the operation of the Trust. The NEAR Custodian will also enter into an agreement with the Sponsor to open a custody account to receive payment of the Sponsor Fee (the “Sponsor NEAR Account”).

Pursuant to the terms set forth in the Exchange-Traded Product Staking Addendum to the NEAR Custody Agreement (the “NEAR Staking Custody Agreement”), the Trust will stake some portion of the NEAR held in the Trust NEAR Accounts with the NEAR Custodian.

The NEAR Custodian is a third-party limited-purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The NEAR Custodian has one of the longest track records in the industry of providing custodial services for digital asset private keys. The Sponsor believes that the NEAR Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s NEAR holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys. The Trust NEAR Accounts and Sponsor NEAR Account are segregated accounts and are therefore not commingled with corporate or other customer assets.

The Trust may retain additional NEAR custodians from time to time pursuant to a NEAR custodian agreement to perform certain services that are typical of a NEAR custodian. The Sponsor may, in its sole discretion, add or terminate NEAR custodians at any time.

The Cash Custodian

BNY Mellon also serves as the Cash Custodian pursuant to an agreement between it and the Trust (the “Cash Custody Agreement”). The Cash Custodian is the custodian of the Trust’s cash holdings. The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, creation and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable U.S. Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules and regulations.

Except for the specific, limited circumstance and time in which the Trust is using the Agent Execution Model or when utilizing a Contingent Liquidity Arrangement, the Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. During the specific, limited circumstance and time when the Trust is using the Agent Execution Model or when utilizing a Contingent Liquidity Arrangement, the Trust’s NEAR may be subject to a lien to secure outstanding Trade Credits in favor of the Trade Credit Lender or secure a borrowing undertaken in connection with a Contingent Liquidity Arrangement, as is discussed in further detail below.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of 0.___% per annum of the Trust’s NEAR holdings.

The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods in which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily and will be payable in NEAR monthly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a 0.__% annualized rate to the Trust’s total NEAR holdings, and the amount of NEAR payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark.

The NAV of the Trust is reduced each day by the amount of the Sponsor Fee calculated each day. On or about the last day of each month, an amount of NEAR will be transferred from the Trust NEAR Accounts to the Sponsor NEAR Account equal to the sum of all daily Sponsor Fees accrued for the month in U.S. dollars divided by the Pricing Benchmark on the last day of the month. The Trust is not responsible for paying any fees or costs associated with the transfer of NEAR to the Sponsor. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the Prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, NEAR Custodian, Prime Execution Agent, Marketing Agent, Transfer Agent, and Administrator), exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion based upon prevailing circumstances to assume legal fees and expenses of the Trust in excess of $500,000 per annum. The Sponsor will also pay the costs of the Trust’s organization.

The additional NEAR generated by the Trust’s staking program will be subject to fees shared among the Staking Agent(s), the NEAR Custodian and the Sponsor. The amounts owed or paid to the Staking Agent(s), the NEAR Custodian and the Sponsor are collectively referred to as the “Staking Expenses”. The Staking Expenses will equal [__]% of the amount of the additional NEAR generated by the staking of the Trust’s NEAR. The Staking Expenses will reduce the amount of NEAR generated from the staking of the Trust’s NEAR that is ultimately retained by the Trust. The Trust will ultimately receive approximately [__]% of the NEAR generated by its staking activities. The Trust’s NAV will reflect the amount of NEAR that the Trust is entitled to under its staking program after deduction of all Staking Expenses.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, borrowing or financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the NEAR Protocol, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, NEAR Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. The Administrator and/or the Sponsor will direct the NEAR Custodian to transfer NEAR from the Trust NEAR Accounts to the Sponsor NEAR Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s NEAR as necessary to pay such expenses.

Transfers of NEAR to and from the Trust NEAR Accounts to the NEAR Trading Counterparty are “on-chain” transactions represented on the blockchain. Transfer fees with respect to this on-chain transfer of NEAR will be paid by the NEAR Custodian. The NEAR Custodian will not pay such transfer fees with the Trust’s assets.

Custody of the Trust’s Assets

The Trust’s NEAR Custodian will maintain custody of all of the Trust’s NEAR, other than the Trading Balance with the Prime Execution Agent, which is an affiliate of the NEAR Custodian, in the Trust NEAR Accounts. The Trading Balance will only be used in the limited circumstances in which the Trust is using the Agent Execution Model to effectuate the purchases and sales of NEAR. The NEAR Custodian provides safekeeping of digital assets using a multi-layer cold storage security platform designed to provide offline security of the digital assets held by the NEAR Custodian. However, the NEAR Custodian is not a banking institution or otherwise a member of the FDIC and, therefore, deposits held with or assets held by the NEAR Custodian are not insured by the FDIC. In addition, neither the Trust nor the Sponsor insures the Trust’s NEAR. The NEAR Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (e.g., crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust.

The NEAR in the Trust NEAR Accounts may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the NEAR Custodian:

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Cold Storage: Cold storage in the context of NEAR means keeping the reserve of NEAR offline, which is a widely used security precaution, especially when dealing with a large amount of NEAR. NEAR held under custodianship with the NEAR Custodian will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access NEAR, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the NEAR being stolen. The Sponsor expects that all of the Trust’s NEAR will be held in cold storage of the NEAR Custodian on an ongoing basis. In connection with creations or redemptions, the Trust will, under most circumstances, process redemptions by selling NEAR from the portion of its NEAR held in cold storage.
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Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in NEAR Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the NEAR Custodian’s private keys.

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Whitelisting: Transactions are only sent to vetted, known addresses. The NEAR Custodian’s platform supports pre-approval and test transactions. The NEAR Custodian requires authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custody platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate its request using a two-factor authentication key. A consensus mechanism on the Coinbase Custody platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the NEAR Custodian in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.
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Audit Trails: Audit trails exist for all movement of NEAR within NEAR Custodian-controlled NEAR wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the NEAR Custody Agreement, NEAR held in custody with the NEAR Custodian will be segregated from both the proprietary property of the NEAR Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts.

Under the rare and limited circumstances when the Trust is utilizing the Agent Execution Model to acquire NEAR pursuant to a Cash Creation, a portion of the Trust’s NEAR holdings and cash holdings may be held with the Prime Execution Agent in the Trading Balance. The Trust will only utilize the Agent Execution Model when the Trust-Directed Trading Model is unavailable. Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular NEAR (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the NEAR (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s NEAR (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the NEAR associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell NEAR on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of NEAR that the Prime Execution Agent holds for customers holding similar entitlements as the Trust, which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

To the extent that the Trust engages an additional NEAR Custodian in the future (a “Future NEAR Custodian,” and with Coinbase Custody, the “NEAR Custodians”), other than the NEAR held with the Prime Execution Agent in the Trust’s Trading Balance, the Sponsor will allocate the Trust’s NEAR between the Trust NEAR Accounts at Coinbase Custody and the special account that holds the Trust’s NEAR at the Future NEAR Custodian (the “Future Trust NEAR Accounts,” and with the Trust NEAR Accounts, the “Trust NEAR Accounts”). In selecting a Future NEAR Custodian, the Sponsor, on behalf of the Trust, will consider a number of factors, including, but not limited to, regulatory compliance, operational security, insurance coverage, institutional reputation, and demonstrated experience safely storing large digital asset holdings. In determining the amount and percentage of the Trust’s NEAR to allocate to each Trust NEAR Account, the Sponsor will consider (i) the concentration of the Trust’s NEAR at each NEAR Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each NEAR Custodian, (iii) the insurance policies of each NEAR Custodian, (iv) the fees and expenses associated with the storage of the Trust’s NEAR at each NEAR Custodian, (v) the fees and expenses associated with the transfer to or from the Trust NEAR Accounts at each NEAR Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s NEAR held at either Coinbase Custody or the Future NEAR Custodian, and the Sponsor may change the allocation between the NEAR Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of NEAR between the Trust NEAR Accounts at each NEAR Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of NEAR between the Trust NEAR Accounts at each NEAR Custodian will occur “on-chain” over the NEAR Protocol. On-chain transactions are subject to all of the risks of the NEAR Protocol, including the risk that transactions will be made erroneously, and are generally irreversible.

The Trust relies on the Cash Custodian to hold any cash related to the Cash Creation and Cash Redemption of Shares, purchase or sale of NEAR or held for payment of expenses not assumed by the Sponsor.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation and redemption orders from Authorized Participants.

Plan of Distribution

When the Trust sells or redeems its Shares it will do so in Baskets. The Trust only creates and redeems Baskets in transactions with Authorized Participants that have been pre-approved by the Sponsor. In connection with an order to purchase Shares pursuant to an In-Kind Creation (an “In-Kind Creation Order”), an Authorized Participant shall deliver or cause to be delivered by an Authorized Participant Designee to the NEAR Custodian the amount of NEAR represented by the Basket Amount. In connection with an order to purchase Shares pursuant to a Cash Creation (a “Cash Creation Order,” and, with In-Kind Creation Orders, “Creation Orders”), an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of NEAR as well as the per-order transaction fee. In connection with an order to redeem Shares, an Authorized Participant shall deliver or cause to be delivered to the Trust’s account at the Depository Trust Company (“DTC”) the Basket(s) to be redeemed. To the extent such redemption order indicated that the redemption was to be done as an In-Kind Redemption (an “In-Kind Redemption Order”), the Sponsor shall arrange for a Basket Amount of NEAR to be distributed to a NEAR account designated by the Authorized Participant or Authorized Participant Designee. To the extent such redemption order indicated that the redemption was to be done as a Cash Redemption (a “Cash Redemption Order,” and, with In-Kind Redemption Orders, “Redemption Orders”), the Sponsor shall arrange for the Basket Amount of NEAR to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant. BNY Mellon will facilitate the processing of Creation Orders and Redemption Orders in Baskets from the Trust in its capacity as Transfer Agent and will custody the Trust’s cash holdings in its capacity as Cash Custodian.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Investors who decide to buy or sell Shares will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “NRR.”

Federal Income Tax Considerations

Owners of Shares are treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. They are also viewed as if they directly received a proportionate share of any income of the Trust, or as if they had incurred a proportionate share of the expenses of the Trust. Consequently, each sale of NEAR by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using NEAR to pay expenses of the Trust) constitutes a taxable event to Shareholders. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust in connection with the issuance of Baskets consist of NEAR and cash. In addition, the Trust will receive proceeds derived from its staking program that consist of NEAR. Deposits of NEAR received by the Trust pursuant to an In-Kind Creation are held by the NEAR Custodian on behalf of the Trust until (i) delivered out in connection with an In-Kind Redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash proceeds received by the Trust in connection with Cash Creation Orders will be used to acquire NEAR. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire NEAR, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with Cash Redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Investors may choose to use the Trust as a means of investing indirectly in NEAR. Because the value of the Shares is correlated with the value of the NEAR held by the Trust, it is important to understand the investment attributes of, and the market for, NEAR. As noted, there are significant risks and hazards inherent in the NEAR market that may cause the price of NEAR to widely fluctuate. Investors considering a purchase of Shares should carefully consider how much of their total assets should be exposed to the NEAR market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

In addition, the Trust intends to create and earn additional NEAR through the staking of its NEAR. Staking activities involve certain risks, including the loss of NEAR. None of the Trust’s assets, including any NEAR that is staked, are insured or otherwise protected by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). The NEAR Protocol’s design provides for sanctions, known as a “slashing penalty,” for validator misbehavior, which would result in a portion of their staked NEAR being destroyed or “burned.” A slashing penalty would be imposed if a validator commits malicious acts to produce an invalid block or create an alternative chain. Slashing is not currently enabled on the NEAR mainnet, although it may be enabled in the future. If a validator does not operate efficiently, the Trust may fail to earn some or all of the NEAR that would have otherwise been available as a result of its staking Coinbase Custody’s and the Staking Agent’s liability to the Trust in connection with its actions or performance as the NEAR Custodian and Staking Agent is limited, and Coinbase Custody and the Staking Agent may not maintain sufficient assets or insurance coverage to compensate the Trust for any resulting losses. As a result, there is no guarantee that the Trust would be able to recover any staked NEAR, or the corresponding value thereof, in the event that it becomes subject to validator performance failures or other staking-related losses. Additionally, any staked NEAR will be inaccessible during the unstaking period (expected to be approximately 48 hours under normal market conditions), resulting in certain liquidity risks that the Sponsor will seek to manage.

NEAR is a relatively new technological innovation with a limited history. There is no assurance that usage of the NEAR Protocol or NEAR will continue to grow. A contraction in the use or adoption of NEAR may result in increased volatility or a reduction in the price of NEAR, which could adversely impact the value of the Shares. The ongoing and unlimited issuance of new NEAR may cause the price of NEAR to decline over time. NEAR markets have a limited history, NEAR trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of NEAR and the NEAR Protocol continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of NEAR or otherwise impact the demand for NEAR. Disruptions at digital asset trading platforms could adversely affect the availability of NEAR and the ability of Authorized Participants to purchase or sell NEAR and, therefore, their ability to create and redeem Shares.

Spot markets on which NEAR trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions on NEAR spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of NEAR and the ability of Authorized Participants (as defined below) to purchase or sell NEAR or NEAR derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the NEAR Custodian, could prevent the Trust from accessing its NEAR. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer NEAR in the face of a redemption request and forcing the Trust to consider liquidation.

Custody of digital assets such as NEAR includes unique risks of loss. The loss or destruction of private keys could prevent the Trust from accessing its NEAR. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Similarly, transactions on the NEAR Protocol generally may not be reversed or corrected, meaning that errors in transactions from the Trust NEAR Accounts could result in the loss of all or substantially all of an investment in the Trust.

There is no assurance as to whether the Trust will be profitable or whether the Trust will meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return may not match the performance of the Pricing Benchmark because the Trust incurs operating expenses. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise. As a result, Baskets may be created or redeemed at a U.S. dollar value that differs from the market price of the Shares.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Related to Digital Assets

A determination that NEAR or any other digital asset is offered or sold as a “security” may adversely affect the value of NEAR and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset, including NEAR, may be considered a “security” under U.S. federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Whether a digital asset is a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests.

In March 2026, the SEC issued an interpretive release addressing the application of U.S. federal securities laws to digital assets and transactions involving digital assets. The interpretive release does not supersede or replace the Howey test but rather sets forth how the SEC applies the Howey test to digital assets and transactions involving digital assets. The SEC states within the release that it classifies digital assets into five categories based on their characteristics, uses and functions: (1) digital commodities; (2) digital collectibles; (3) digital tools; (4) stablecoins; and (5) digital securities. The release also stipulates that the SEC believes that digital assets classified as digital commodities, digital collectibles and digital tools are not securities. In the release, the SEC explained that a “digital commodity” generally refers to a digital asset that is intrinsically linked to and derives its value from the programmatic operation of a crypto system that is functional, as well as supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. It further noted that a digital commodity does not have intrinsic economic properties or rights, such as generating passive yield or conveying rights to future income, profits, or assets of a business enterprise or other entity, promisor or obligor. Additionally, the release stated that a digital commodity is necessary to participate in or use certain aspects of an associated functional crypto system. The programmed purpose of a digital commodity is to facilitate and incentivize the validation, ordering and confirmation of transactions on the associated functional crypto system, serve as a mechanism to maintain the functioning and/or security of the associated functional crypto system, and foster network effects. Accordingly, a digital commodity is integral to the operation of the associated functional crypto system. The SEC stated that digital assets classified as digital commodities are not securities because they do not constitute any of the financial instruments enumerated in the definition of “security” because, among other things, they do not represent a digitized form of any such instruments, including investment contracts.

Notwithstanding the foregoing, the release is an interpretive statement of the SEC and does not have the force and effect of law, does not create binding legal rights or obligations, and is not binding on courts or other regulatory authorities. The release also makes clear that the analysis of whether a digital asset or a transaction involving a digital asset constitutes a security remains dependent on the specific facts and circumstances, including the manner in which the asset is offered, sold, or promoted. Accordingly, a digital asset that is not itself a security, including a digital commodity such as NEAR, may nonetheless be offered or sold pursuant to an investment contract, and such transactions would be subject to the federal securities laws.

Accordingly, there can be no assurance that the SEC, a court, or another regulatory authority will not in the future determine that NEAR, or transactions in NEAR, involve a security, including as a result of changes in the characteristics, governance, or decentralization of the NEAR Network, the role or influence of developers, validators, or other ecosystem participants, or the manner in which NEAR is marketed, distributed, or utilized. Any such determination, or any material change in the regulatory framework applicable to digital assets, could have a material adverse effect on the value and liquidity of NEAR and, consequently, the value of the Shares.

If the Sponsor determines that NEAR is a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that NEAR is a security, the Sponsor does not intend to permit the Trust to continue holding NEAR in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act). In determining whether NEAR is a security, the Sponsor does not engage in legal analysis on NEAR nor perform any analysis based upon any legal standard. Instead, the Sponsor reviews the following information to inform its determination: (1) public information to determine if the SEC, any other U.S. regulatory agency or any court has made any statements regarding NEAR, (2) public information regarding how digital asset markets view NEAR, including whether NEAR has been listed on reputable digital asset trading platforms that would have had access to a reasonable amount of information when making their determinations to list NEAR, (3) public information to undertake reasonable diligence into the structure and technology of NEAR, and (4) any other information gained from reputable sources that may impact the Sponsor’s view of NEAR, including a review of any websites associated with NEAR’s development. It is critical to note that such analyses are risk-based judgments made by the Sponsor and not a legal standard or determination binding on any regulatory body or court.

Any enforcement action by the SEC or a state securities regulator asserting that NEAR is a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of NEAR, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is a security by the SEC or another regulatory authority may have similar effects.

If NEAR is found by a court or other regulatory body to be a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court or regulatory body will agree with the Trust’s assessment of NEAR as a non-security.

The trading prices of many digital assets, including NEAR, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of NEAR, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including NEAR, have experienced extreme volatility in recent periods and may continue to do so. For instance, digital asset prices increased significantly during 2019, decreased significantly in the first quarter of 2020 amid broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices, including NEAR, continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021. Digital assets, including NEAR, continued to see steep drawdowns in 2022, and digital asset prices, including NEAR, have continued to fluctuate through 2026. NEAR has exhibited a historical annualized volatility of 118.95% and maximum annual price decrease of 93.73% as of June 29, 2026.

Extreme volatility in the future, including further declines in the trading price of NEAR, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception and a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of NEAR and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of NEAR.

Many digital assets, including NEAR, were only introduced within the past fifteen years, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Many digital assets, including NEAR, were only introduced within the past fifteen years, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development; their dependence on the internet and other technologies; their dependence on the role played by users, developers and validators; and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Digital asset networks, including networks and networks utilizing the NEAR Protocol, are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because NEAR is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise or destruction of the associated private keys could result in permanent loss of the asset.
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Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the NEAR Protocol, would affect the ability to transfer digital assets, including NEAR, and, consequently, a disruption may impact their value.
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Although unlikely, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the NEAR Protocol, could theoretically result in a “fork” in such network’s blockchain, including the NEAR Protocol, resulting in the operation of multiple separate networks.
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Governance of the NEAR Protocol is by voluntary consensus. As a result, there may be a lack of consensus or clarity on the governance of the NEAR Protocol, which may stymie the NEAR Protocol’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the NEAR Protocol, especially long-term problems.
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Many digital asset networks, including the NEAR Protocol, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can be processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the NEAR Protocol and the value of NEAR.
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In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the NEAR Protocol could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the NEAR Protocol or take the Trust’s NEAR, which would adversely affect the value of the Shares. Moreover, functionality of the NEAR Protocol may be negatively affected such that it is no longer attractive to users, thereby dampening demand for NEAR. Even if another digital asset other than NEAR were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including NEAR, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of NEAR.

The first digital asset, bitcoin, was launched in 2009. The NEAR Protocol launched in 2020. In general, digital asset networks, including the NEAR Protocol and other cryptographic and algorithmic protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Applications built on the NEAR Protocol have a limited number of users, and it is uncertain when or if NEAR will achieve mass adoption. As a result, the price of NEAR may be influenced to a significant extent by speculators, thus contributing to price volatility.
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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as NEAR, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of NEAR and withdrawal of assets from the NEAR Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.
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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks. For example, some prominent contributors to many blockchain networks—including NEAR—have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the NEAR Protocol, any exchanges or businesses that facilitate transactions in NEAR may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.
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Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the NEAR Protocol.

The Trust is not actively managed and will not have any formal strategy relating to the development of the NEAR Protocol.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. For example, in June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The Binance Complaint, the Coinbase

Complaint and the Kraken Complaint led to further volatility in digital asset prices. In January 2025, the SEC launched the Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, Coinbase and the SEC entered into a joint stipulation to dismiss the SEC’s lawsuit with prejudice, subject to the court’s approval. Kraken has also announced that it reached an agreement in principle with the SEC to dismiss the SEC’s lawsuit, subject to formal approval by the SEC’s Commissioners. In May 2025, the SEC voluntarily dismissed its lawsuit against Binance. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. On March 17, 2026, the SEC and CFTC, under the leadership of SEC Chairman Paul S. Atkins and CFTC Chairman Michael S. Selig, jointly issued a landmark interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets”. This release supersedes the SEC’s prior 2019 staff-level digital asset framework and is binding on both agencies’ enforcement and supervisory staff. The new interpretation establishes a five-category token taxonomy for crypto assets (digital commodities, digital collectibles, digital tools, stablecoins, and digital securities) and, consistent with prior SEC and CFTC staff statements, confirms that bitcoin is a “digital commodity” and not a security under federal securities laws. As an interpretive release (rather than formal rulemaking under the Administrative Procedure Act), the release does not carry the binding force of a statute or regulation, courts are not required to defer to its conclusions, and it may be modified or withdrawn by a future administration. The final outcome of other investigations or enforcement actions with other digital asset market participants (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants remain uncertain.

The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the FDIC and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including NEAR and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including NEAR, which could have a negative effect on the value of NEAR, which in turn would have a negative effect on the value of the Trust’s Shares. In 2025 and continuing into 2026, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies. The Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”), which was passed by the U.S. House of Representatives with bipartisan support in July 2025 and was approved, in revised form, by the Senate Banking Committee in May 2026, but had not yet passed the full Senate as of the date of this Prospectus, is designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins, delineates the respective jurisdictions of the SEC and the CFTC, and grants the CFTC exclusive authority over “digital commodities” while granting the SEC authority over “digital securities.” It also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security. The Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”) was signed into law in July 2025 and establishes the first federal regulatory framework for the issuance and operation of payment stablecoins. These legislative actions represent significant progress toward a comprehensive regulatory regime for digital assets, though substantial uncertainty remains regarding the implementation and interpretation of these new laws. These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of NEAR, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.cf

Risks Associated with NEAR and the NEAR Protocol

The value of the Shares relates directly to the value of NEAR, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the NEAR held by the Trust and fluctuations in the price of NEAR could adversely affect the value of the Shares. The market price of NEAR may be highly volatile and subject to a number of factors, including:

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the continuous and unlimited issuance of NEAR;
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manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;
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the adoption of NEAR as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the NEAR Protocol;
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forks in the NEAR Protocol;
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investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, NEAR);
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consumer preferences and perceptions of NEAR specifically and digital assets generally;
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fiat currency withdrawal and deposit policies on digital asset trading platforms;
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the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;
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investment and trading activities of large investors that invest directly or indirectly in NEAR;
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a “short squeeze” resulting from speculation on the price of NEAR, if aggregate short exposure exceeds the number of Shares available for purchase;
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a final determination that NEAR is a security or changes in NEAR’s status under the federal securities laws;
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monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of NEAR as a form of payment or the purchase of NEAR on digital asset trading platforms;
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global or regional political, economic or financial conditions, events and situations;
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fees associated with processing a NEAR transaction and the speed at which transactions are settled on the NEAR Protocol;
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interruptions in service from or closures or failures of major digital asset trading platforms;
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decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;
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increased competition from other forms of digital assets or payment services; and
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the Trust’s own acquisitions or dispositions of NEAR, since there is no limit on the number of NEAR that the Trust may acquire.

In addition, there is no assurance that NEAR will maintain its value in the long or intermediate term. In the event that the price of NEAR declines, the Sponsor expects the value of the Shares to decline proportionately. The value of NEAR as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of NEAR has resulted, and may continue to result, in speculation regarding future appreciation in the value of NEAR, inflating and making the value of NEAR more volatile. As a result, NEAR may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.

NEAR is a relatively new technological innovation with a limited operating history.

NEAR has a relatively limited history of existence and operations. NEAR began trading on major global cryptocurrency exchanges – including US exchanges – in October 2020. There is a limited established performance record for the price of NEAR and, in turn, a limited basis for evaluating an investment in NEAR. Although past performance is not necessarily indicative of future results, if NEAR had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Mathematical or technological advances, including developments in quantum computing, could undermine the NEAR Protocol’s consensus mechanism.

The NEAR Protocol relies on cryptographic algorithms for various operations, including address generation, transaction verification and smart contract execution. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the NEAR blockchain. Quantum computing technology is an emerging phenomenon which, because it is still developing, makes it difficult to predict its ultimate effect on the future value of NEAR and other digital assets. However, recent announcements by computer technology companies have suggested that quantum computing technology may be advancing faster than previously anticipated. For example, in February 2025, Microsoft announced its Majorana 1 chip, which is claimed to have the potential to support a one-million-qubit quantum computer. If quantum computing technology is able to advance and significantly increase its capacity relative to the capacity of today’s leading quantum computers, it could potentially undermine the viability of many of the cryptographic algorithms used across the world’s information technology infrastructure, including the cryptographic algorithms used for digital assets like NEAR. If quantum computing is able to advance in that way, there is a risk that quantum computing could result in the cryptography underlying the NEAR Protocol becoming ineffective, which, if realized, could compromise the security of the NEAR Protocol, or allow a malicious actor to compromise the wallets holding NEAR owned by the Trust or others on the NEAR Protocol, which would result in losses to Shareholders. While various actors in the NEAR community are taking steps to enable the uses of cryptographic algorithms that would be resistant to advanced quantum computers, there is no guarantee that new quantum-proof architectures will be built and appropriate transitions will be implemented across the network at scale in a timely manner; any such changes could require the achievement of broad consensus within the NEAR Protocol community and a fork (or multiple forks), and there can be no assurance that such consensus would be achieved or the changes implemented successfully. If any of the foregoing were to occur, it could result in losses to Shareholders. Moreover, normal operations and functionality of the NEAR Protocol may be negatively affected. Such losses of functionality could lead to the NEAR Protocol losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for NEAR. Even if another digital asset other than NEAR were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

NEAR is associated with the development of AI. Volatility in and around the AI space may lead to volatility in NEAR.

NEAR is often closely associated with the development of artificial intelligence (“AI”). The NEAR Foundation, for instance, brands itself as “the home for AI X Web3 Builders,” and the original developers of the NEAR Protocol are highly regarded researchers in the AI space. Like crypto/blockchain, AI is a rapidly emerging technology surrounded by significant excitement. Volatility around expectations for AI may have a downstream effect on NEAR, particularly as they intersect with volatility around the expectations for crypto and blockchain.

A decline in the adoption of NEAR or the NEAR Protocol could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of NEAR and the NEAR Protocol. However, a lack of expansion in usage of NEAR and the NEAR Protocol could adversely affect an investment in Shares.

The further development and acceptance of the NEAR Protocol, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance or usage of the NEAR Protocol may adversely affect the price of NEAR and therefore an investment in the Shares. The further adoption of NEAR may require an accommodating regulatory environment.

The NEAR Protocol is a prominent, but not unique, part of the rapidly growing crypto industry. The growth of this industry is subject to a high degree of uncertainty as new assets and technological innovations continue to develop and evolve.

Today, there is limited use of NEAR and, on a relative basis, speculators make up a significant portion of users. This may contribute to outsized price volatility, which in turn could make NEAR less attractive to developers, merchants or other users and builders. A lack of expansion in the use of NEAR may result in a reduction in the price of NEAR, which could adversely affect an investment in the Trust.

In addition, there is no assurance that NEAR will maintain its value over the long term. The value of NEAR is subject to risks related to its usage. Even if growth in NEAR Protocol’s adoption occurs in the near or medium term, there is no assurance that NEAR usage will continue to grow over the long term. A contraction in use of NEAR may result in increased volatility or a reduction in the price of NEAR, which would adversely impact the value of the Shares.

The unlimited supply of NEAR may negatively impact the long-term value of NEAR, and potentially the integrity of the NEAR Protocol.

Unlike certain other digital assets such as bitcoin or Litecoin, NEAR has an unlimited supply. New NEAR is created every day, and that production has no cap. The unlimited nature of NEAR’s supply may negatively impact the value of NEAR, and therefore of the Trust, as it reduces the scarcity of the asset. Additionally, without continuous net new demand and/or significant use of NEAR to power transactions, the value of NEAR is likely to decline over time as additional NEAR is produced.

The unlimited nature of NEAR supply could negatively impact the adoption of NEAR and the integrity of the NEAR Protocol if it contributes to a decline in the value of NEAR, as that value is part of what incentivizes parties to participate in the NEAR Protocol.

A single party, whether an individual, corporation, or validator, could come to control a significant portion of the NEAR Protocol, and could enact amendments that are deemed undesirable to other users.

The governance of decentralized networks, such as the NEAR Protocol, is by voluntary consensus. As a result, should a single party—whether an individual, corporation, or validator—gain majority control of the network, it may be able to enact changes or amendments to the network that are otherwise undesirable to other participants. Were this to happen, it could harm the value of NEAR and therefore the value of the Trust.

Competition from other digital assets, including existing or future “forks” of the NEAR Protocol, could have a negative impact on the price of NEAR and adversely affect an investment in the Shares.

The NEAR Protocol is built using open-source software, and is therefore easy to copy. If consumers, developers or users come to prefer other protocols over NEAR, or if new assets emerge that imitate or are modeled off of the NEAR Protocol, that could cause the price of NEAR to fall and would affect the value of the Shares.

Even beyond directly similar assets, any new competing digital assets may result in a reduction in demand for NEAR, which could have a negative impact on the price of NEAR and may have a negative impact on the performance of the Trust.

NEAR also faces significant competition from other technologies, including centralized cloud-based solutions and AI applications. There is no guarantee that NEAR will become a dominant platform for applications in the future.

Any name change and any associated rebranding initiative may not be favorably received by the digital asset community, which could negatively impact the value of NEAR and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on NEAR. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand-name recognition or status that is comparable to the recognition or status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of NEAR and the value of the Shares.

Validators may suffer losses due to staking, which could make the NEAR Protocol less attractive.

Validation on the NEAR Protocol requires NEAR to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the NEAR Protocol source code or protocol fails to behave as expected, suffer cybersecurity attacks or hacks, experience security issues or encounter other problems, such assets may be irretrievably lost. The NEAR Protocol imposes’s design provides for sanctions, known as a “slashing penalty,” for validator misbehavior, which would result in a portion of their staked NEAR being destroyed or “burned.” Slashing is not currently enabled on the NEAR mainnet. Today, validators that misbehave, are offline or underperform are not slashed; instead, they forgo staking rewards and may be removed (or “kicked”) from the active validator set. The NEAR community could enable slashing in the future, in which case the Trust’s staked NEAR would be exposed to the slashing penalties described below.

A slashing penalty would be imposed if a validator commits malicious acts to produce an invalid block or create an alternative chain. There are two major types of malicious behavior possible on the NEAR platform: (i) double signing and (ii) invalid chunks. Double signing refers to a validator signing two or more different blocks at the same “block height.” The “block height” of a particular block is defined as the number of blocks preceding it in the blockchain. Malicious validators might double sign because they are trying to execute a chain reorganization which reverts certain transactions (which might allow them to conduct a “double spend” as a result). Non-malicious double signing in a proof-of-stake system can also happen due to a misconfiguration or issue in the software. To balance the risk of accidental slashing, the NEAR Protocol’s design contemplates “progressive slashing.” This means that the portion of stake that is slashed is a multiple of three times the amount of stake that exhibited the double signing behavior during the half-day period (“epoch”) in question. For example, assume a validator has 1% of the total tokens which have been staked in a particular epoch. If the total amount of tokens staked in the epoch is 50,000,000 NEAR, this validator has 500,000 NEAR at stake. If that validator double signs and there are no other double signs, the validator will lose 3% of their stake in that epoch (1% times three), so they will have 485,000 of NEAR returned to them and 15,000 NEAR will be burned. However, if the total amount of stake that double signed within an epoch reaches 33%, the entire stake of all involved parties will be slashed. An invalid chunk occurs when a validator authorizes a chunk with invalid data or computational results. For an invalid chunk (or piece of a block), the full stake of the validator is slashed. This is because an invalid chunk is only possible if the node is actually malicious (e.g., they have modified the code).

Any cybersecurity attacks, security issues, hacks, slashing penalties, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the NEAR Protocol’s adoption or the price of NEAR. Any disruption of validation on the NEAR Protocol could interfere with network operations and cause the NEAR Protocol to be less attractive to users and application developers than competing blockchain networks, which could cause the price of NEAR to decrease.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for NEAR or cause a wider loss of confidence in the NEAR Protocol, either of which could have an adverse impact on the value of NEAR.

Smart contracts are programs running on the NEAR Protocol, Ethereum network and other blockchains that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether and, in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allowed hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and decentralized finance (“DeFi”) protocols, have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. While most smart contracts are run on Ethereum, the NEAR Protocol was designed as an alternative smart contract platform that is also capable of executing Ethereum smart contracts. Accordingly, problems with the development, deployment and operation of smart contracts may have an adverse effect on the value of NEAR.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These super users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits digital assets, and make other changes to the smart contract. Furthermore, in some cases, inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

The NEAR Protocol was designed with the goal of allowing developers and entrepreneurs to easily and sustainably build DeFi applications. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest for the investor based on the rates at which borrowers repay the loan and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally makes adverse changes to a smart contract, the design, functionality, features and value of the smart contract and its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burned or locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, may contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the NEAR Protocol and represent a significant source of demand for NEAR, public confidence in the NEAR Protocol itself could be negatively affected, such sources of demand could diminish, and the value of NEAR could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the NEAR Protocol, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the NEAR Protocol, and their associated digital assets—including the NEAR held by the Trust—have not been tested at scale over as long of a period of time or been subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, could lead to outright failure to function entirely causing a total outage or disruption of network activity, or could cause the blockchains to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

The loss or destruction of a private key required to access NEAR may be irreversible. The NEAR Custodian’s loss of access to a private key associated with the Trust’s NEAR could adversely affect an investment in the Shares.

Transfers of NEAR among users are accomplished via NEAR transactions (i.e., sending NEAR from one user to another). The creation of a NEAR transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular NEAR, the NEAR is inaccessible. The custody of the Trust’s NEAR is handled by the NEAR Custodian, and the transfer of NEAR to and from Authorized Participants is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s NEAR Custodian to safeguard the Trust’s NEAR holdings. If the NEAR Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s NEAR holdings, and the Trust’s private key(s) is(are) lost, destroyed or otherwise compromised and no backup of the private key(s) is(are) accessible, the Trust will be unable to access its NEAR, which could adversely affect an investment in the Shares. In addition, if the Trust’s private key(s) is(are) misappropriated and the Trust’s NEAR holdings are stolen, the Trust could lose some or all of its NEAR holdings, which could adversely impact an investment in the Shares.

Competition from central bank digital currencies and emerging payments initiatives involving financial institutions could adversely affect the value of NEAR and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, NEAR and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, NEAR. As a result of any of the foregoing factors, the value of NEAR could decrease, which could adversely affect an investment in the Trust.

The price of NEAR may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to certain risks that stablecoins pose to the NEAR market. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and may be backed by a fiat currency, such as the U.S. dollar, commodities, such as gold, or other digital assets. Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity could have a dramatic impact on the broader digital asset market, including the market for NEAR. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including NEAR), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the NEAR market, and affect the value of NEAR, and in turn impact an investment in the Shares.

For example, because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Questions about the sufficiency of the backing of certain stablecoins has caused the prices for such stablecoins to fluctuate, which fluctuations may affect the price of NEAR. For example, some have argued that the issuance of Tether has been used to artificially increase demand for digital assets, thereby inflating its price. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the NEAR market. While USDC is designed to maintain a stable value at U.S. $1.00 at all times, on March 10, 2023, the value of USDC fell below U.S. $1.00 for multiple days after Circle Internet

Financial disclosed that U.S. $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for NEAR. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including NEAR), regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from the NEAR Protocol, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the NEAR market, and affect the value of NEAR, and in turn impact an investment in the Shares.

Validators may cease participating in validating if certain jurisdictions limit or otherwise regulate validating activities, which could negatively impact the value of NEAR and the value of the Shares.

Entities or individuals running validators in certain jurisdictions may be limited or prohibited from continuing to run validators as a result of regulation or governmental decree. Validators ceasing operations or participation in the consensus mechanism would make the NEAR Protocol more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process and security of the NEAR Protocol may adversely affect the Trust’s investments in NEAR. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the NEAR Protocol’s functionality, security and overall existence.

Illicit financing risks are present in digital asset markets, including markets for NEAR. The measures that the Trust, the Sponsor, and other Service Providers take to avoid such risks may be insufficient, which could negatively impact the Trust’s ability to operate or adversely impact the value of the Shares.

Although transaction details of peer-to-peer transactions are recorded on the NEAR blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the NEAR blockchain may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump-and-dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset were used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for NEAR. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or their respective affiliates could face civil or criminal liability, fines, penalties or other punishments; be subject to investigation; have their assets frozen; lose access to banking services or services provided by other service providers; or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or could cause losses in value of the Shares.

The Trust and the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know-your-customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough KYC process, such as the Authorized Participants, NEAR Trading Counterparties, Prime Execution Agent and NEAR Custodian.

The Prime Execution Agent and NEAR Custodian must undergo counterparty due diligence by the Sponsor. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust.

Furthermore, Authorized Participants, as broker-dealers, and the Prime Execution Agent and NEAR Custodian, as entities licensed to conduct virtual currency business activity by the New York Department of Financial Services and as limited-purpose trust companies subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Trust will not hold any NEAR except that which has been delivered by approved NEAR Trading Counterparties or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests. Moreover, the Prime Execution Agent has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, including those opened by the Authorized Participants or their agents/partners for purposes of facilitating NEAR deposits to, and withdrawals from, the Trust’s Trading Balance, as required by law.

The Prime Execution Agent and NEAR Custodian have adopted and implemented anti-money laundering and sanctions compliance programs that provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Prime Execution Agent and NEAR Custodian perform screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the NEAR Custodian’s and Prime Execution Agent’s blockchain analytics screening programs, any NEAR that is delivered to the Trust NEAR Accounts or the Trust’s Trading Balance will undergo screening designed to assess whether the origins of that NEAR are illicit.

The Prime Execution Agreement provides, among others, that if the Prime Execution Agent conducts blockchain analytics screening on a NEAR transaction deposited by an Authorized Participant and such screening results in the NEAR transaction being suspected or determined to be in violation of certain applicable sanctions laws, the Prime Execution Agent and its affiliates, including the NEAR Custodian, will (a) block or reject the deposit of such NEAR into the Trust’s Trading Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Trust if any fund movement between an Authorized Participant’s account at the Prime Execution Agent and the Trust’s account(s) involves such NEAR, so long as permitted by applicable law.

However, there is no guarantee that such procedures will always prove to be effective or that the Prime Execution Agent and its affiliates will always perform their obligations. Such screening may also result in the NEAR identified by such screening being blocked or frozen by the Prime Execution Agent, and thus made unavailable to the Trust. Moreover, the Prime Execution Agreement and NEAR Custody Agreement require the Trust to attest that it has performed its own due diligence on the NEAR Trading Counterparties it has contracted with to source NEAR from and has confirmed that the NEAR Trading Counterparties have implemented policies, procedures and controls designed to comply with applicable anti-money laundering and applicable sanctions laws. Although the Sponsor arranges for such diligence to be performed, including by the Trust’s service providers, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. NEAR Trading Counterparties represent to the Sponsor that they conduct due diligence on their own counterparties from whom they source the NEAR they deposit with the Trust, and that they have formed a reasonable belief that such NEAR being transferred by the NEAR Trading Counterparty to the Trust was not derived from, or associated with, unlawful or criminal activity. However, there is the risk that NEAR Trading Counterparties may not conduct sufficient due diligence processes on the sources of their NEAR or that their representations to the Sponsor may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or NEAR Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence proves to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust or the Sponsor under such laws, including governmental fines, penalties and other punishments, as well as potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the NEAR Custodian, under the Prime Execution Agreement and NEAR Custody Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

A temporary or permanent “fork” of the NEAR Protocol could adversely affect the value of the Shares.

A fork in the NEAR Protocol could adversely affect the value of the Shares or the ability of the Trust to operate. A hard fork could also adversely affect the price of NEAR at the time of announcement or adoption, or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. If the hard fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the NEAR Protocol and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and created a new digital asset, Ethereum Classic, as a result of the Ethereum community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as “ETC.” ETC now trades on several digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic, with an unknown impact on assets issued on the Ethereum Blockchain.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum network and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum network trading platforms through at least October 2016. An Ethereum network trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a fracturing of the network. After a hard fork, it may become easier for an individual validator or validating pool’s power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, making it more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of NEAR at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016, to $236.01 on November 7, 2016, in the midst of a broader sell-off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

The only digital asset that will be held by the Trust is NEAR. If NEAR were to fork into two digital assets, the Trust may hold, in addition to its existing NEAR balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving NEAR. Furthermore, the Pricing Benchmark does not track airdrops involving NEAR or the NEAR Protocol. Accordingly, the Trust will disclaim, and the Sponsor will cause the Trust to irrevocably abandon, all rights to digital assets airdropped to holders of NEAR. By investing in the Trust rather than directly in NEAR, you forgo potential economic benefits associated with airdrops. Before the Trust claims any digital asset resulting from a fork in the NEAR Protocol or an airdrop (other than NEAR), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this

Prospectus is a part, and approval of an application by the Exchange to amend its listing rules. If such approvals are not obtained, the Sponsor will cause the Trust to irrevocably abandon such digital asset.

In the event of a hard fork of the NEAR Protocol, the Sponsor will, pursuant to the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the NEAR Protocol, the Sponsor will use its discretion to determine, promptly and in good faith, which digital asset network, among a group of incompatible forks of the NEAR Protocol, is generally accepted as the NEAR Protocol and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of NEAR, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, and validator and community engagement with, the NEAR Protocol, along with market capitalization and trading activity. There is no guarantee that the Sponsor will choose the cryptocurrency that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the NEAR Custodian, security vendors and the Benchmark Provider on what is generally accepted as NEAR and should therefore be considered “NEAR” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the NEAR Protocol, the NEAR Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s NEAR holdings.

In the event of a hard fork of the NEAR Protocol, the NEAR Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer NEAR on the NEAR Custodian’s platform. Such a delay may be intended to permit the NEAR Custodian to assess the resulting versions of the NEAR Protocol, to determine how best to securely “split” the NEAR from the Forked Asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put NEAR Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the NEAR Custodian’s operations are halted.

In addition, any losses experienced by the NEAR Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including NEAR, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Airdrops may be conducted by sending a token to the holders of set amounts of NEAR or to particular public addresses on the NEAR Protocol. Airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. A user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders may not receive the benefits of any forks; the Trust may not choose, or be able, to participate in an airdrop; and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right is known as an “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable and, if possible, immediately, distribute such assets to the Sponsor. Once such assets have been acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition thereof. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

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the availability of a safe and practical way to take custody of the Incidental Right or IR Asset;
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the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceeds the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;
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whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to take custody of and secure such Incidental Right or IR Asset;
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the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and
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whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Right or IR Asset may create legal or regulatory risks, liability or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop on the NEAR Protocol (other than NEAR), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

If a malicious actor obtains control of more than 50% of the validating nodes on the NEAR Protocol, or otherwise obtains control over the NEAR Protocol through its influence over trusted validators or otherwise, such actor could manipulate the NEAR Protocol, which could adversely affect the value of the Shares or the ability of the Trust to operate.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the NEAR Protocol contains certain vulnerabilities. The NEAR Protocol relies on a decentralized network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process. If a malicious actor were able to control more than 50% of the validating nodes on the NEAR Protocol, they would be able to reorder transactions and compromise the blockchain.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attack resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake NEAR Protocol, which could negatively impact the value of NEAR and the value of the Shares.

The NEAR Protocol could also be subject to a “Sybil attack.” A Sybil attack occurs when an individual user creates multiple fake identities and/or wallets in an attempt to extract value or gain inordinate influence over a blockchain. Sybil attacks are particularly common in digital assets when the blockchain is airdropping (or distributing) tokens to early adopters.

The NEAR Protocol is a layer 1 blockchain that utilizes a delegated proof-of-stake consensus mechanism with a sharded architecture. While proof-of-stake networks differ from proof-of-work systems, they are not immune to strategic manipulation by economically motivated participants. One such risk is a selfish chain attack, in which a validator or coordinated group of validators deliberately withholds validated blocks or selectively builds a private fork of the blockchain to gain disproportionate staking rewards or influence consensus outcomes. Although NEAR’s protocol includes mechanisms designed to penalize malicious validators through slashing and incentivize honest participation, a selfish chain attack could still pose meaningful risks that negatively impact the value of NEAR and therefore the Trust. Exploitation of NEAR’s consensus mechanism may prompt a decline in the market value of NEAR and related assets due to reduced investor confidence, adversely affecting the Trust’s performance.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

Also, if a malicious actor discovers a vulnerability in the NEAR Protocol software, the actor could exploit it to disrupt the consensus process or to gain control over it.

Finally, if malicious actors control more than 33% of the validating nodes, they may be able to slow or disrupt the NEAR Protocol.

Spot markets on which NEAR trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Digital asset markets, including spot markets for NEAR, are growing rapidly. The digital asset trading platforms through which NEAR and other digital assets trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of NEAR for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring NEAR from a personal account to a third party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as NEAR on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades and wash trading) may not be available to or employed by digital asset trading platforms or may not exist at all. Consequently, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which NEAR trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the NEAR Protocol and can slow down the mass adoption of NEAR. Further, digital asset trading platform failures or the failure of any other major component of the overall NEAR ecosystem can have an adverse effect on NEAR markets and the price of NEAR, and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of NEAR trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in NEAR generally and result in greater volatility in the market price of NEAR and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a NEAR trading platform may impact the Trust’s ability to determine the value of its NEAR holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

Digital asset trading platforms may be exposed to security breaches.

The nature of the assets held at NEAR trading platforms makes them appealing targets for hackers and a number of NEAR trading platforms have been victims of cybercrimes. Over the past several years, some digital asset trading platforms have been closed due to security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences both for users of digital asset trading platforms and for the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset trading platform. The value of bitcoin and other digital assets immediately decreased by more than 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-e, a now-defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset trading platform, Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platforms, Binance, was hacked, resulting in losses of approximately $40 million. And in February 2025, ByBit, another large digital asset trading platform, was hacked and lost $1.6 billion of customer assets.

Digital asset trading platforms may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the digital asset market generally, including, among others, (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating that asset’s pricing; (3) hacking of a digital asset custody or trading platforms; (4) malicious control of the underlying ledger; (5) trading based on material, nonpublic information (for example, plans of market participants to significantly increase or decrease their holdings in a digital asset, new sources of demand for a digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset trading platforms.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price

Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300 million to $600 million of digital assets were removed from FTX. The full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In February 2025, approximately $1.5 billion of ether was stolen from the Dubai-based Bybit exchange. Bybit claims the hack occurred when the company was making a routine transfer of ether from an offline “cold” wallet to a hot wallet, with attacker suspected to be agents of North Korea exploiting security controls to gain control of the assets.

The potential consequences of a digital asset trading platform’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in NEAR, may adversely impact pricing trends in NEAR markets broadly, as well as an investment in Shares of the Trust.

Digital asset trading platforms may be exposed to wash trading.

Digital asset trading platforms on which NEAR trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the price of NEAR and/or negatively affect the market perception of NEAR.

To the extent that wash trading either occurs or appears to occur on trading platforms on which NEAR trades, investors may develop negative perceptions about NEAR and the digital assets industry more broadly, which could adversely impact the price of NEAR and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms on which NEAR trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulation of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset trading platforms and digital assets more generally.

The market value of NEAR may be subject to momentum pricing, which could result in a reduction in the price of NEAR and adversely affect an investment in the Shares.

The market price of NEAR is not based on any kind of claim, nor is it backed by any physical asset. Instead, the market price depends in part on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market price is the basis for the current (and probable future) volatility of the market price of NEAR and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, NEAR may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of NEAR and, in turn, an investment in the Trust.

The value of NEAR as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of NEAR has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of NEAR, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of digital assets will fall to a fraction of their current value, or even to zero. NEAR has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Political or economic crises may motivate large-scale sales of NEAR, which could result in a reduction in the price of NEAR and adversely affect an investment in the Shares.

Political or economic crises may motivate large-scale acquisitions or sales of NEAR, either globally or locally. Large-scale sales of NEAR would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of NEAR is pseudonymous, and the supply of accessible NEAR is unknown. Entities with substantial holdings in NEAR may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of NEAR and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own NEAR or the quantity of NEAR that is owned by any particular person or entity. It is possible, and in fact reasonably likely, that a small group of early NEAR adopters holds a significant proportion of the NEAR that has been created to date. There are no regulations in place that would prevent a large holder of NEAR from selling NEAR it holds. To the extent such large holders of NEAR engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of NEAR and adversely affect an investment in the Shares.

The irrevocable nature of blockchain-recorded transactions could lead to irreversible losses of the Trust’s assets and adversely affect the value of the Shares.

NEAR transactions recorded on the NEAR Protocol are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the NEAR Protocol’s staking supply. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of NEAR or a theft of NEAR generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s NEAR could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s NEAR through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred NEAR. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A disruption of the internet may affect NEAR Protocol’s operations, which may adversely affect the NEAR industry and an investment in the Trust.

The NEAR Protocol relies on the internet. A significant disruption of internet connectivity could disrupt the NEAR Protocol’s functionality until such disruption is resolved. A disruption in the internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and validators are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the NEAR Protocol, participants may lose faith in the security of NEAR, which could affect NEAR’s value and consequently the value of the Shares.

Any internet failures or internet connectivity-related attacks that impact the ability to transfer NEAR could have a material adverse effect on the price of NEAR and the value of an investment in the Shares.

Potential amendments to the NEAR Protocol’s source code and software could, if accepted and authorized by the NEAR community, adversely affect an investment in the Trust.

The NEAR Protocol uses cryptographic protocols to govern the interactions. Development and maintenance of the source code for the NEAR Protocol is largely driven by a community of developers and contributors. These contributors and developers propose amendments to the NEAR Protocol’s source code that, if accepted by validators and users, could alter the protocols and software of the NEAR Protocol and the properties of NEAR. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new NEAR or changes to the issuance rate for NEAR, which could undermine the appeal and market value of NEAR. Alternatively, software upgrades and other changes to the protocols of the NEAR Protocol could fail to work as intended or could introduce bugs, coding defects or flaws, or security risks, or they could otherwise adversely affect, the speed, security, usability, or value of the NEAR Protocol or NEAR. For example, in August 2024, the NEAR Protocol implemented the “Nightshade 2.0” upgrade, the most significant change to the NEAR Protocol since its mainnet launch, which introduced stateless validation and expanded the network’s sharded architecture, and further sharding-related upgrades are planned. Protocol changes of this magnitude could introduce undiscovered flaws, bugs or vulnerabilities, could fail to function as intended, or could otherwise disrupt the operation of the NEAR Protocol. As a result, the NEAR Protocol could be subject to changes to software in the future that may adversely affect an investment in the Trust.

Decentralized governance of the NEAR Protocol could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the NEAR Protocol, is achieved through voluntary consensus and open competition. In other words, the NEAR Protocol has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect NEAR’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. To the extent lack of clarity in corporate governance of the NEAR Protocol leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

A double-spend event could occur on the NEAR Protocol.

The NEAR Protocol is designed to be resistant to double-spending risks through its consensus mechanism. The consensus protocol ensures that once a transaction is confirmed by a majority of trusted validators, it is difficult to reverse. If the consensus mechanism fails (e.g., due to a significant portion of validators being compromised), conflicting transactions could potentially be validated by different parts of the network. Additionally, if a malicious actor controlled or colluded with a majority of validators, they could attempt to manipulate the ledger to allow a double spend. Additionally, a highly sophisticated network attack that isolates parts of the network could theoretically lead to inconsistent views of the ledger. As a result, NEAR and the value of the Trust would be adversely affected.

Flaws in the source code of the NEAR Protocol or other blockchains could be exploited, which could have a negative impact on the price of NEAR and adversely affect the value of the Shares.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying NEAR could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. In any of these circumstances, a malicious actor may be able to steal NEAR held by others, which could adversely affect the demand for NEAR and therefore adversely impact the price of NEAR and the value of the Shares. Even if a digital asset other than NEAR were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including NEAR, and therefore adversely affect the value of the Shares.

Competition from the emergence or growth of other digital assets or memecoins could have a negative impact on the price of NEAR and adversely affect the value of the Shares.

As of June 4, 2026, NEAR was the 33rd largest digital asset by market capitalization as tracked by CoinGecko. As of June 4, 2026, there were over 17,000 alternative digital assets tracked by CoinGecko, with a total market capitalization of approximately $2.3 trillion (including the approximately $3 billion market cap of NEAR), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. Competition from the emergence or growth of alternative digital assets, including the recent rapid growth in the number of memecoins, could adversely affect the value of the Shares.

Investors may invest in NEAR through means other than the Shares, including through direct investments in NEAR and other potential financial vehicles, possibly including securities backed by or linked to NEAR and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in NEAR directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of NEAR are formed and represent a significant proportion of the demand for NEAR, large creations or redemptions of the securities of these digital asset financial vehicles, or private funds holding NEAR, could negatively affect the Pricing Benchmark, the Trust’s NEAR holdings, the price of the Shares, and the NAV of the Trust.

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded NEAR products. If the SEC were to approve multiple exchange-traded NEAR products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors or other forms of losses to the Shareholders. The Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of NEAR.

Congestion or delay in the NEAR Protocol may delay purchases or sales of NEAR by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the NEAR Protocol. Moreover, unforeseen system failures, disruptions in operations or poor connectivity may also result in delays in the recording of transactions on the NEAR Protocol. Any delay in the NEAR Protocol could affect an Authorized Participant’s ability to buy or sell NEAR at an advantageous price resulting in decreased confidence in NEAR. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, NEAR and the value of the Trust would be adversely affected.

Risks Associated with the Pricing Benchmark, NRR and CME NEAR Real Time Price

The Pricing Benchmark, NRR and CME NEAR Real Time Price each have a limited history.

The Pricing Benchmark was introduced on June 23, 2025 and the NRR and CME NEAR Real Time Price were introduced on June 9, 2025. Each has a limited history and their value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust, the Shareholders or anyone else in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of NEAR in the future. Neither the CME Group nor the Benchmark Provider has any obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Pricing Benchmark or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee.

Although the Pricing Benchmark is intended to accurately capture the market price of NEAR, third parties may be able to purchase and sell NEAR on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of NEAR on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated price of NEAR based on the volume-weighted price of NEAR on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the price of NEAR as represented by the Pricing Benchmark. It is possible that the price of NEAR on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform or from the global market price of NEAR, the price of the Shares may no longer track, whether temporarily or over time, the global market price of NEAR, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of NEAR. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of NEAR, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Pricing Benchmark are digital asset trading venues that facilitate the buying and selling of NEAR and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of NEAR may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of NEAR used in Pricing Benchmark calculations and, therefore, could adversely affect the NEAR price as reflected by the Pricing Benchmark.

The Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Pricing Benchmark, see “THE TRUST AND NEAR PRICES—The CME CF NEAR–Dollar Reference Rate – New York Variant.”

The Pricing Benchmark is based on various inputs which may include price data from various third-party digital asset trading platforms. Neither the CME Group nor the Benchmark Provider guarantees the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Pricing Benchmark to establish its NAV and NAV per Share. In the event that the Pricing Benchmark is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The CME NEAR Real Time Price also has a limited history and shares some of the same structural and methodological features and risks as the Pricing Benchmark. The Trust utilizes the CME NEAR Real Time Price to establish its ITV. While investors are capable of assessing the intra-day movement of the price of the Shares and the NEAR market price of NEAR, Shareholders may use the ITV as a data point in their assessment of the value of the Shares. In the event that the CME NEAR

Real Time Price is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the ITV to Shareholders.

Although the Pricing Benchmark and the CME NEAR Real Time Price are designed to accurately capture the market price of NEAR, third parties may be able to purchase and sell NEAR on public or private markets not included among the Constituent Platforms of the Pricing Benchmark and CME NEAR Real Time Price, and such transactions may take place at prices materially higher or lower than the level of the Pricing Benchmark used to establish the NAV. To the extent such prices differ materially from the level of the Pricing Benchmark used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of NEAR, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmark may be delayed. Errors in Pricing Benchmark data, the Pricing Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate NEAR price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value NEAR, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of NEAR provided by a secondary pricing source (a “Secondary Source”). It is currently expected that the Trust may utilize the Lukka Digital Asset Reference Rate – NEAR (the “Lukka Reference Rate”) as a Secondary Source. If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” NEAR will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of NEAR, the price of the Shares may no longer track, whether temporarily or over time, the global market price of NEAR, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of NEAR. To the extent such prices differ materially from the market price for NEAR, investors may lose confidence in the Shares’ ability to track the market price of NEAR, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” NEAR will be a common occurrence.

The Pricing Benchmark could fail to track the global NEAR price, and a failure of the Pricing Benchmark could adversely affect the value of the Shares.

Although the Pricing Benchmark is intended to accurately capture the market price of NEAR, third parties may be able to purchase and sell NEAR on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of NEAR on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated composite for the price of NEAR based on the volume-weighted price of NEAR on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of NEAR as represented by the Pricing Benchmark. It is possible that the price of NEAR on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform or from the global market price of NEAR, the price of the Shares may no longer track, whether temporarily or over time, the global market price of NEAR, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of NEAR. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of NEAR, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmark and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of NEAR differs materially from the global market price of NEAR and/or that third parties are able to purchase and sell NEAR on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmark price used to calculate the value of the Trust’s NEAR may be volatile, adversely affecting the value of the Shares.

The price of NEAR on public digital asset trading platforms has a limited history, and during this history, NEAR prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmark is designed to limit exposure to the interruption of individual digital asset trading platforms, the Pricing Benchmark price, and the price of NEAR generally, remains subject to volatility experienced by digital asset trading platforms, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmark will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmark, which could skew the price of NEAR as represented by the Pricing Benchmark. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of NEAR and, therefore, could have an adverse effect on the value of the Shares.

The Pricing Benchmark price being used to determine the NAV of the Trust may not be consistent with the U.S. generally accepted accounting principles (“GAAP”). To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmark pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of NEAR as reflected by the Pricing Benchmark. The methodology used to calculate the Pricing Benchmark price to value NEAR in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Pricing Benchmark. Such NAV of the Trust determined using the Pricing Benchmark price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

The value of the Trust’s NEAR holdings may be incorrectly calculated, which could adversely affect the value of the Shares.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of NEAR in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s NEAR holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of NEAR trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of NEAR.

Shareholders also should note that the size of the Trust in terms of total NEAR held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s NEAR holdings or NEAR holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Risks Associated with Staking

Staking may subject the Trust to risks, which in the future may include loss of rewards and operational uncertainties.

The Trust currently intends to stake 100% of its NEAR from a Trust NEAR Account maintained at the NEAR Custodian. When seeking to stake the Trust’s NEAR, the Sponsor will instruct the NEAR Custodian to delegate such NEAR to a validator operated by a Staking Agent for staking. The staked NEAR remains in the custody of the NEAR Custodian, but is locked during the staking process. NEAR staked on the NEAR Protocol remains locked for a period of two to four epochs following unstaking, during which the previously staked NEAR is non-transferable, resulting in certain liquidity risks that the Sponsor will seek to manage pursuant to the Liquidity Policies. On the NEAR Protocol, epochs are targeted to last approximately 12 hours, though actual epoch durations may vary slightly due to validator coordination and other timing effects inherent in the network’s consensus protocol. Staked NEAR may be unstaked at any time, but ceases earning rewards once the unstaking takes effect and cannot be transferred until the unbonding period concludes.

The Trust’s NEAR will remain in the custody of the NEAR Custodian at all times. The Staking Agents will have no ability to withdraw, rehypothecate or otherwise use the Trust’s NEAR. Staking requires that the Trust lock up the staked NEAR and become subject to an unbonding period to unstake the staked NEAR, meaning that the Trust cannot transfer the staked NEAR during the time that the NEAR is staked and during which it is being unbonded. On the NEAR Protocol, there is an unstake period of two to four epochs following unstaking, during which the previously staked NEAR is non-transferable. On the NEAR Protocol, epochs are targeted to last approximately 12 hours, though actual epoch durations may vary slightly due to validator coordination and other timing effects inherent in the network’s consensus protocol.

While staking NEAR offers the potential to derive additional NEAR, it also exposes the Trust to several risks. The NEAR Protocol’s design provides for sanctions, known as a “slashing penalty,” for validator misbehavior, which would result in a portion of their staked NEAR being destroyed or “burned.” A slashing penalty would be imposed if a validator commits malicious acts to produce an invalid block or create an alternative chain. Slashing is not currently enabled on the NEAR mainnet, although it may be enabled in the future. If a validator does not operate efficiently, the Trust may fail to earn some or all of the NEAR that would have otherwise been available as a result of its staking.

Additionally, staking involves operational reliance on the NEAR Custodian and Staking Agents. The Trust relies on the NEAR Custodian to safeguard the Trust’s NEAR and to facilitate staking. The Trust is subject to the risk that the NEAR Custodian may fail to properly perform its obligations, whether due to operational error, systems failure, cybersecurity incident, insolvency, regulatory restriction, or other factors. In addition, the NEAR Custodian’s role in transmitting staking instructions and managing validator credentials creates dependency risk as the Trust cannot independently stake its NEAR without the NEAR Custodian’s cooperation. Any disruption in the NEAR Custodian’s services, including a suspension of staking operations, or mismanagement of validator credentials, could have a material adverse effect on the value of the Trust’s NEAR, the Trust’s ability to meet its investment objective, and the value of the Shares.

The Trust also relies on the Staking Agents to operate validator nodes on the NEAR on behalf of the Trust. The performance and reliability of the validator nodes operated by the Staking Agents directly affects the rewards earned by the Trust’s staking activities. The Trust is dependent on the competence, integrity, and continued service of the Staking Agents, and has limited ability to independently monitor or control their validator operations. Any disruption, negligence, or misconduct by a Staking Agent could materially and adversely affect the value of the Trust’s staked NEAR, the Trust’s ability to achieve its investment objective, and the value of the Shares.

Replacing a Staking Agent or addressing other issues with vendors and service providers could entail significant delay, expense and disruption for the Trust. As a result, if these vendors and service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms of intellectual property agreements or raise their prices, and the Sponsor is unable to replace them with other vendors and service providers, particularly on a timely basis, the Trust’s staking could be interrupted or disrupted, or the Trust could suffer a loss. The NEAR Custodian’s and a Staking Agent’s liability for their performance or misconduct is limited pursuant to the terms of the NEAR Staking Custody Agreement and Staking Services Agreement, as applicable, which could limit the Trust’s recourse.

Further, the Trust’s assets (including any amounts created or earned through staking) are not insured by the FDIC, SIPC or any other governmental or private agency. In the event of a service disruption, or other failure, there can be no guarantee that the Trust will recover any of its staked NEAR, or the corresponding value of such assets. Staking rewards are also subject to fluctuation and may vary depending on network participation rates, protocol-level parameters, validator performance, and other on-chain dynamics beyond the control of the Trust, the Sponsor, the NEAR Custodian or the Staking Agents.

The Trust’s staking could impair its ability to satisfy Redemption Orders on a timely basis.

Under normal circumstances, the Sponsor anticipates that it will engage in staking with respect to all of the Trust’s NEAR, except for during short-term and temporary exigencies described in the section entitled “STAKING.” Accordingly, those staked assets will be subject to the NEAR Protocol’s unstaking period before they can be transferred or sold. When the Trust receives a Redemption Order, the Sponsor will initiate a request to un-stake an amount of staked NEAR sufficient to satisfy the Redemption Order. Once the unstaking period is complete, the Sponsor, on behalf of the Trust, will have complete control over NEAR, including the ability to directly distribute the NEAR in connection with an In-Kind Redemption Order or sell it for cash in connection with a Cash Redemption Order. Under normal market conditions, the unstaking period is expected to be approximately 48 hours. Accordingly, the Trust intends to meet redemptions on a “T+2” basis.

However, there may be circumstances pursuant to which the unstaking period lasts for longer than two days, impairing the Trust’s ability to meet redemption requests on a T+2 basis, meaning that the Trust will not be able to make redemption distributions on the second business day following a properly submitted and accepted Redemption Order, without taking additional action. The risk is especially heightened during periods of heightened market volatility. The NEAR Protocol utilizes what is known as an “epoch-based” staking mechanism. When a user on the NEAR Protocol (such as the Sponsor) initiates a request to un-stake, the request does not take effect immediately. It is queued and only processed at the end of un-staking period, which typically lasts two to four epochs. Each epoch on the NEAR Protocol lasts approximately 12 hours, though actual epoch durations may vary slightly due to validator coordination and other timing effects inherent in the network’s consensus protocol. The Trust’s use of a T+2 settlement period seeks to ensure that under nearly all foreseeable circumstances, it will be able to stake the entirety of its NEAR holdings and still always be able to meet Redemption Orders. However, there may be times when the unstake period could extend beyond two days. This could occur as a result of factors outside of the Trust’s control, such as if the validator that it is utilizing to stake its NEAR is offline, lagging or underperforming and its un-stake request is not processed at the desired time. Additionally, an extended unstaking period could occur during periods of uniquely high transaction volume on the NEAR Protocol or general network instability on the NEAR Protocol. Furthermore, if the NEAR Protocol undergoes a network upgrade, the unstaking period for staked NEAR could extend beyond two days.

For these, or any other reason, the Trust’s NEAR may not become un-staked in a timely enough fashion to satisfy Redemption Orders on a T+2 basis without taking additional action. A circumstance where the Trust was unable to satisfy Redemption Orders could have significant negative consequences for the Trust. Disruptions to the Trust’s creation and redemption mechanism could widen the bid-ask spreads for the Shares or cause Shares to trade at an increased premium or discount to NAV.

Although the Sponsor monitors and manages liquidity risk pursuant to the Liquidity Policies, there remains a possibility that Redemption Orders could exceed the unstaked NEAR available for immediate withdrawal. In such cases, the Sponsor may delay settlement of a Redemption Order (i.e., long settle the Redemption Order) or temporarily suspend the right of redemption entirely. Monitoring and risk management procedures, while designed to mitigate such risks, cannot eliminate them entirely, particularly in the event of extreme or unforeseen market conditions, sudden spikes in Redemption Orders, or operational disruptions. There is no assurance that the Sponsor’s Liquidity Policies will prove successful and that there may be times when the Trust may delay settlement of a Redemption Order or temporarily suspend the right of redemption entirely. While pursuant to the terms of the Authorized Participant Agreements the Trust may have the ability to defer settlement for a certain time if there are insufficient unstaked assets to meet Redemption Orders (long settlement), there can be no assurance that this will be sufficient to meet all Redemption Orders or that the Trust’s contractual long settlement right will be adequate to meet the Trust’s settlement obligation to Authorized Participants. If not, the Trust could be in default to such Authorized Participants. As a result, investors may still face delays or restrictions on redemptions if the volume of requests surpasses the Trust’s available unstaked NEAR, or the Trust could face penalties, costs, damages, or other losses in connection with its settlement obligations to Authorized Participants, which could adversely affect the value or liquidity of, or cause losses in connection with an investment in the Shares. If Authorized Participants are unable to reliably redeem Baskets within the expected timeframe, they may decline to provide such services to the Trust, which would cause additional increases in bid-ask spreads and larger premiums and discounts. Furthermore, the Sponsor and the Trust’s service providers could face reputational and regulatory scrutiny which could ultimately have a negative impact on the Trust. Investors seeking an investment that is not subject to heightened liquidity risk should not purchase Shares.

In order to manage this risk, the Trust has adopted the Liquidity Policies to provide the Sponsor with the means by which to manage the liquidity of the Trust’s assets in times of stress. While the Sponsor believes that the Liquidity Policies provide viable options to protect the Trust, there can be no guarantee that the implementation of the Liquidity Policies will be fully protective of the Trust.

In the event that the Trust is not able to unstake an amount of NEAR sufficient to meet Redemption Orders received by the Trust, pursuant to the Liquidity Policies, the Trust will utilize a Contingent Liquidity Arrangement pursuant to which the Sponsor, on behalf of the Trust, will seek to engage in a transaction with a third-party pursuant to which the Trust will exchange staked NEAR (that will be freely transferable upon completion of unstake period) (“Moderately Liquid NEAR”) for NEAR that is unstaked and freely transferable (“Highly Liquid NEAR”). The Highly Liquid NEAR that the Trust receives in this transaction will be used to satisfy the applicable Redemption Orders. The amount of NEAR sold by the Trust under such circumstances will be the minimum necessary to satisfy the applicable Redemption Orders. Such trades are expected to occur at a spread, requiring the Trust to deliver a greater quantity of Moderately Liquid NEAR in order to receive an equivalent amount of Highly Liquid NEAR.

For additional information on the Liquidity Policies, please see “STAKING – LIQUIDITY POLICIES AND PROCEDURES.”

The treatment of staking under U.S. federal securities laws may be unsettled.

On May 29, 2025, the staff of the SEC’s Division of Corporation Finance issued its “Statement on Protocol Staking Activities” (the “Staking Statement”). The Staking Statement gave the staff’s view regarding staking on networks that use PoS as a consensus mechanism that certain of such activities do not involve the offer and sale of securities within the meaning of the 1933 Act and the Exchange Act. Accordingly, under such an interpretation, the participants of such staking activities do not need to register such transactions with the SEC under the 1933 Act. Immediately following the issuance of the Staking Statement, SEC Commissioner Crenshaw provided a dissenting statement indicating her belief the conclusion expressed in the Staking Statement were erroneous and that certain transactions covered by the Staking Statement do involve the purchase and sale of securities within the meaning of the federal securities laws. Subsequently, on March 17, 2026, the SEC and the CFTC jointly issued an interpretive release, discussed elsewhere in this Prospectus, stating that protocol staking activities do not involve the offer and sale of securities. The release is an interpretive statement, does not have the force and effect of law, is not binding on courts, and may be modified or withdrawn in the future. The Sponsor believes its staking program is of the type described in the Staking Statement and therefore does not involve the purchase and sale of securities. However, if the staff or the SEC were to disagree with the Sponsor’s position, or if the SEC or the staff were to take a position contrary to the views expressed in the Staking Statement, the Trust or its service providers may be deemed to be in violation of the 1933 Act, the Exchange Act, the Investment Company Act or other applicable law.

NEAR staking may result in adverse tax consequences for Shareholders.

The staking of the Trust’s NEAR is expected to result in the Trust obtaining additional NEAR. It is possible that some or all of such obtained NEAR may be treated as ordinary income for tax purposes. To the extent that such NEAR is regarded as ordinary income, an investor in the Shares is expected to experience a taxable event. Thus, the Trust’s participation in NEAR staking could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares.

Risks Associated with Investing in the Trust

The Trust is subject to investment-related risks.

Investing in NEAR and, consequently, the Trust, is speculative. The price of NEAR is volatile, and market movements of NEAR are difficult to predict. Supply-and-demand changes rapidly and are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of NEAR held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

Owning Shares is different from directly owning NEAR.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased NEAR directly. The differences in performance may be due to factors such as fees and transaction costs and proceeds from staking activities. Investors will also forgo certain rights conferred by owning NEAR directly, such as the right to claim airdrops. See “RISK FACTORS—Risks Associated with NEAR and the NEAR Protocol—Shareholders may not receive the benefits of any forks or ‘airdrops.’“

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of NEAR.

The Sponsor does not actively manage the NEAR held by the Trust. This means that the Sponsor does not sell NEAR at times when its price is high, or acquire NEAR at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional NEAR investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the value of NEAR.

The value of the Shares may be influenced by a variety of factors unrelated to the price of NEAR that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following:

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Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of NEAR have been developed specifically for this product;
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The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;
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The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the NEAR Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or
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Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy-enhancing features to the NEAR Protocol may increase the potential for NEAR to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The NAV may not always correspond to the market price of NEAR and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s NEAR holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of NEAR.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although some creations or redemptions may take place in kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of NEAR per Share.

Shareholders also should note that the size of the Trust in terms of total NEAR held may change substantially over time and as Baskets are created and redeemed.

When acquiring NEAR in connection with a Cash Creation Order, it is possible that the Trust will pay a higher price for NEAR than the value ascribed to NEAR by the Pricing Benchmark, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a Cash Creation Order for Baskets on the price the Trust actually paid for the NEAR rather than on the value of NEAR ascribed by the Pricing Benchmark. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time.

The Shares may trade at a discount or premium in the trading price relative to the NAV as a result of non-concurrent trading hours between the Exchange and digital asset trading platforms. Non-concurrent trading hours may also result in the Shares gapping at the open of trading on the Exchange.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various digital asset trading platforms, including the Constituent Platforms of the Pricing Benchmark. Additionally, Shares may be traded at other times and in other venues. While U.S. equity markets are open for trading in the Shares for a limited period each day, the NEAR market is a 24-hour marketplace; however, trading volume and liquidity on the NEAR market are not consistent throughout the day and digital asset trading platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial-of-service attacks and other reasons. As a result, during periods when U.S. equity markets are open but large portions of the NEAR market are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

During periods when U.S. equity markets are closed but digital asset trading platforms are open, significant changes in the price of NEAR could result in a difference in performance between the price of NEAR and the most recent Share price. To the extent that the price of NEAR moves significantly in a negative direction after the close of U.S. equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the price of NEAR drops significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

Additionally, differences between the strike time (4:00 p.m. ET) of the Pricing Benchmark and the time at which the Trust’s shares trade could create a difference between the Trust’s NAV and its market price.

The Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Buying activity associated with purchases of NEAR by the Sponsor, an Authorized Participant or Authorized Participant Designee in connection with Cash Creation Orders may cause the price of NEAR to increase, which will result in higher prices for the Shares. Increases in NEAR prices may also occur as a result of NEAR purchases by other market participants who attempt to benefit from an increase in the market price of NEAR when Baskets are created. The market price of NEAR may therefore decline immediately after Baskets are created.

Selling activity associated with sales of NEAR by the Sponsor, an Authorized Participant or Authorized Participant Designee in connection with Cash Redemption Orders may decrease NEAR prices, which will result in lower prices for the Shares. Decreases in NEAR prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of NEAR by the Sponsor, an Authorized Participant or Authorized Participant Designee and other market participants may have on the price of NEAR, other exchange-traded products or large private investment vehicles with similar investment objectives (if developed) could represent a substantial portion of demand for NEAR at any given time and the sales and purchases by such investment vehicles may impact the price of NEAR. If the price of NEAR declines, the trading price of the Shares will generally also decline.

Redemption Liquidity Risk.

Although the Sponsor monitors and manages liquidity risk pursuant to the Liquidity Policies, there remains a possibility that Redemption Orders could exceed the unstaked NEAR available for immediate withdrawal. In such cases, the Sponsor may delay settlement of a Redemption Order (i.e., long settle the Redemption Order) or temporarily suspend the right of redemption entirely. Monitoring and risk management procedures, while designed to mitigate such risks, cannot eliminate them entirely, particularly in the event of extreme or unforeseen market conditions, sudden spikes in Redemption Orders, or operational disruptions. There is no assurance that the Sponsor’s Liquidity Policies will prove successful and that there may be times when the Trust may delay settlement of a Redemption Order or temporarily suspend the right of redemption entirely. While pursuant to the terms of the Authorized Participant Agreements the Trust may have the ability to defer settlement for a certain time if there are insufficient unstaked assets to meet Redemption Orders (long settlement), there can be no assurance that this will be sufficient to meet all Redemption Orders or that the Trust’s contractual long settlement right will be adequate to meet the Trust’s settlement obligation to Authorized Participants. If not, the Trust could be in default to such Authorized Participants. As a result, investors may still face delays or restrictions on redemptions if the volume of requests surpasses the Trust’s available unstaked NEAR, or the Trust could face penalties, costs, damages, or other losses in connection with its settlement obligations to Authorized Participants, which could adversely affect the value or liquidity of, or cause losses in connection with an investment in the Shares. If Authorized Participants are unable to reliably redeem Baskets within the expected timeframe, they may decline to provide such services to the Trust, which would cause additional increases in bid-ask spreads and larger premiums and discounts. Furthermore, the Sponsor and the Trust’s service providers could face reputational and regulatory scrutiny which could ultimately have a negative impact on the Trust. Investors seeking an investment that is not subject to heightened liquidity risk should not purchase Shares.

The inability of Authorized Participants and market makers to hedge their NEAR exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Creation Orders and Redemption Orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient NEAR liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of NEAR, wide spreads between prices quoted on different NEAR trading platforms, the closing of NEAR trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to NEAR may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of NEAR may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of NEAR to and by the NEAR Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of NEAR, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent, NEAR Custodian, an Authorized Participant or Authorized Participant Designee, the closing of NEAR trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the NEAR Protocol, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to create or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying NEAR may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the NEAR Protocol, the processing of transactions on the NEAR Protocol may be disrupted, which in turn may prevent NEAR Trading Counterparties, Authorized Participants, Authorized Participant Designees or other market participants from depositing or withdrawing NEAR from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of NEAR and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for NEAR should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering NEAR in return for Baskets, the price of Shares may diverge from the value of NEAR.

Investors may be adversely affected by Creation Orders or Redemption Orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or creation settlement date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a Creation Order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, NEAR Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the NEAR Protocol, hacking, cybersecurity breach, or power, internet, or NEAR Protocol outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of NEAR or the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying NEAR.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s NEAR investments may be valued using techniques other than reliance on the price established by the Pricing Benchmark. The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. The value of NEAR or other digital asset investments valued using techniques other than those employed by the Pricing Benchmark, including “fair valuation measures,” may differ from the value of NEAR determined by reference to the Pricing Benchmark.

If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate NEAR price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value NEAR, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of NEAR provided by a Secondary Source. If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” NEAR will be a common occurrence.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “MANAGEMENT; VOTING BY SHAREHOLDERS.”

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the Prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: NEAR. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with NEAR. By concentrating its investment strategy solely on NEAR, any losses suffered as a result of a decrease in the price of NEAR can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing NEAR or other digital asset, commodity or currency exposure or to speculate on the price of NEAR. Speculation on the price of NEAR may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of NEAR.

As the Sponsor and its management have a limited history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no history of past performance in managing a NEAR exchange-traded product, which is a novel type of investment product. In addition, the Sponsor is not, and the Sponsor believes it is not required to be, registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) or a commodity pool operator or commodity trading adviser under the Commodity Exchange Act. The past performance of the Sponsor’s management in other positions is an imperfect indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the NEAR Protocol, thefts can be difficult to trace, which may make NEAR a particularly attractive target for theft. Cybersecurity failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Transfer Agent, the Marketing Agent, the Administrator, the Cash Custodian, the NEAR Custodian or an Authorized Participant) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of the internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cybersecurity breaches of those technological or information systems. The Sponsor believes that the Trust’s NEAR held in the Trust NEAR Accounts at the NEAR Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s NEAR and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, Sponsor, NEAR Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s NEAR may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, cold storage, multiple encrypted private key “shards,” and other measures, are reasonably designed to safeguard the Trust’s NEAR. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the NEAR Custodian’s or Prime Execution Agent’s operations or implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance at the Prime Execution Agent, are held on an omnibus rather than segregated basis, which creates greater risk of loss.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, Prime Execution Agent, NEAR Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust NEAR Accounts with the NEAR Custodian or the Trust’s Trading Balance with the Prime Execution Agent, the private keys (and therefore NEAR) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, NEAR Custodian, Prime Execution Agent or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, NEAR Custodian or Prime Execution Agent may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust NEAR Accounts with the NEAR Custodian or the Trust’s Trading Balance with the Prime Execution Agent could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyberattacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of NEAR are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the NEAR Custodian and Prime Execution Agent have limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the NEAR Custodian’s or Prime Execution Agent’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s NEAR. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s NEAR.

The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Sponsor believes that the security procedures that the Sponsor, NEAR Custodian and Prime Execution Agent utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s NEAR from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor, NEAR Custodian and Prime Execution Agent employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor, NEAR Custodian and Prime Execution Agent are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s NEAR and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. If the SEC were to approve multiple applications for exchange-traded NEAR products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. For exchange-traded products similar to the Trust, there have been significant “first-mover” advantages in terms of asset gathering, trading volume and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods. In the event that the SEC were to approve other exchange-traded NEAR products prior to approving the Trust, the Trust could be significantly negatively affected.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of NEAR.

In addition, the Trust will compete with direct investments in NEAR, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Trust.

To the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares are expected to be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

NEAR is a novel asset with a very limited trading history. Therefore, the markets for NEAR may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities or more well-known digital assets such as bitcoin or ether. As of June 15, 2026, the market capitalization of NEAR was $3.1 billion and NEAR had an average daily trading volume of $272 million over the past year. Comparatively, bitcoin had a market capitalization of $1.3 trillion and an average daily trading volume of $45 billion and ether had a market capitalization of $216.6 billion and an average daily trading volume of $25 billion. Both bitcoin and ether are held by exchange-traded products with a structure substantially similar to the Trust.

It may be difficult to execute a NEAR trade at a specific price when there is a relatively small volume of buy and sell orders in the NEAR market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its NEAR. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in NEAR, which is highly concentrated.

The Trust’s NEAR may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s NEAR could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the NEAR Custodian or Prime Execution Agent associated with Trust’s NEAR. The Sponsor believes that the NEAR Custodian’s and Prime Execution Agent’s operations are an appealing target to hackers or malware distributors seeking to destroy, damage or steal NEAR or private keys. Although the NEAR Custodian and Prime Execution Agent use multiple means and layers of security to minimize the risk of loss, damage and theft, neither the NEAR Custodian, the Prime Execution Agent nor the Sponsor can guarantee that such security will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Trust’s NEAR could also be restricted by natural events (such as an earthquake or flood), human actions (such as a terrorist attack) or security or compliance measures (such as in response to a hard fork). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Several factors may affect the Trust’s ability to achieve its investment objectives on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objectives include: (1) the Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s ability to purchase and sell NEAR in an efficient manner to effectuate Creation Orders and Redemption Orders; (2) transaction fees associated with the NEAR Protocol; (3) the NEAR market becoming illiquid or disrupted; (4) the Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which NEAR trades, resulting in the inability of the Authorized Participants to execute intended portfolio transactions; (7) operational or methodological issues with the Pricing Benchmark that result in the benchmark used by the Trust not accurately representing the true value of the Trust’s NEAR holdings; and (8) accounting standards.

The amount of NEAR represented by a Share will decline over time.

The amount of NEAR represented by a Share will continue to be reduced during the life of the Trust due to the transfer of the Trust’s NEAR to pay the Sponsor Fee and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of NEAR. In addition, in the very rare event that Trade Credits (as defined below) are utilized in connection with the payment of Trust expenses not assumed by the Sponsor, any interest payable on the Trade Credits will be the responsibility of the Trust.

Each outstanding Share represents a unit of undivided beneficial ownership of the Trust. The Trust does not generate any income and transfers NEAR to pay the Sponsor Fee, and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. Therefore, the amount of NEAR represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of NEAR or cash used to acquire NEAR over time, as the amount of NEAR required to create Shares proportionally reflects the amount of NEAR represented by the Shares outstanding at the time of such Basket being created. Assuming a constant NEAR price, the trading price of the Shares is expected to gradually decline relative to the price of NEAR as the amount of NEAR represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of NEAR represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of NEAR.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor Fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See “ADDITIONAL INFORMATION ABOUT THE TRUST—The Trust’s Fees and Expenses.” Extraordinary, non-recurring expenses that are not assumed by the Sponsor are borne by the Trust and paid through the sale of the Trust’s NEAR. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, the Administrator, the Transfer Agent, the NEAR Custodian, the Prime Execution Agent or the Cash Custodian.

Under the Trust Agreement and the Trust’s service provider agreements, each of the Trustee, Administrator, Transfer Agent, NEAR Custodian, Prime Execution Agent, Cash Custodian and Sponsor has a right to be indemnified by the Trust for any liability or expense it incurs, subject to certain exceptions. Therefore, the Trustee, Administrator, Transfer Agent, NEAR Custodian, Prime Execution Agent, Cash Custodian or Sponsor may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net assets of the Trust and the NAV.

Unforeseeable risks.

NEAR launched relatively recently and there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the NEAR market, including advancements in the underlying technology, changes to NEAR may expose investors in the Trust to additional risks that are impossible to predict.

Regulatory Risk

Regulatory Risk.

As NEAR and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. The SEC had charged certain large U.S. digital asset trading platforms of supporting trading and settlement of securities in violation of the U.S. federal securities laws. Specifically, the SEC alleged that these exchanges were operating as unregistered securities exchanges, brokers and clearing agencies. For example, on June 5, 2023, the SEC filed lawsuits against cryptocurrency exchanges Coinbase and Binance alleging, among other things, their operation of an unlicensed securities exchange. As discussed elsewhere in this Prospectus, those enforcement actions were dismissed or withdrawn in 2025 following a change in the SEC’s approach to digital asset regulation. The U.S. Congress has also been active in addressing market structure issues relating to digital assets and stablecoins, enacting the GENIUS Act in July 2025 and continuing to consider the CLARITY Act. The outcome of pending legislation, and the manner in which regulators implement recently adopted frameworks, remain highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Although neither the SEC nor the CFTC has exerted direct authority over NEAR or NEAR spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts the price of digital assets, including NEAR.

In August 2021, the previous chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and NEAR held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of NEAR or any other digital asset as a “security” or how NEAR or the Trust would be treated under any new or revised regulatory framework.

In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain digital asset-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remained an examination priority for 2024. In particular, the Division of Examinations stated it intended to focus its examinations on the offer, sale, recommendation of, advice regarding, trading in, and other activities in crypto assets or related products.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether NEAR that has been associated with such addresses in the past can be easily resolved. These “tainted” digital assets may trade at a substantial discount to untainted digital assets. Reduced fungibility in the NEAR markets may reduce the liquidity of NEAR and therefore adversely affect its price.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of

Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of NEAR and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of December 31, 2025, only California, Louisiana and Rhode Island have adopted the model law, while Iowa has introduced the model law. It is still unclear, however, how many states will ultimately adopt some or all of the model legislation.

In 2025, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies, culminating in the consideration of two landmark bills: the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) and the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These legislative actions represent the first comprehensive federal frameworks for the regulation of digital assets and stablecoins in the United States.

The CLARITY Act, which was passed by the House of Representatives in July 2025 and approved, in revised form, by the Senate Banking Committee in May 2026, but awaits consideration by the full Senate, was designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins. It delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities.” The CLARITY Act also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

In addition, the CLARITY Act imposes registration requirements and operational standards for digital asset intermediaries, including exchanges, brokers, and dealers. It mandates consumer protection measures, anti- money laundering (AML) and countering the financing of terrorism (CFT) compliance, and enhanced disclosure obligations. The Act aims to foster innovation while providing market participants with greater regulatory certainty and aligning U.S. policy with emerging international standards.

The GENIUS Act, signed into law in July 2025, establishes the first federal regulatory framework for the issuance and operation of payment stablecoins—digital assets designed to maintain a stable value relative to a fiat currency, such as the U.S. dollar. The GENIUS Act requires that all payment stablecoins be fully backed on a one-to-one basis by high-quality liquid assets, such as U.S. dollars or short-term U.S. Treasury securities, and subjects issuers to rigorous reserve, audit, and disclosure requirements.

The GENIUS Act introduces a dual licensing regime, allowing stablecoin issuers to operate under either federal or state regulatory oversight, provided that state regimes are “substantially similar” to federal standards. Issuers with more than $10 billion in outstanding stablecoins must obtain a federal license. The GENIUS Act also imposes strict AML, sanctions compliance, and consumer protection obligations, including prioritizing stablecoin holders’ claims in the event of issuer insolvency. Notably, the Act prohibits non-financial public companies from issuing stablecoins without special approval and restricts the payment of interest or yield on stablecoins.

These legislative efforts were accompanied by additional measures, such as the Anti-CBDC Surveillance State Act, which prohibits the Federal Reserve from issuing a retail central bank digital currency without congressional authorization. While the CLARITY Act and the GENIUS Act represent significant progress toward a comprehensive regulatory regime for digital assets, substantial uncertainty remains regarding the implementation and interpretation of these new laws. The effectiveness of these frameworks will depend on subsequent rulemaking by federal and state regulators, interagency coordination, and the evolving approach to enforcement. Market participants may face transitional risks as regulatory standards are developed and applied, and there is potential for further legislative or regulatory changes as the digital asset ecosystem continues to evolve.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and NEAR, specifically.

NEAR’s status as a “security” under U.S. federal securities laws remains unsettled.

If NEAR is determined to be offered or sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for NEAR as a digital asset and the Trust. The Trust could be considered an unregistered “investment company” under SEC rules, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

It may also become more difficult for NEAR to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of NEAR and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be offered or sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for NEAR as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, digital asset trading platforms that feature digital assets that are determined to be offered or sold as securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of NEAR markets. As such, any determination that NEAR or any other digital asset is a security under federal or state securities laws may adversely affect the value of NEAR and, as a result, the value of the Shares.

To the extent that NEAR is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s NEAR at a time that is disadvantageous to Shareholders.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of NEAR and related products and services continues to evolve, may take many different forms and will, therefore, impact NEAR and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for NEAR businesses to provide services, which may impede the growth of the NEAR economy and have an adverse effect on consumer adoption of NEAR. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of NEAR’s status as not being a security, changes to regulations surrounding NEAR futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over NEAR, the NEAR Protocol, NEAR trading, or related activities impacting other parts of the digital asset market, may adversely impact NEAR and therefore may have an adverse effect on the value of your investment in the Trust.

NEAR and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including NEAR. The effect of any existing regulation or future regulatory change on the Trust or NEAR is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect NEAR, particularly with respect to NEAR spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. For example, the European Union’s Markets in Crypto-Assets Regulation (“MiCA”), which became fully applicable to crypto-asset service providers in December 2024, imposes authorization, disclosure, custody, market-abuse and other requirements on crypto-asset service providers operating in the European Union, and compliance with MiCA may increase costs for, or limit the activities of, trading venues and other service providers relevant to the NEAR market. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of NEAR by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of digital assets, including NEAR, and, in turn, the value of the Shares.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or commodity pools under the Commodity Exchange Act.

The Investment Company Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the Investment Company Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the Investment Company Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the Investment Company Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the implementation of an anti-money laundering program, the submission of certain reports to FinCEN and the maintenance of certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

It may be illegal now, or in the future, to acquire, own, hold, sell or use NEAR in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently NEAR is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use NEAR or to exchange NEAR for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

It is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of NEAR or the sale of NEAR to pay Trust expenses or facilitate redemption transactions. Shareholders receiving a redemption in-kind will not generally be taxed on the distribution in-kind. Sales of NEAR to fund cash redemptions are expected to result in gains and losses, with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the NEAR and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the NEAR held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in-kind will not generally be taxable on the distribution in-kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

In order to qualify as a grantor trust, the Trust must not be in a trade or business and no person may have a power to vary the investment of the Shareholders to take advantage of market fluctuations. The IRS has generally classified digital assets as “property”, so the mere holding of digital assets would not raise issues in regard to grantor trust classification. However, the Trust will expand and contract over time with creations and redemptions of Baskets by Authorized Participants. The Trust is relying on informal guidance from the IRS that receipt of contributions in cash do not create a power to vary if they are required to be immediately converted into the assets identical to those already held by the Trust. The receipt of Incidental Rights and IR Assets also create a potential issue because the Trust may from time to time be granted property that the Trust did not voluntarily acquire. Again, the Trust is relying on informal guidance from the IRS that acquiring different property without choosing to acquire the different property is not itself a power to vary. Further, as described in “Incidental Rights and IR Assets” below, the Trust expressly disclaims all ownership of the Incidental Rights and IR Assets, will not include those rights in computing its NAV, and will cause such rights to be distributed to the Sponsor as soon as reasonably practicable.

On November 10, 2025, the IRS released Revenue Procedure 2025-31, which provides a safe harbor under which a widely held fixed investment trust may stake digital assets without preventing the trust from qualifying as an investment trust under Treasury Regulation Section 301.7701-4 and as a grantor trust under Sections 671 et seq. of the Code, provided that fourteen separate requirements are met. Revenue Procedure 2025-31 states that no inferences should be drawn as to any Federal income tax consequences not expressly addressed in Revenue Procedure 2025-31, including with respect to whether income attributable to staking would be treated as income effectively connected with the conduct of a trade or business within the United States or as unrelated business taxable income. To the extent that any future staking by the Trust does not comply with all of the requirements of the Revenue Procedure, the safe harbor would not be available to assure the Trust’s status as a grantor trust. There can be no assurance that any future staking by the Trust will comply with Revenue Procedure 2025-31. Accordingly, the Trust may rely on principles of underlying law in respect of grantor trusts that hold other assets, such as rental real estate and securities, which conclude that limited or ministerial actions with respect to the Trust corpus does not represent a power to vary the investment of the Trust certificate holders. Further, the Trust has arranged its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant legal authority. However, there can be no assurance that in the event the safe harbor’s requirements are not met the IRS will not take a contrary view or that any such contrary view would not be sustained by a Court if challenged.

If the Trust is incorrect in its interpretation of authority, the Trust could be classified either as a partnership or as an association taxable as a corporation. If the Trust is classified as a partnership, the Trust would not generally be taxable at the Trust level, but would be required to issue Form K-1s to the Shareholders. If the Trust is classified as an association taxable as a corporation, the Trust will be subject to corporate tax at the Trust level, and the Shareholder’s return on investment may be reduced.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of NEAR (including deemed sales of NEAR as a result of the Trust using NEAR to pay its expenses, including the Sponsor Fee) that is otherwise not associated with a distribution to Shareholders, or in connection with the receipt of cash from the Sponsor in connection with the Sponsor’s sale of Incidental Right(s) and/or IR Asset(s). Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of NEAR and transactions involving NEAR for U.S. federal income tax purposes may change.

The tax treatment of digital assets is still evolving and subject to change. Current IRS guidance indicates that NEAR should be treated as property for federal income tax purposes. Such guidance allows transactions in NEAR to qualify for beneficial capital gains treatment. However, because NEAR is a new technological innovation, the U.S. federal income tax treatment of an investment in NEAR or in transactions relating to investments in NEAR, including without limitation the tax treatment of a fork or airdrop, may evolve and change from those described in this Prospectus, possibly with retroactive effect. For example, current guidance indicates that digital asset currencies are neither collectibles nor currencies for the purposes of determining the applicable tax rate; however, this guidance could change, and if it were determined that digital assets were collectibles or a currency, the tax rate incurred by investors would be higher. Additional disclosure requirements may also apply to an investment in digital assets. Investors should consult their individual tax advisers to determine if such disclosure requirements apply to them.

Any change in the U.S. federal income tax treatment of NEAR may have a negative effect on the price of NEAR and may adversely affect the value of the Shares. Whether any additional guidance will adversely affect the U.S. federal income tax treatment of an investment in NEAR or in transactions relating to investments in NEAR is unknown. There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Rulings & FAQs.

The tax treatment of NEAR and transactions involving NEAR for state and local tax purposes is not settled.

Because NEAR is a new technological innovation, the tax treatment of NEAR for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of NEAR for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of NEAR may have negative consequences, including the imposition of a greater tax burden on investors in NEAR or the imposition of a greater cost on the acquisition and disposition of NEAR generally. Any such treatment may have a negative effect on the price of NEAR and may adversely affect the value of the Shares.

A “fork” of the NEAR Protocol or an airdrop could result in Shareholders incurring a tax liability.

If a fork occurs in the NEAR Protocol, the Trust Agreement requires that the Sponsor analyze the transaction according to several criteria and promptly determine which digital asset network is generally accepted as the NEAR Protocol and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of NEAR, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the NEAR Protocol. The outcome of such determination shall determine which asset is “NEAR” and which is the Forked Asset, an IR Asset. Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets, including Forked Assets. Such assets are not considered assets of the Trust at any point in time. Once it has been determined by the Sponsor which asset is NEAR and which is the Forked Asset, the Sponsor will, as soon as practicable, and, if possible, immediately, distribute the Forked Asset to the Sponsor. Once acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition of such asset. In the event that the Sponsor decides to sell the Forked Asset, it will seek to do so for cash. This may be a sale of the Forked Asset directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. The receipt of cash in connection with this distribution may cause Shareholders to incur a U.S. federal, state, local or foreign tax liability. In addition, the IRS may not accept the Trust’s position that disclaimed Incidental Rights or IR Assets do not represent a taxable incident. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Under the IRS guidance on digital assets, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

U.S. tax law does not specify whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) may withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment of the Shareholders to take advantage of market fluctuations. Thus, the Trust may be required to hold when an actively managed fund would sell. The Trust may be required to distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, the Trust, as a fund treated as a grantor trust, will not be permitted to participate in trading or lending activity. This means that the returns of the Trust may be less than a successfully actively managed fund.

WHFIT reporting risks.

In general, the widely held fixed investment trust (“WHFIT”) regulations require asset-by-asset reporting. This can result in large and complex information statements to Shareholders. To qualify for certain simplified reporting rules under the WHFIT regulations, the Trust intends to manage its annual expenses and sales proceeds (other than proceeds from pro rata sales to fund redemptions) to no more than five percent of the net asset value of the Trust. However, the Trust is not required to meet this limitation. If the Trust were to fail the five percent test, the general asset-by-asset rules would apply, and the information statements given to Shareholders would be complex.

In the final year of the Trust, it would not be unusual for expenses and sales proceeds and to exceed five percent of the Trust’s net asset value. The WHFIT regulations provide a special exception to the five percent test in the final year of the Trust. To meet this exception, Shareholders receiving a distribution in kind on the termination of the Trust would be required to be treated as exchanging their Shares for cash. The Trust currently has no scheduled termination date.

Other Risks

As a new fund, there is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

As a new fund, there can be no assurance that the Trust will grow to or maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s NEAR at a time that is disadvantageous to an investor in the Shares. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of NEAR.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the price of NEAR is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s NEAR is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the price of NEAR were higher at the time of sale. See “ADDITIONAL INFORMATION ABOUT THE TRUST—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or Shareholders.

The Exchange on which the Shares are listed may halt trading in the Shares, which would adversely impact an investor’s ability to sell Shares.

The Shares are listed for trading on the Exchange under the market symbol “NRR.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Shares withdraw or “step away” from participation in the creation or redemption of Shares, the liquidity of Shares will likely decrease, which could adversely affect the market price of Shares and result in investors incurring a loss on their investment.

The market infrastructure of the NEAR spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

NEAR is extremely volatile, and concerns exist about the stability, reliability and robustness of many digital asset trading platforms where NEAR trades. In a highly volatile market, or if one or more digital asset trading platforms supporting the NEAR market face an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Digital asset trading platforms are not subject to the same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for NEAR occurs on multiple digital asset trading platforms that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these digital asset trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the NAV.

The Authorized Participants may serve in such capacity for several competing exchange-traded NEAR products, which could adversely affect the market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants may in the future serve as authorized participants or market makers for one or more exchange-traded NEAR products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s NEAR (i.e., at a greater premium or discount to the Trust’s NAV).

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Conducting creations and redemptions for cash has drawbacks.

The Trust may conduct some or all of its creations and redemptions for cash, rather than in-kind. The use of Cash Creations and Cash Redemptions may cause Shares to trade in the market at greater bid-ask spreads or greater premiums or discounts to their NAV per Share. The use of cash for redemptions will also limit the tax efficiency of the Trust. Additionally, the Trust’s need to purchase NEAR in connection with Creation Orders introduces the possibility that the Trust will pay a higher price for NEAR than the value ascribed to NEAR by the Pricing Benchmark, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a Cash Creation Order for Baskets on the price the Trust actually paid for the NEAR rather than on the value of NEAR ascribed by the Pricing Benchmark. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time. The Trust will also incur transaction costs it would not otherwise have incurred if it received and distributed NEAR in-kind and was not required to purchase and sell NEAR in connection with Cash Creation Orders and Cash Redemption Orders.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.

The Trust operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.

In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties. Conflicts of interest may arise as a result of:

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Sponsor and its affiliates will be indemnified pursuant to the Trust Agreement;
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The Sponsor’s allocation of resources (including the time and attention of management and business development) among different clients and potential future business ventures, to each of which they may owe fiduciary duties, the determination of which is the responsibility of the Sponsor and its affiliates;
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The staff of the Sponsor may also directly or indirectly serve affiliates and clients of the Sponsor;
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The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;
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The Sponsor and its staff may take direct positions in NEAR or in other investments, or may advise other clients to take such positions, that may be in conflict with the Trust’s investment objectives or that may be of a size that could impact the price of NEAR;
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There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm’s-length negotiation with respect to certain terms of the Trust;
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The Sponsor may preference the use of an affiliated Staking Agent when allocating the Trust’s NEAR among the Staking Agents; and
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The Sponsor decides whether to obtain third-party services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement.

For a further discussion of the conflicts of interest among the Sponsor, NEAR Custodian, Cash Custodian, Trust and others, see “CONFLICTS OF INTEREST.”

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor has operating practices that require personnel to pre-clear personal trading activity in which NEAR is the referenced asset and the trade exceeds $4,999 in value. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Even with the implementation of pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of NEAR. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to NEAR. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to NEAR, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the NEAR held by the Trust and, consequently, on the market price of NEAR.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may discontinue its services, which may be detrimental to the Trust.

Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the NEAR held by the Trust. A substitute sponsor’s appointment will not guarantee the Trust’s continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.

Any of the service providers could resign or be removed by the Trust, which could trigger early termination of the Trust.

Any service provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any service provider resigns or is removed and is unable to be replaced.

The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.

Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Potential investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.

No separate counsel; no responsibility or independent verification.

Chapman and Cutler LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Chapman and Cutler LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Chapman and Cutler LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the NEAR Custodian, the Cash Custodian, the Prime Execution Agent, a NEAR Trading Counterparty, the Transfer Agent or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian or other service provider to the Sponsor, Trustee or the Trust. This Prospectus was prepared based on information provided by the Sponsor, the Administrator, the NEAR Custodian, the Cash Custodian, the Prime Execution Agent, the Transfer Agent and the Trustee in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this Prospectus, and Chapman and Cutler LLP has not independently verified such information.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights under the Trust Agreement. For example, except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights and take no part in the management or control of, and have no voice in, the Trust’s operations or business. The Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, unlike shareholders of other trusts.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on NEAR or other digital assets.

The Trust will compete with direct investments in NEAR, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Shareholders’ limited rights of legal recourse against the Trust, Sponsor, Administrator, Transfer Agent, Cash Custodian, Prime Execution Agent and NEAR Custodian and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s NEAR for which no person is liable.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the NEAR Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the NEAR Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insures the Trust’s NEAR. The NEAR Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”), maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the NEAR Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding NEAR with the NEAR Custodian or Prime Execution Agent, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the NEAR insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Trust. While the NEAR Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the NEAR Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the NEAR Custody Agreement, the NEAR Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of NEAR, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the NEAR Custodian’s aggregate liability under the NEAR Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the NEAR Custodian in the 12 months prior to the event giving rise to the NEAR Custodian’s liability, and (B) the value of the affected NEAR or cash giving rise to the NEAR Custodian’s liability; (ii) in respect of the NEAR Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the NEAR Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the NEAR Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the NEAR Custodian in the 12 months prior to the event giving rise to the NEAR Custodian’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the NEAR Custodian is not liable, even if the NEAR Custodian has been advised of or knew or should have known of the possibility thereof. In general, the NEAR Custodian is not liable under the NEAR Custody Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The NEAR Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the NEAR Custodian. In the event of potential losses incurred by the Trust as a result of the NEAR Custodian losing control of the Trust’s NEAR or failing to properly execute instructions on behalf of the Trust, the NEAR Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the NEAR Custodian directly caused such losses.

Similarly, under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of NEAR, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected NEAR giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Execution Agent is not liable under the Prime Execution Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. These and the other limitations on the Prime Execution Agent’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Execution Agent directly caused such losses. Both the Trust and the Prime Execution Agent and its affiliates (including the NEAR Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the NEAR Custodian (in the case of the Trust NEAR Accounts) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the NEAR Custodian or Prime Execution Agent in the virtual currency industry, there is a risk that customers’ assets—including the Trust’s assets—may be considered the property of the bankruptcy estate of the Prime Execution Agent (in the case of the Trading Balance) or the NEAR Custodian (in the case of the Trust NEAR Accounts), and customers—including the Trust—may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The NEAR Custody Agreement contains an agreement by the parties to treat the NEAR credited to the Trust NEAR Accounts as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the NEAR Custodian will serve as fiduciary and custodian on the Trust’s behalf. The NEAR Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the NEAR Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the NEAR Custodian became subject to insolvency proceedings and a court were to rule that the custodied NEAR were part of the NEAR Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the NEAR Custodian’s insolvency proceedings, and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the NEAR Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the NEAR Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Execution Agreement, there is a risk that the Trading Balance, in which the Trust’s NEAR and cash is held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “RISK FACTORS—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The Prime Execution Agent is not required to hold any of the NEAR or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular NEAR (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the NEAR (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate, and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of NEAR by the NEAR Custodian or Prime Execution Agent, absent gross negligence, bad faith or willful misconduct on the part of the Sponsor. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of NEAR by the NEAR Custodian or Prime Execution Agent, is limited.

The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of NEAR or the provision of instructions relating to the movement of NEAR, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the NEAR Custodian and Prime Execution Agent. The Prime Execution Agreement and NEAR Custody Agreement provide that neither the Sponsor nor its affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agreement or NEAR Custody Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s NEAR that is not covered by Coinbase Global’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model pursuant to a Cash Creation Order, it may utilize Trade Credits. If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling NEAR that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model pursuant to a Cash Creation Order, it may utilize Trade Credits (defined below). To avoid having to pre-fund purchases or sales of NEAR, the Trust may borrow NEAR or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such NEAR or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of NEAR related to cash creations and redemptions or the selling of NEAR related to paying Trust expenses not assumed by the Sponsor, to the extent applicable, (2) Trust assets may be held in the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Pricing Benchmark price used to determine the NAV of the Trust. To the extent that the execution price for purchases and sales of NEAR deviate significantly from the Pricing Benchmark price used to determine the Trust’s NAV, Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market.

To the extent the Trust utilizes Trade Credits when using the Agent Execution Model pursuant to a Cash Creation Order, such Trade Credits are secured by the Trust’s assets, including any cash and NEAR held in the Trading Balance with the Prime Execution Agent and the Trust NEAR Accounts held with the NEAR Custodian, and such assets may be liquidated by the Trade Credit Lender to repay Trade Credit debt owed by the Trust in the event the Trust fails to repay the Trade Credit debt.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model pursuant to a Cash Creation Order, it may utilize Trade Credits. The Trust generally must repay Trade Credits by 6:00 p.m. ET on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Trust NEAR Accounts established pursuant to the Prime Execution Agreement and NEAR Custody Agreement, in order to secure the repayment by the Trust of the Trade Credits and financing fees to the Trade Credit Lender. Upon a Termination for Cause, as defined in the Prime Execution Agreement, which includes a failure by the Trust to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Trust in the form of Trade Credits, the NEAR Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust NEAR Accounts and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust, in the limited circumstances when the Trust utilizes the Agent Execution Model.

The Prime Execution Agent relies on bank accounts to provide its trading platform services, including temporarily holding any cash related to a customer’s purchase or sale of NEAR. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First, any cash related to the Trust’s purchase or sale of NEAR will be held in an omnibus account in the Prime Execution Agent’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government money market funds. The Sponsor has not independently verified the Prime Execution Agent’s representations. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability of the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell NEAR in connection with payment of Trust expenses not assumed by the Sponsor), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Execution Agent has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell NEAR in connection with payment of Trust expenses not assumed by the Sponsor. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash, in the Trust’s Trading Balance associated with the Trust’s orders to sell NEAR in connection with payment of Trust expenses not assumed by the Sponsor, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. Although the Prime Execution Agent has made certain representations to the Sponsor regarding the Prime Execution Agent’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Execution Agent maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold NEAR with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Execution Agent has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s NEAR that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer NEAR, including NEAR associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

A loss of confidence or breach of the NEAR Custodian may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s NEAR are provided by Coinbase Custody, although the Trust may retain one or more additional custodians at a later date. NEAR held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s NEAR holdings may be custodied by Coinbase Custody and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced custodians and the Trust’s ability to securely safeguard the NEAR.

If the NEAR Custody Agreement or Prime Execution Agreement is terminated or the NEAR Custodian or Prime Execution Agent fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or prime broker, which could pose a challenge to the safekeeping of the Trust’s NEAR, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the NEAR Custodian, which is Coinbase Custody, and to a lesser extent, the Prime Execution Agent, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Trust’s NEAR in the Trust NEAR Accounts, and its affiliate, Coinbase Inc., in its capacity as Prime Execution Agent under the Agent Execution Model. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

Alternatively, the Sponsor could decide to replace Coinbase Custody as the NEAR Custodian with custody of the Trust’s NEAR, pursuant to the NEAR Custody Agreement. Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the NEAR Custody Agreement or the Coinbase Prime Broker Agreement (the “Prime Execution Agreement”), respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (a “Termination for Cause” is defined in the NEAR Custody Agreement as (i) the Trust materially breaching any provision of the NEAR Custody Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits). Transferring maintenance responsibilities of the Trust NEAR Accounts at the NEAR Custodian to another custodian will likely be complex and could subject the Trust’s NEAR to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Execution Agent, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform (as defined below) or the services it provides to the Trust as Prime Execution Agent. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc., (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if Coinbase Custody or Coinbase Inc. becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform its obligations under its contractual agreements with the Trust, or abruptly discontinues the services it provides to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s NEAR or as the Trust’s prime execution agent under the same terms as the current NEAR Custody Agreement or Prime Execution Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Sponsor may be required to terminate the Trust and liquidate the Trust’s NEAR. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified NEAR Custody Agreement or Prime Execution Agreement that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

Coinbase Custody serves as the NEAR custodian and Coinbase Inc. may serve as the prime broker for several competing exchange-traded NEAR products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The NEAR Custodian and Prime Execution Agent are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded crypto asset company in the world by market capitalization and is also the largest crypto asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally capable providers of crypto asset brokerage and custody services, Coinbase Custody serves as the custodian and Coinbase Inc. serves as the prime broker for several exchange-traded products in the crypto category. If multiple competing companies file to launch NEAR ETPs, they may work with Coinbase Custody and/or with Coinbase Inc. Coinbase Global may then fail to properly resource its operations to adequately support all such products that use its services that could harm the Trust, the Shareholders and the value of the Shares. If the Trust needed to utilize the Agent Execution Model to buy or sell NEAR pursuant to a Cash Creation Order or Cash Redemption Order because no NEAR Trading Counterparties were willing or able to effectuate the Trust’s transactions, and the Prime Execution Agent were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Sponsor may need to find and appoint a replacement NEAR Custodian or Cash Custodian quickly, which could pose a challenge to the safekeeping of the Trust’s NEAR and cash.

The Sponsor may need to replace Coinbase Custody as the NEAR custodian of the Trust’s NEAR or BNY Mellon as the cash custodian of the Trust’s cash and cash equivalents as a result of the insolvency, business failure or interruption, default, failure to perform, security breach or other problems. Transferring maintenance responsibilities of the Trust’s accounts with the NEAR Custodian and/or Cash Custodian to another party will likely be complex and could subject the Trust’s NEAR to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. The Sponsor may not be able to find a party willing to serve as the NEAR Custodian or Cash Custodian under the same terms as the current NEAR Custody Agreement or Cash Custody Agreement, respectively. To the extent that Sponsor is not able to find a suitable party willing to serve as the NEAR Custodian or Cash Custodian, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s NEAR. In addition, to the extent that the Sponsor finds a suitable party but must enter into modified custodial services agreements that cost more, the value of the Shares could be adversely affected.

The NEAR Custodian could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the NEAR Custodian and Cash Custodian. The NEAR Custodian is not a depository institution as it is not insured by the FDIC. The insolvency of the NEAR Custodian or of any broker, custodian bank or clearing corporation used by the NEAR Custodian, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access, loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of Coinbase Custody.

NEAR held by the Trust is not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the FDIC or SIPC and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s NEAR represented by the Shares in the Trust are not insured.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyberattacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyberattacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyberattacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cybersecurity failures or breaches of one or more of the Trust’s third-party service providers (including, but not limited to, the Administrator, Transfer Agent, the Sponsor, the NEAR Custodian and the Cash Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust faces risks related to the outbreak of infectious diseases or other public health issues, which could negatively impact the value of the Trust’s holdings and significantly disrupt its operations.

Health crises caused by the outbreak of infectious diseases or other public health issues, may exacerbate other pre-existing political, social, economic, market and financial risks. The impact of any such events, could negatively affect the global economy, as well as the economies of individual countries or regions, the financial performance of individual companies, sectors and industries, and the markets in general in significant and unforeseen ways. Any such impact could adversely affect the prices and liquidity of the Shares.

For example, an outbreak of a respiratory disease designated as COVID-19 was first detected in China in December 2019 and subsequently spread internationally. The transmission of COVID-19 and efforts to contain its spread resulted in international, national and local border closings and other significant travel restrictions and disruptions, significant disruptions to business operations, supply chains and customer activity, event cancellations and restrictions, service cancellations, reductions and other changes, significant challenges in healthcare service preparation and delivery, and quarantines, as well as general concern and uncertainty that negatively affected the economic environment. These impacts also caused significant volatility and declines in global financial markets, including increased volatility and uncertainty in crypto markets, which have caused losses for investors. The emergence of new COVID variants or other infectious diseases could result in a substantial economic downturn or recession.

In addition, the operations of the Trust, the Sponsor and other service providers may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel. Any disruption of operations could adversely impact the price and liquidity of the Shares, including, without limitation, the Trust’s ability to process creation or redemption orders for Baskets.

NEAR, NEAR MARKET AND REGULATION OF NEAR

NEAR and the NEAR Protocol

NEAR is the native digital asset of the NEAR Protocol, a decentralized proof-of-stake blockchain that can be used as a platform for running applications. The blockchain is maintained by a distributed network of computers and is designed to be permissionless, performant, and secure.

The NEAR token can be used to pay for processing transactions and storing data on the NEAR Protocol, to run a validating node as part of the network, to participate in staking, and to participate in governance processes that set the future technical direction of the blockchain and determine where network resources are allocated.

The NEAR Protocol provides both a decentralized database and a serverless compute platform. Users around the world can devote computing resources to power this service and stake capital (in the form of NEAR tokens) to secure it. They are compensated for doing so by developers who deploy and run smart contracts that utilize this infrastructure and by users who use the applications that the smart contracts power. As long as the rules of the protocol are followed, any independent developer can write software that interfaces with it (for example, by submitting transactions, creating accounts or even running a new node client) without first asking for anyone’s permission, and any user can utilize the software to perform tasks such as sending, receiving or trading NEAR tokens, among others.

Applications that store data on the NEAR Protocol must maintain a minimum balance of NEAR tokens, which provides an incentive to minimize wasteful storage on the protocol. NEAR tokens that are being used for storage are unavailable for other uses, such as validation staking or paying fees to execute transactions.

Unlike a centralized system, no single entity controls the NEAR Protocol. Instead, a network of independent nodes validates transactions and reaches consensus. Nodes that participate in this process “stake” or “put at risk” holdings of the NEAR token, which are forfeited if the node is found to be operating improperly or maliciously. The NEAR Protocol uses multiple systems to determine if a node is operating improperly.

Unlike the proof-of-work mechanism used by bitcoin, which relies on miners solving computational puzzles, proof-of-stake allows validators to secure the network based on the number of NEAR they hold and stake. This system improves energy efficiency while maintaining robust security. Validators on the NEAR Protocol play a critical role in maintaining the blockchain’s integrity, ensuring that each block follows the protocol’s rules and contains valid transactions. The NEAR Protocol is designed to encourage broad, decentralized participation in staking. Approximately twice per day, the network algorithmically sets the minimum required stake amount at the lowest level possible to allow for broad participation of validating nodes.

NEAR was initially developed in 2017 by Illia Polosukhin and Alexander Skidanov. The original goal was to build a computer-automated software development program on the Ethereum blockchain. In 2018, the team pivoted to creating its own blockchain, and the NEAR Protocol launched in 2020. The Protocol has continued to evolve over the years, introducing capabilities like sharding that have dramatically increased throughput for the blockchain.

NEAR offers several key advantages relative to other Layer 1 blockchains. For one, due to its advanced approach to sharding, NEAR is reported to be able to process up to 100,00 transactions per second, making it one of the fastest programmable blockchains in the world. NEAR uses a sharding approach which allows the network to increase its capacity as additional nodes participate in validation. This is done by dynamically splitting the network nodes into multiple shards when usage is high enough to require it and allowing for parallel computation across those shards. With this approach, the network can scale continuously as demand increases. NEAR also has a unique mechanism for incentivizing developers to contribute code to the blockchain, as a portion of all transaction fees is rebated to the original developer of each smart contract. Other key advantages include the ability for programmers to build applications on NEAR using familiar programming languages like Rust and AssemblyScript (a modification of JavaScript). The blockchain also has native capabilities designed to improve the user experience when interacting with applications built on NEAR, including account abstraction. In summary, the blockchain is designed to be easy for developers to build on and easy for users to interact with.

NEAR’s decentralized, permissionless architecture, combined with its fast and low-cost transactions, makes it an efficient and accessible network for peer-to-peer value transfers and a range of practical use cases.

At the time of its launch in 2020, the NEAR Protocol had a genesis supply of 1 billion NEAR tokens. These tokens were distributed to a variety of users, including early contributors to the ecosystem, backers, the NEAR Foundation and other participants.

The NEAR Protocol issues an additional 2.5% supply each year, 90% of which goes to validators and 10% of which is given to the NEAR Protocol treasury, which is currently managed by the NEAR Foundation. The supply of NEAR tokens does not increase by 5% per year, however. When users conduct transactions on the NEAR Protocol, 70% of the transaction fee is burned (or destroyed forever), reducing supply; the remaining 30% is rebated to contracts involved in the transactions.

To engage in transactions on the NEAR Protocol, a user generally must first install NEAR wallet software on their computer or mobile device, or access web-based or custodial wallets that support the NEAR protocol. A NEAR wallet generates a key pair (consisting of one public and one private key) linked to a NEAR address. The NEAR wallet enables the user to connect to the blockchain in order to send and receive NEAR and interact with applications powered by the NEAR Protocol.

In NEAR transactions, neither the recipient nor the sender reveals their private keys. The private key authorizes the transfer of funds from one address to another without exposing sensitive information. However, if a user loses their private key, they may permanently lose access to the NEAR in the associated wallet. Control of the private key equates to control over the assets in that account. It is critical to secure these keys, as their loss can result in the irreversible loss of the associated assets in the NEAR wallet.

To receive NEAR, the recipient provides their public key (also referred to as a wallet address) to the sender initiating the transfer. This process is similar to providing a routing number for a wire transfer in traditional banking. The sender then approves the transfer to the recipient's address by “signing” the transaction with their private key. The funds are then transferred on the NEAR blockchain from the sender’s wallet to the recipient’s wallet.

When sending NEAR, the sender must sign the transaction with their private key. This digitally signed transaction is then broadcast to the NEAR Protocol, where validators confirm it through the proof-of-stake process. Since every computation on the NEAR Protocol requires processing power, there is a small transaction fee paid (in NEAR) by the sender. This fee ensures that the network remains efficient and provides incentive to network participants.

NEAR's straightforward wallet system and decentralized transaction process make it an accessible and secure option for transferring value in a peer-to-peer manner, as well as for many applications.

Some NEAR transactions are conducted “off-chain” and are therefore not recorded on the NEAR Protocol. These “off-chain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding NEAR or the reallocation of ownership of certain NEAR in a pooled-ownership digital wallet, such as a wallet owned by a digital asset trading platform.

In contrast to on-chain transactions, which are publicly recorded on the NEAR Protocol, information and data regarding off-chain transactions are generally not publicly available. Therefore, off-chain transactions are not true NEAR Protocol transactions, as they do not involve the transfer of transaction data on the NEAR Protocol and do not reflect the movement of NEAR between addresses recorded on the ledger.

For these reasons, off-chain transactions are subject to risks. Any such transfer of NEAR ownership is not protected by the protocol underlying the NEAR Protocol and is not recorded or validated through the blockchain’s decentralized ledger mechanism.

The NEAR Protocol supports multi-signature accounts, where multiple keys can be required to authorize transactions. This adds an extra layer of security for holding and transferring large amounts of NEAR.

Summary of a NEAR Transaction

The following is a summary of a transaction of NEAR on the NEAR Protocol.

A transaction on the NEAR Protocol is initiated by a user who utilizes a NEAR wallet to create a public-private key pair associated with a unique NEAR address. The transaction includes details such as the destination or recipient address, the amount of NEAR to be transferred and any additional data such as multi-signature conditions. The initiator uses their wallet (whether a software wallet, hardware wallet or a digital asset trading platform) to sign the transaction with their private key, validating its authenticity. The signing process generates a unique cryptographic signature based on the transaction details and the private key. This ensures that the transaction cannot be modified after signing.

Once signed, the transaction is broadcast to the NEAR Protocol, which involves sending the transaction to a decentralized network of nodes. The transaction is propagated across the network, where it is received and validated by multiple validators. Validators are independent nodes that maintain a copy of the NEAR Protocol (or a shard of the Protocol) and participate in the proof-of-stake consensus process, which involves ensuring that the transaction is not fraudulent, follows the protocol’s rules, and that the sender has sufficient NEAR tokens to complete the transfer. After validators reach consensus regarding the transaction’s validity, it is bundled with other transactions in what is known as a block of transactions. If the transaction is deemed invalid due to the protocol’s criteria not being met, such as the sender not holding sufficient NEAR tokens to complete the transaction, it is rejected by the validators. Once a block of transactions is confirmed by the network, it is added to the blockchain.

NEAR Markets and Exchanges

NEAR can be transferred in direct peer-to-peer transactions by sending NEAR over the NEAR Protocol from one NEAR address to another. Users can use NEAR to pay other NEAR users for goods and services, resembling a barter system, but more frequently, NEAR is used to pay for transactions on the NEAR Protocol.

In addition to using NEAR for transactions, investors may purchase and sell NEAR to speculate on its market value or as a long-term investment to diversify their portfolios. The value of NEAR within the market is influenced by factors such as supply and demand in the global NEAR market, expectations for the growth of applications built on NEAR, demand by users to stake NEAR, and other factors.

NEAR spot markets generally allow investors to open accounts with digital asset trading platforms and then buy or sell NEAR via websites or mobile applications. Prices for NEAR trades on these markets are typically publicly reported. Investors wishing to trade NEAR on a digital asset platform must deposit an accepted government-issued currency or previously acquired digital assets into their platform account before they can purchase or sell NEAR. This process of setting up an account with a trading platform and executing trades is separate from, and should not be confused with, the process of transferring NEAR between addresses on the NEAR Protocol. The latter involves activities directly on the NEAR Protocol, while trading on digital asset platforms occurs within the exchange’s order book. The platform generally records an investor's NEAR ownership in its internal books, not on the NEAR Protocol.

Outside of spot markets, NEAR can also be traded over-the-counter (OTC). The OTC market is predominantly institutional, with participants including firms that provide two-sided liquidity for NEAR, investment managers, proprietary trading firms, high-net-worth individuals, entities holding significant amounts of NEAR and family offices. The OTC market offers a flexible environment in terms of quotes, pricing and quantity, though it often involves large quantities of NEAR. There is no formal structure to the OTC market, nor an open meeting place for transactions. Parties involved in OTC trades typically agree on the price—often by phone or email—before one party initiates the transfer by sending NEAR to the buyer’s NEAR address. The buyer would then transfer the agreed-upon currency to the seller’s bank account. OTC trades are sometimes hedged and eventually settled on digital asset trading platforms.

Proof-of-Stake Process

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded tokens in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” tokens to compete to be selected to validate transactions and are rewarded tokens in proportion to the amount of tokens staked. Malicious activity, such as authorizing a chunk with invalid data or computational results, is designed to result in the “slashing” of a portion or the entire amount of the staked tokens. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work.

NEAR uses a staking mechanism called “Thresholded Proof-of-Stake” that is to be both deterministic (i.e., predictable and repeatable) and broadly fair to maintain real decentralization, by allowing for the broad permissionless participation from prospective node operators and not incentivize the pooling of large validators. The threshold for participating in the system is set algorithmically at the lowest level possible to allow for the broadest possible participation of validating nodes in a given epoch.

No Limit on NEAR Supply

Unlike certain other digital assets such as bitcoin, there is no limit to NEAR’s supply. Every year, the Protocol increases the supply by approximately 5%. This new issuance is partially offset by transaction activity on the NEAR Protocol, as every transaction on the NEAR Protocol “burns” (or removes) NEAR from circulation. The network may therefore have an annual emission rate up to but not larger than 5%; it may also have a negative inflation rate if there is sufficient transaction activity.

Modifications to the NEAR Protocol

Changes to the NEAR Protocol generally begin with a recognized need or enhancement—for example, better performance, security upgrades, new smart-contract features or improved developer tooling. Community members, developers and stakeholders may surface these needs through the NEAR Forum, working groups or development channels.

Once an idea is formulated, the individual or group proposing the change (often called a NEAR Enhancement Proposal in community parlance) opens a discussion in the appropriate forum. This might involve drafting a proposal with technical details, including how it impacts consensus, economics (tokenomics) or smart contract functionality; explaining the rationale behind the change, along with potential benefits and risks; and seeking broad input from the NEAR community, including both technical (e.g., core developers and validators) and non-technical stakeholders (e.g., token holders and dApp developers).

Proposers gather feedback on the NEAR Forum, GitHub or other community spaces. The NEAR developer community (including core contributors, validators, and open-source maintainers) may suggest modifications or ask clarifying questions. Through iterative discussion, the proposal is refined or merged with related ideas. This open dialogue helps ensure the proposed modification aligns with the long-term roadmap of NEAR as well as ecosystem needs.

When there is sufficient consensus among stakeholders to move forward, new code is tested thoroughly in staging environments (e.g., NEAR Testnet or other specialized test networks) to confirm performance, security and overall stability. Core developers and community contributors review the code to ensure it meets rigorous standards for security, maintainability and compatibility with the existing protocol.

Since NEAR uses a proof-of-stake consensus, network validators must typically upgrade their nodes to a new protocol version that includes the changes. Backward-compatible upgrades occur at specific block heights. Backward-incompatible upgrades must be adopted by a majority of validators, which signal support by running the updated software; when majority is reached, the change is activated and the NEAR Protocol “switches” to the new protocol version at the predetermined upgrade point.

As soon as the upgrade is live and stable, official NEAR documentation is updated to reflect the new changes, ensuring developers have accurate references, and the community is informed through various means.

If any challenges are discovered after deployment, the NEAR developer community discusses them openly. Additional proposals may be created to address emerging issues, leading to new iterations of the protocol.

Forms of Attack Against the NEAR Protocol

All networked systems are exposed to various types of attacks, and the NEAR Protocol is no exception. Like any decentralized blockchain protocol, NEAR contains certain inherent vulnerabilities. The NEAR Protocol relies on a decentralized network of validators who stake NEAR tokens and collectively maintain the consensus on transactions. These validators form the backbone of the protocol’s consensus mechanism, ensuring the integrity of the ledger.

In NEAR’s proof-of-stake model, a malicious actor would need to control or influence a substantial share of the staked tokens to significantly disrupt the network. In extreme scenarios—often referred to as “51% attacks” in other contexts—gaining majority control of the total stake could enable double spends or other manipulations of the protocol. Even at the 33% level, malicious actors could substantially slow or otherwise disrupt the NEAR Protocol.

If an attacker cannot accumulate enough staked tokens directly, they might try to compromise existing validators. This can involve hacking or coercing validator operators, exploiting vulnerabilities in their security practices or potentially bribing them to act against the network’s best interests. Because NEAR relies on multiple independent validators, an attacker would generally need to compromise several major validators to destabilize the consensus process.

Another possible scenario is the creation of an alternative blockchain, sometimes called a “long-range attack” or “selfish chain.” An attacker might privately build competing blocks, then publish a longer—or in the case of proof-of-stake, a more heavily staked—chain with the goal of convincing the broader network to accept their version of the blockchain. While NEAR has measures like finality rules and slashing (which is not currently enabled) to deter such behavior, it is still a theoretical risk.

This is not an exhaustive list of all forms of attack against the NEAR Protocol, but rather a high-level overview of some of the potential vulnerabilities that can arise in a proof-of-stake blockchain system. For additional information, see the “RISK FACTORS” section of this Prospectus.

Market Participants

Validators

On the NEAR Protocol, validators are the key participants who secure the network, validate transactions, and supply compute power to the network. NEAR employs a proof-of-stake mechanism where validators stake NEAR tokens to participate in block production and consensus, which involves checking each transaction against the protocol’s rules and ensuring transactions are not fraudulent. In return for their services, validators earn rewards in the form of newly minted NEAR tokens and a share of transaction fees.

Running a validator node typically involves operating reliable hardware that runs the NEAR Protocol software and maintaining consistent uptime. Although professional validator operations may invest in robust infrastructure, NEAR’s design also allows smaller-scale participants to stake and help secure the network. The staking process disincentivizes malicious behavior, as any attempts by stakers or validators to undermine the network can result in removal from the active validator set and, if slashing is enabled in the future, slashing (the loss of staked funds). Through this mechanism, validators collectively preserve the security and trustworthiness of the NEAR Protocol, preventing issues like double-spending and ensuring the Protocol runs as designed. The NEAR Protocol is designed to encourage broad, decentralized participation in staking. Approximately twice per day, the network algorithmically sets the minimum required stake amount at the lowest level possible to allow for broad participation of validating nodes.

Developers

Developers play a key role in the NEAR ecosystem. Developers write smart contracts in languages like Rust or TypeScript, deploying decentralized applications (“dApps”) that leverage NEAR’s low-latency, high-throughput platform for a variety of use cases, from Decentralized Finance (“DeFi”) to gaming and Non-Fungible Tokens (“NFTs”). Developers build and maintain libraries, frameworks and developer tools (e.g., SDKs and command-line interfaces) that simplify the process of creating and deploying applications on NEAR. Some developers contribute directly to NEAR’s core protocol, improving consensus mechanisms, sharding techniques (e.g., Nightshade) and overall network performance. These updates help ensure that the NEAR Protocol remains scalable, secure and user-friendly.

Investment and Speculative Sector

The investment and speculative sector includes both private and professional investors who trade NEAR as an asset. Many participants in the NEAR market engage in speculative trading, buying and selling NEAR to profit from market fluctuations. While institutional involvement is limited compared to more established assets, the NEAR market continues to grow in popularity among retail investors, especially with NEAR’s increased presence in digital asset trading platforms and rising interest in memecoins.

Application Users Sector

The NEAR Protocol hosts a wide variety of applications, often referred to as decentralized applications or “dApps.” The users of these applications sit at the core of the NEAR ecosystem.

Service Sector

The service sector includes companies that provide a variety of services related to NEAR, such as buying, selling, payment processing, and custodial services. Major cryptocurrency exchanges, such as Coinbase, Kraken and Binance.US, allow users to trade NEAR. Additionally, there are custodial services that allow users to store NEAR securely. As the NEAR Protocol continues to grow in popularity, it is expected that more service providers will emerge, offering a wider range of services and expanding the overall ecosystem.

Competition

As of June 4, 2026, more than 17,000 other digital assets have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it and the network of individuals and entities that are using bitcoin in transactions. While NEAR has enjoyed some success in its limited history, the aggregate value of outstanding NEAR is smaller than that of bitcoin and ether and may be eclipsed by the more rapid development of other digital assets.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises, and the safety and soundness of exchanges or other service providers that hold or have custody of digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed to investors by digital assets. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force aimed to develop a comprehensive and clear regulatory framework for crypto assets. In March 2026, the SEC issued an interpretive release addressing the application of U.S. federal securities laws to digital assets and transactions involving digital assets. The interpretive release does not supersede or replace the Howey test but rather sets forth how the SEC applies the Howey test to digital assets and transactions involving digital assets. The SEC states within the release that it classifies digital assets into five categories based on their characteristics, uses and functions: (1) digital commodities; (2) digital collectibles; (3) digital tools; (4) stablecoins; and (5) digital securities. The release also stipulates that the SEC believes that digital assets classified as digital commodities, digital collectibles and digital tools are not securities. In the release, the SEC explained that a “digital commodity” generally refers to a digital asset that is intrinsically linked to and derives its value from the programmatic operation of a crypto system that is functional, as well as supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. It further noted that a digital commodity does not have intrinsic economic properties or rights, such as generating passive yield or conveying rights to future income, profits, or assets of a business enterprise or other entity, promisor or obligor. Additionally, the release stated that a digital commodity is necessary to participate in or use certain aspects of an associated functional crypto system. The programmed purpose of a digital commodity is to facilitate and incentivize the validation, ordering and confirmation of transactions on the associated functional crypto system, serve as a mechanism to maintain the functioning and/or security of the associated functional crypto system, and foster network effects. Accordingly, a digital commodity is integral to the operation of the associated functional crypto system. The SEC stated that digital assets classified as digital commodities are not securities because they do not constitute any of the financial instruments enumerated in the definition of “security” because, among other things, they do not represent a digitized form of any such instruments, including investment contracts.

However, the SEC did clarify in the release that a non-security digital asset may be sold subject to an investment contract when the issuer promises to undertake essential managerial efforts from which a purchaser would reasonably expect to profit. It is worth noting, however, that the digital asset itself does not become a security as a result. It becomes subject to an investment contract, which is a security. Such assets do not necessarily remain subject to investment contracts in perpetuity. A digital asset separates from an investment contract when purchasers can no longer reasonably expect the issuer’s representations or promises to engage in essential managerial efforts to remain connected to the asset. This separation may occur through either: (i) fulfillment of the issuer’s representations or promises regarding essential managerial efforts; or (ii) the issuer’s failure to perform, including abandonment of development. When, or if, these events have occurred will be a facts and circumstances determination and may depend on whether certain statements are “public.”

Notwithstanding the foregoing, the release is an interpretive statement of the SEC and does not have the force and effect of law, does not create binding legal rights or obligations, and is not binding on courts or other regulatory authorities. The release also makes clear that the analysis of whether a digital asset or a transaction involving a digital asset constitutes a security remains dependent on the specific facts and circumstances, including the manner in which the asset is offered, sold, or promoted. Accordingly, a digital asset that is not itself a security, including a digital commodity such as NEAR, may nonetheless be offered or sold pursuant to an investment contract, and such transactions would be subject to the federal securities laws.

In the past, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions, may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign, regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the NEAR futures markets. In addition, the CFTC has asserted in enforcement actions that digital assets like NEAR may constitute “commodities” under the Commodity Exchange Act. As such, the CFTC has authority to prosecute fraud and manipulation in the cash, or spot, market for NEAR pursuant to Section 6(c)(1) of the Commodity Exchange Act and CFTC Rule 180.1. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving NEAR that do not use collateral, leverage or financing.

In March 2026, Coinbase Derivatives, LLC (“Coinbase Derivatives”), a designated contract market (“DCM”) registered with the CFTC, launched new contracts for NEAR futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the Commodity Exchange Act. Among other things, DCMs are required to establish self-regulatory programs designed to enforce their rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC did not formally approve the NEAR futures contracts but reviewed Coinbase Derivatives’ self-certification filing pursuant to CFTC Regulation 40.2(a). DCMs are required to ensure that listed products are not susceptible to manipulation and that they comply with the Commodity Exchange Act and all applicable regulations. In connection with listing NEAR futures, Coinbase Derivatives was required to maintain information-sharing agreements with digital asset spot platforms to monitor cash market activity and price formation; to surveil for potential manipulation or anomalous price movements between the spot and futures markets; and to coordinate with CFTC surveillance staff as needed, including sharing trade and settlement data upon request. As of July 29, 2026, the open interest on such NEAR futures amounted to $1.27 million.

In February 2023 the SEC released proposed amendments to Rule 206(4)-2 of the Investment Advisers Act that, if enacted as proposed, would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6). In June 2025, however, the SEC formally withdrew that proposed rulemaking and stated that it does not intend to issue final rules based on the proposal. However, there can be no assurance that the NEAR Custodian would continue to qualify as a “qualified custodian” under a future rule that may be proposed or adopted by the SEC.

Digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including NEAR. The effect of any existing regulation or future regulatory change on the Trust or NEAR is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect NEAR, particularly with respect to NEAR spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of NEAR by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the NEAR economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of NEAR, and, in turn, the value of the Shares.

THE TRUST AND NEAR PRICES

Overview of the Trust

The Trust’s primary investment objective is to seek to provide exposure to the value of NEAR held by the Trust, less the expenses of the Trust’s operations. The Trust’s secondary investment objective is to seek to derive additional NEAR through staking. In seeking to achieve its primary investment objective, the Trust will hold NEAR and will value its net assets and the Shares daily based on the Pricing Benchmark. NEAR will be the only digital asset held by the Trust.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use NEAR by investing in the Shares rather than purchasing, holding and trading NEAR directly. The latter alternative would require an investor to acquire NEAR by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such NEAR by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

Purchase and Sale of NEAR

When the Trust conducts Cash Creations or Cash Redemptions, it is responsible for purchasing and selling NEAR. The Trust may also be required to sell NEAR to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

Under such circumstances, the Sponsor, on behalf of the Trust, will typically seek to buy and sell NEAR at a price as close to the Pricing Benchmark as practical. When choosing between potential counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price will be the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

The Trust’s purchase and sale of NEAR may be conducted pursuant to either of two models: (i) the “Trust-Directed Trade Model”; or the (ii) the “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of NEAR and will only utilize the Agent Execution Model in the event that no NEAR Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of NEAR.

Trust-Directed Trade Model

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring NEAR from a NEAR trading counterparty that has been approved by the Sponsor (each, a “NEAR Trading Counterparty”). The Sponsor has entered into contractual agreements with the NEAR Trading Counterparties, and these agreements set forth the general parameters under which a transaction in NEAR will be effectuated, should any transaction with a NEAR Trading Counterparty occur. These agreements do not require the Sponsor to utilize any particular NEAR Trading Counterparty, and do not create any contractual obligations on the part of any NEAR Trading Counterparty to participate in cash orders for creations or redemptions. All transactions between the Sponsor, on behalf of the Trust, and a NEAR Trading Counterparty will be done on an arm’s-length basis.

While it is expected and intended that the NEAR Trading Counterparties are unaffiliated third-parties, it is possible that a NEAR Trading Counterparty may on any given day be or become considered an affiliate of the Trust if it acquires Shares in an amount that would cause it to become considered an affiliate of the Trust, as the Shares are publicly traded. NEAR Trading Counterparties are not required to have a custody account with the NEAR Custodian. When seeking to purchase or sell NEAR on behalf of the Trust, the Sponsor will typically seek to buy and sell NEAR at a price as close to the Pricing Benchmark as practical from any of the approved NEAR Trading Counterparties. Upon notification that the Trust needs to purchase or sell NEAR, the Sponsor will obtain indicative prices from multiple NEAR Trading Counterparties at which they would be willing to execute the contemplated transaction. The Sponsor then determines the NEAR Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. Transfers of NEAR to and from the Trust NEAR Accounts to the NEAR Trading Counterparty are “on-chain” transactions represented on the NEAR blockchain. Transfer fees with respect to this on-chain transfer of NEAR will be paid by the NEAR Custodian. The NEAR Custodian will not pay such transfer fees with the Trust’s assets.

The Sponsor maintains a process for approving and monitoring NEAR Trading Counterparties, which is overseen by the Bitwise Portfolio Oversight Committee, which is responsible for investment activities and related risk, as well as counterparty risk. All NEAR Trading Counterparties must be approved by the Bitwise Portfolio Oversight Committee before the Sponsor, on behalf of the Trust, will engage in transactions with the entity. The Bitwise Portfolio Oversight Committee continuously reviews all approved NEAR Trading Counterparties at its quarterly meetings and will reject the approval of any previously approved NEAR Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved NEAR trading counterparty in doubt. In considering which NEAR Trading Counterparties to approve, the Bitwise Portfolio Oversight Committee has instituted rigorous policies and procedures that include, but are not limited to, (i) a review of all sanctioned entities, including, but not limited to, the various categories of sanctioned persons and entities identified by the Office of Foreign Assets Control; (ii) a review of all publicly available information regarding the entity, including a review of all information that has been filed pursuant to the requirements of U.S. or non-U.S. regulators, with a particular emphasis on the identity of the entity’s owners, disclosure events and reports of disciplinary action; and (iii) a review of the entity’s policies and procedures regarding various topics, including, but not limited to, anti-money laundering and “know-your-customer” requirements, trade surveillance, auditing and testing, and cybersecurity capabilities.

As of [_____ __, 2026], [_____, _____ and _____] have been approved as NEAR Trading Counterparties.

Agent Execution Model

In the event that every NEAR Trading Counterparty is either unable or unwilling to effectuate the Trust’s purchase or sale of NEAR, the Sponsor, on behalf of the Trust, may execute the trade using the Agent Execution Model.

Under the Agent Execution Model, the Prime Execution Agent, an affiliate of the NEAR Custodian, acting in an agency capacity, conducts NEAR purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. To avoid having to pre-fund purchases or sales of NEAR, the Trust may borrow NEAR or cash as Trade Credit from the Trade Credit Lender on a short-term basis pursuant to the Trade Financing Agreement. As the Trust intends to conduct nearly all purchases and sales of NEAR pursuant to the Trust-Directed Trade Model, under normal conditions, it expects to keep very little or no NEAR in the Trading Balance with the Prime Execution Agent.

In the case of a purchase of NEAR, the extension of Trade Credits allows the Trust to purchase NEAR through the Prime Execution Agent on the date the Trust wishes to effectuate the transaction (for instance, on the evening of the day when an order to create Shares is received), with such NEAR being deposited in the Trust’s Trading Balance. On the day following a trade when Trade Credits have been utilized, the Trust uses cash (for instance, from the Authorized Participant who submitted the creation order) to repay the Trade Credits borrowed from the Trade Credit Lender. The NEAR purchased by the Trust is then swept from the Trust’s Trading Balance with the Prime Execution Agent to the Trust NEAR Accounts with the NEAR Custodian pursuant to a regular end-of-day sweep process. Transfers of NEAR into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust NEAR Accounts are “on-chain” transactions represented on the NEAR Protocol. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

In the case of a sale of NEAR, the Trust enters into a transaction to sell NEAR through the Prime Execution Agent for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with NEAR on the date the Trust wishes to effectuate the transaction (for instance, on the evening a day when an order to redeem Shares is received) because the NEAR remains in the Trust NEAR Accounts with the NEAR Custodian. In those circumstances the Trust may borrow Trade Credits in the form of NEAR from the Trade Credit Lender, which allows the Trust to sell NEAR through the Prime Execution Agent at the desired time, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. On the business day following the trade, the Trust will use the NEAR that is moved from the Trust NEAR Accounts with the NEAR Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of NEAR from the Trust NEAR Accounts to the Trust’s Trading Balance are “on-chain” transactions represented on the NEAR Blockchain. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

The CME CF NEAR–Dollar Reference Rate – New York Variant

The net assets of the Trust and its Shares are valued on a daily basis with reference to the CME CF NEAR–Dollar Reference Rate – New York Variant, the Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd., the Benchmark Provider, that is designed to reflect the performance of NEAR in U.S. dollars. The Pricing Benchmark was created to facilitate financial products based on NEAR. It serves as a once-a-day benchmark rate of the U.S. dollar price of NEAR (USD/NEAR), calculated as of 4:00 p.m. ET. The Pricing Benchmark aggregates the trade flow of several major NEAR trading venues, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one NEAR at 4:00 p.m. ET. The Pricing Benchmark currently uses substantially the same methodology as the NRR, including utilizing the same constituent NEAR exchanges, except that the Pricing Benchmark is calculated as of 4:00 p.m. ET, whereas the NRR is calculated as of 4:00 p.m. London time.

The Pricing Benchmark is designed based on the IOSCO Principles for Financial Benchmarks. The Trust uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. dollar value of NEAR in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of NEAR differs materially from the global market price of NEAR and/or that third parties are able to purchase and sell NEAR on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8‑K or in the Trust’s annual or quarterly reports.

Pricing Benchmark Methodology

The Pricing Benchmark is calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Platforms as follows:

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All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.
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The list is partitioned by timestamp into twelve (12) equally sized time intervals of five (5) minutes in length.
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For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.
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The Pricing Benchmark is then determined by the equally weighted average of the volume medians of all partitions.

As of June 4, 2026, the Constituent Platforms included in the Pricing Benchmark are Coinbase, Crypto.com and Kraken.

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Coinbase: A U.S.-based exchange registered as a money services business with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as e-money providers (Republic of Ireland, Central Bank of Ireland) and Major Payment Institutions (Singapore, Monetary Authority of Singapore).
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Crypto.com: A Singapore-based trading platform that has entities registered as a money services businesses with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a non-depository trust company by the New Hampshire Banking Department. Crypto.com does not hold a BitLicense.
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Kraken: A U.S.-based exchange that is registered as a money services business with FinCEN in various U.S. states, Kraken is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of

Ireland as a Virtual Asset Service Provider. Kraken also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity. The Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity, including a conflicts-of-interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the U.K. BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Pricing Benchmark is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of CME; (ii) one who is a representative of CF Benchmarks Ltd.; and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

In the event that there are errors or irregularities in the calculation and publication of the Pricing Benchmark, including delayed, missing data or erroneous data, the Benchmark Provider will apply the “Contingency Calculation Rules” as they relate to the Pricing Benchmark that are set forth on the Benchmark Provider’s website. The use of the Contingency Calculation Rules could negatively impact the NAV of the Trust. Such rules dictate how the Benchmark Provider will calculate the Pricing Benchmark, depending upon the type of error or irregularity. For instance, in the event that no Relevant Transaction occurs on a Constituent Platform on a given day, or one or more Relevant Transactions do occur on the Constituent Platform but cannot be retrieved by the Benchmark Provider, the Constituent Platform is disregarded in the calculation of the Pricing Benchmark for that day. In addition, all Relevant Transactions are subject to automated screening for erroneous data. Relevant Transactions that have been flagged as erroneous pursuant to the automated screening and the Contingency Calculation Rules are disregarded in the calculation of the Pricing Benchmark for a given day. If, for whatever reason, the Benchmark Provider is unable to calculate and publish the Pricing Benchmark by the stipulated dissemination time, it shall publish a notification on its website informing Pricing Benchmark users, including the Trust, the calculation and publication have been delayed.

If there are material changes to the Pricing Benchmark calculation methodology, the Trust will notify Shareholders in a prospectus supplement and a current report on Form 8-K or in its annual or quarterly reports. Additionally, the Trust will include a list of the current Constituent Platforms in its annual or quarterly reports.

A trading venue is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (“API”) with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Pricing Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.
The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a Constituent Platform: the average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.
2.
The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.
3.
The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.
4.
The venue complies with applicable laws and regulations, including, but not limited to, capital markets regulations, money-transmission regulations, client money custody regulations, and KYC and AML regulations.

5.
The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data-sharing agreements with CME Group. Once admitted, a Constituent Platform must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate, then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for inclusion in the list of Constituent Platforms by any member of the public, any exchange or the Oversight Committee.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The three Constituent Platforms that contribute transaction data to the Pricing Benchmark with the aggregate volumes traded on their respective NEAR-USD markets over the preceding four calendar quarters are listed in the table below:

	Aggregate Trading Volume of NEAR-USD
	Markets of Pricing Benchmark Constituent
	Platforms
Period	Coinbase	Crypto.com	Kraken
2025 Q3	$390,337,945	$47,242,045	$89,528,356
2025 Q4	$703,961,660	$51,369,322	$182,578,763
2026 Q1	$348,194,311	$15,464,438	$92,868,825
2026 Q2	$1,406,913,701	$25,349,367	$417,841,536

The market share for NEAR-USD trading of the three Constituent Platforms over the past four calendar quarters is shown in the table below:

	NEAR Trading Platform Market Share of
	NEAR-USD Trading
Period	Coinbase	Crypto.com	Kraken
2025 Q3	74.05%	8.96%	16.98%
2025 Q4	75.06%	5.48%	19.47%
2026 Q1	76.27%	3.39%	20.34%
2026 Q2	76.05%	1.37%	22.58%

CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO THE FUND OR THE SPONSOR AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY PRODUCTS OR SERVICES INCLUDING AS DESCRIBED HEREIN. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OFFERING AND SALE OF THE FUND. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE FUND OR THE SPONSOR AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds NEAR and is expected from time to time to issue Baskets in exchange for deposits of NEAR or cash and to distribute NEAR or cash in connection with redemptions of Baskets. The Trust’s primary investment objective is to seek to provide exposure to the value of NEAR held by the Trust, less the expenses of the Trust’s operations. The Trust’s secondary investment objective is to seek to derive additional NEAR through staking. In seeking to achieve its investment objective, the Trust will hold NEAR and establish its NAV by reference to the Pricing Benchmark.

The Sponsor believes the Trust is a straight forward solution to seek its investment objective. Besides cash received in connection with Cash Creation Orders of Baskets, the Trust’s sole asset is expected to be NEAR held with the NEAR Custodian. The Sponsor believes that the Pricing Benchmark is a representative value for the USD-NEAR price of NEAR, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays its only ordinary expense (the Sponsor Fee) in NEAR. The Trust will only sell NEAR (1) in connection with Cash Redemptions, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis NEAR pricing information based on the spot price for one NEAR from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (_______.com) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

Staking

Pursuant to its secondary investment objective, the Trust will seek to generate additional NEAR through staking. The Trust will stake the NEAR held in the Trust NEAR Account(s) maintained at the NEAR Custodian. Under normal circumstances, the Sponsor anticipates that it will engage in staking with respect to all of the Trust’s NEAR, except for NEAR held in the Liquidity Reserve. In addition to the NEAR held in the Liquidity Reserve, the Trust may, on a short-term and temporary basis and in connection with one or more of the following events, hold NEAR that is not staked, provided that the Trust shall make such NEAR available for staking as soon as and to the extent reasonably possible: (i) NEAR to be sold to pay Trust expenses; (ii) NEAR received in connection with In-Kind Creations or to be distributed in connection with In-Kind Redemptions; (iii) NEAR acquired with cash in connection with Cash Creations or sold in connection with Cash Redemptions; or (iv) NEAR received or available for receipt as staking rewards. The Trust also may, in connection with one or more of the following events, hold additional unstaked NEAR, provided that the Trust shall make such NEAR available for staking as soon as and to the extent reasonably possible: (i) the purchase or sale of NEAR pursuant to a Contingent Liquidity Arrangement described below; (ii) the sale of NEAR in connection with the Trust’s liquidation; (iii) the need to take protective measures against potential system vulnerabilities in the NEAR Protocol, staking smart contracts or validator client software; (iv) the cessation of the NEAR Custody Agreement, but only with respect to the NEAR affected by the cessation; (v) the cessation of the arrangement between a custodian and a Staking Agent, but only with respect to the staked NEAR affected by the cessation; and (vi) a change in applicable law or regulation.

The Trust will disclose on its website the percentage of the Trust’s NEAR that was staked as of the beginning of each trading day.

Staking is the process of actively participating in the validation of transactions and the maintenance of a proof-of-stake (PoS) blockchain network. In the case of the NEAR Protocol, participants may stake NEAR by either operating their own validator node or utilizing third-party staking services (such as the Staking Agents) that operate validators. Validators are responsible for proposing and attesting to new blocks as part of NEAR Protocol’s proof-of-stake consensus mechanism. In return for helping to secure the network and validate transactions, validators may earn staking rewards in the form of additional NEAR. The staked NEAR remains in the custody of the NEAR Custodian but is locked during the staking process. NEAR staked on the NEAR Protocol is staked for a period of two to four epochs following unstaking, during which the previously staked NEAR is non-transferable, resulting in certain liquidity risks that the Sponsor will seek to manage pursuant to the Liquidity Policies. On the NEAR Protocol, epochs are targeted to last approximately 12 hours, though actual epoch durations may vary slightly due to validator coordination and other timing effects inherent in the network’s consensus protocol. Staked NEAR may be unstaked at any time, but ceases earning rewards once the unstaking takes effect and cannot be transferred until the unbonding period concludes.

While staking NEAR offers the potential to derive additional NEAR, it also exposes the Trust to several risks. The NEAR Protocol imposes’s design provides for sanctions, known as a “slashing penalty,” for validator misbehavior, which would result in a portion of their staked NEAR being destroyed or “burned.” A slashing penalty would be imposed if a validator commits malicious acts to produce an invalid block or create an alternative chain. Slashing is not currently enabled on the NEAR mainnet, although it may be enabled in the future. If a validator does not operate efficiently, the Trust may fail to earn some or all of the NEAR that would have otherwise been available as a result of its staking.

The Trust will not itself undertake any validation activities or otherwise actively participate in the maintenance of the NEAR Protocol. The Trust will enter into a Staking Services Agreement with each Staking Agent setting forth the terms of the services provided by the Staking Agent to the Trust in connection with the Trust’s staking activities. The Sponsor will select one or more Staking Agents, each of which will operate the validators to which the Trust’s NEAR is staked to ensure that validation occurs. The Sponsor will allocate the amount and percentage of its NEAR “stake weight” to each Staking Agent in its sole discretion. When making this determination, in order to preserve and protect the Trust assets and ensure that the validators will properly perform validations the Sponsor will exercise diligence to (i) ensure the performance and reliability of each Staking Agent; (ii) ensure the adequacy of the safety and security policies and procedures of each Staking Agent, and (iii) consider any other factor(s) the Sponsor deems appropriate in making the allocation determination as necessary to achieve its investment objective and preserve and protect the Trust’s assets. The Trust intends to arrange its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant authority.

As of July 31, 2026, the Staking Agent is anticipated to be Attestant, Ltd., although the Trust may add additional Staking Agents in the future. Attestant, Ltd. is an affiliate of the Sponsor.c

While the Staking Agent(s) will operate the validators used to undertake the staking activities, the Trust’s NEAR will be staked directly from the Trust NEAR Account(s) at the NEAR Custodian and will not be transferred to any other wallet in order to be staked. Because the Trust’s staked NEAR will remain in the Trust NEAR Account(s) with the NEAR Custodian, even when staked, the Trust’s NEAR will not be commingled with the NEAR of any other NEAR holder in connection with staking. The NEAR Custodian has multiple layers of security protocols designed to protect the Trust’s NEAR from unauthorized access or transfer, which will remain in place when the Trust’s NEAR is staked. The Staking Agents will not have any control over the Trust’s staked NEAR as only the Sponsor has the authority to stake the Trust’s NEAR. In particular, the Staking Agent will not be authorized to leverage or rehypothecate the Trust’s NEAR.

The additional NEAR generated by the Trust’s staking program will be subject to fees shared among the Staking Agent(s), the NEAR Custodian and the Sponsor. The amounts owed or paid to the Staking Agent(s), the NEAR Custodian and the Sponsor are collectively referred to as the Staking Expenses. The Staking Expenses will equal [__]% of the amount of the additional NEAR generated by the staking of the Trust’s NEAR. The Staking Expenses will reduce the amount of NEAR generated from the staking of the Trust’s NEAR that is ultimately retained by the Trust. The Trust will ultimately receive approximately [__]% of the NEAR generated by its staking activities. The Trust’s NAV will reflect the amount of NEAR that the Trust is entitled to under its staking program after deduction of all Staking Expenses.

Liquidity Policies and Procedures

The Trust currently intends to stake 100% of its NEAR holdings. As a result, the Trust has adopted liquidity policies and procedures (the Liquidity Policies) reasonably designed to ensure that the Trust is able to satisfy Redemption Orders without incurring the risk of significant dilution of the remaining Shareholders’ interest in the Trust. The Sponsor is responsible for assessing, managing and reviewing the liquidity risk of the Trust at least annually based on the following four factors: (i) the Trust’s investment strategy and liquidity of the Trust’s assets during normal and stressed conditions, including use of borrowing for investment purposes and derivatives and whether the investment strategy is appropriate for effective and efficient arbitrage, (ii) holdings of cash and cash equivalents, as well as borrowing arrangements and other funding sources, (iii) percentage and description of the Trust’s assets that are segregated, pledged, hypothecated, encumbered, or otherwise restricted or prevented from being liquidated, sold, transferred or assigned and (iv) the lock-up period, including the exit times involved in the staking process. Following the liquidity risk assessment, the Sponsor will determine whether changes to the Liquidity Policies are necessary.

The Liquidity Policies provide the Sponsor with the means by which to manage the liquidity of the Trust’s assets in times of stress. While the Sponsor believes that the Liquidity Policies provide viable options to protect the Trust, there can be no guarantee that the implementation of the Liquidity Policies will be fully protective of the Trust.

The Liquidity Policies set forth the operation of the Liquidity Reserve. At the outset of the Trust, the Liquidity Reserve is expected to be composed of approximately 0% of the Trust’s NEAR holdings. However, the amount of NEAR comprising the Liquidity Reserve may be changed by the Sponsor in its sole discretion pursuant to the terms of the Liquidity Policies. The Liquidity Policies specify that, on at least a monthly basis, the Sponsor will seek to determine the appropriate percentage of the Trust’s NEAR to comprise the Liquidity Reserve. In making this determination, the Sponsor may consider any information it deems relevant, including, but not limited to, (i) the average, median and maximum daily value of Shares redeemed over the preceding month; (ii) the day-over-day performance of NEAR over the preceding month; (iii) the thirty-day realized volatility of NEAR; (iv) any changes to the mechanics of NEAR Protocol staking, such as any lowering of the minimum staking duration or delegation period or the addition of continuous or auto-renewal staking; and (v) any information available to the Sponsor regarding the likelihood that Shareholders will redeem Shares. Following its review of these factors, the Sponsor may choose to adjust the percentage of NEAR holdings that comprise the Liquidity Reserve. The Trust will disclose on its website the percentage of the Trust’s NEAR that was staked as of the beginning of each trading day. In the unlikely event that the Sponsor ever suspends the Trust’s staking program, the Trust will file a current report on Form 8-K.

Except for the limited circumstances described above, the Trust intends to stake all of its NEAR holdings to earn additional NEAR. Accordingly, those staked assets will be subject to the NEAR Protocol’s unstaking period before they can be transferred or sold. When the Trust receives a Redemption Order, the Sponsor will initiate a request to un-stake an amount of staked NEAR sufficient to satisfy the Redemption Order. Once the unstaking period is complete, the Sponsor, on behalf of the Trust, will have complete control over NEAR, including the ability to directly distribute the NEAR in connection with an In-Kind Redemption Order or sell it for cash in connection with a Cash Redemption Order. Under normal market conditions, the unstaking period is expected to be approximately 48 hours. Accordingly, the Trust intends to meet redemptions on a “T+2” basis.

However, there may be circumstances pursuant to which the unstaking period lasts for longer than two days, impairing the Trust’s ability to meet redemption requests on a T+2 basis, meaning that the Trust will not be able to make redemption distributions on the second business day following a properly submitted and accepted Redemption Order, without taking additional action. The NEAR Protocol utilizes what is known as an “epoch-based” staking mechanism. When a user on the NEAR Protocol (such as the Sponsor) initiates a request to un-stake, the request does not take effect immediately. It is queued and only processed at the end of un-staking period, which typically lasts two to four epochs. Each epoch on the NEAR Protocol lasts approximately 12 hours, though actual epoch durations may vary slightly due to validator coordination and other timing effects inherent in the network’s consensus protocol. The Trust’s use of a T+2 settlement period seeks to ensure that under nearly all foreseeable circumstances, it will be able to stake the entirety of its NEAR holdings and still always be able to meet Redemption Orders. However, there may be times when the unstake period could extend beyond two days. This could occur as a result of factors outside of the Trust’s control, such as if the validator that it is utilizing to stake its NEAR is offline, lagging or underperforming and its un-stake request is not processed at the desired time. Additionally, an extended unstaking period could occur during periods of uniquely high transaction volume on the NEAR Protocol or general network instability on the NEAR Protocol. Furthermore, if the NEAR Protocol undergoes a network upgrade, the unstaking period for staked NEAR could extend beyond two days.

For these, or any other reason, the Trust’s NEAR may not become un-staked in a timely enough fashion to satisfy Redemption Orders on a T+2 basis without taking additional action. A circumstance where the Trust was unable to satisfy Redemption Orders could have significant negative consequences for the Trust. Disruptions to the Trust’s creation and redemption mechanism could widen the bid-ask spreads for the Shares or cause Shares to trade at an increased premium or discount to NAV. If Authorized Participants are unable to reliably redeem Baskets within the expected timeframe, they may decline to provide such services to the Trust, which would cause additional increases in bid-ask spreads and larger premiums and discounts. Furthermore, the Sponsor and the Trust’s service providers could face reputational and regulatory scrutiny which could ultimately have a negative impact on the Trust.

In the event that the Trust is not able to unstake an amount of NEAR sufficient to meet Redemption Orders received by the Trust, pursuant to the Liquidity Policies, the Trust may utilize a Contingent Liquidity Arrangement.

Under such an arrangement, the Trust may enter into a credit facility that allows the Trust to borrow cash or NEAR to meet its current obligations. If the Trust draws cash or NEAR under any such credit facility, the Trust may incur additional expenses in the form of interest on its indebtedness or other costs of borrowing. In addition, the Sponsor, on behalf of the Trust, may seek to engage in a transaction with a third-party pursuant to which the Trust will exchange staked NEAR (that will be freely transferable upon completion of unstake period) (“Moderately Liquid NEAR”) for NEAR that is unstaked and freely transferable (“Highly Liquid NEAR”). The Highly Liquid NEAR that the Trust receives in this transaction will be used to satisfy the applicable Redemption Orders. The amount of NEAR sold by the Trust under such circumstances will be the minimum necessary to satisfy the applicable Redemption Orders. Such trades are expected to occur at a spread, requiring the Trust to deliver a greater quantity of Moderately Liquid NEAR in order to receive an equivalent amount of Highly Liquid NEAR.

In the event that a Contingent Liquidity Arrangement is unavailable, the Sponsor may delay settlement of a Redemption Order (i.e., long settle the Redemption Order) or temporarily suspend the right of redemption entirely.

Calculation of NAV

Under normal circumstances, the Trust’s only asset will be NEAR and, under limited circumstances, cash. The Trust’s NEAR is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. ET, or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate and correct unusual pricing should it occur.

The Administrator will calculate the NAV of the Trust by multiplying the number of NEAR held by the Trust by the Pricing Benchmark for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator will determine the price of the Trust’s NEAR by reference to the Pricing Benchmark, which is published between 4:00 p.m. and 4:30 p.m. ET on every calendar day. The methodology used to calculate the Pricing

Benchmark price to value NEAR in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (the Pricing Benchmark). The Administrator will determine the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the NEAR held by the Trust based on the Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If the Pricing Benchmark is not available or the Sponsor in its sole discretion determines that the Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. These valuation policies provide that, in seeking to fair value NEAR, the Sponsor may consider all factors it deems relevant at the time, including analytical values developed using third-party valuation models. In such cases, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of NEAR provided by a Secondary Source. It is currently expected that the Lukka Digital Asset Reference Rate – NEAR, the Lukka Reference Rate, would be used a Secondary Source. The Lukka Reference Rate provides a reference rate for the U.S. dollar price of NEAR (NEAR/USD), calculated as of 4:00 p.m. ET. The Lukka Reference Rate aggregates executed transactions from several trading venues, during a calculation window between 3:00 p.m. and 4:00 p.m. ET and produces a U.S. Dollar price of NEAR at 4:00 p.m. ET. Specifically, the Lukka Reference Rate is calculated based on eligible transactions from all of the eligible exchanges, and which may change from time to time as approved by Lukka’s Price Integrity Oversight Board. In determining the value of NEAR, Lukka applies a multi-step process for aggregating executed transactions for NEAR from several trading venues during a calculation window between 3:00 p.m. and 4:00 p.m. ET to produce a NEAR price as of 4:00 p.m. ET. Step 1: Executed transactions from eligible exchanges are collected by Lukka. Step 2: The calculation window is sectioned into equal time intervals, called partitions. Step 3: For each combination of partition, exchange and currency-pair, a Volume Weighted Average Price (“VWAP”) is calculated. Step 4: For each partition and currency pair, the median of these VWAP’s by exchange is calculated. Step 5: The Lukka Reference Rate for NEAR is then calculated as the simple average of the partition medians calculated in the previous step.

If a Secondary Source is not available, or if the Sponsor determines in its sole discretion that the Secondary Source is unreliable, the Sponsor may consider the price reported by the Trust’s principal market as of 4:00 p.m. ET on the valuation date. If the principal market price is also unavailable or deemed unreliable by the Sponsor, the Sponsor will use its best judgment to determine a good faith estimate of fair value based on all available data (such as pricing data available from the digital asset trading platforms it deems most reliable). The Sponsor does not anticipate that the need to “fair value” NEAR will be a common occurrence. However, to the extent the valuation determined under these policies differs materially from the actual market price of NEAR, the price of the Shares may temporarily or permanently deviate from the global market price of NEAR. This could reduce investor confidence in the ability of Shares to track the value of NEAR and may negatively impact the value of an investment in the Trust.

The ITV will be calculated by ICE Data Indices, LLC using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CME NEAR Real Time Price. The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end-of-day values of the Trust’s investments. The ITV will be disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Exchange will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines that allow for high-speed data transmission. In addition, the ITV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters. The ITV (which is based upon the CME NEAR Real Time Price) may differ from the NAV (which is based upon the Pricing Benchmark) due to differences in how the CME NEAR Real Time Price and Pricing Benchmark are calculated. While the Pricing Benchmark is calculated as described in the section above entitled “THE TRUST AND NEAR PRICES—– The CME CF NEAR–Dollar Reference Rate – New York Variant,” the CME NEAR Real Time Price is calculated once per second, in real time by utilizing the order books of NEAR—U.S. dollar trading pairs operated by all Constituent Platforms. An “order book” is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the CME NEAR Real Time Price calculation agent. The order books are aggregated into one consolidated order book by the CME NEAR Real Time Price calculation agent and the bid-price volume curve, ask-price volume curve, mid-price volume curve and mid-spread volume curve are calculated. The mid-price volume curve is the average of the bid-price volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask-price volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid-price volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid-spread volume curve does not exceed a certain percentage deviation from the mid-price). The CME NEAR Real Time Price is then given by the sum of the weighted mid-price volume curve obtained in the previous step.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmark to the extent the methodology used to calculate the Pricing Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for NEAR on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for NEAR, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for NEAR in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that NEAR is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through NEAR Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the NEAR Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s NEAR, the principal market in each scenario is determined by looking at the market-based level of volume and NEAR trading activity. NEAR Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable NEAR trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin and OKEx. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 p.m. ET for NEAR. The Sponsor then identifies that market as the principal market for NEAR during that period, and uses the price for NEAR from that venue at 4:00 p.m. ET as the principal market price.

Additional Information About The trust

The Trust

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement, dated as of July 30, 2026. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on June 4, 2018.

The Trust is passively managed and does not pursue active management investment strategies. Additionally, the Sponsor does not actively manage the NEAR held by the Trust. This means that the Sponsor does not sell NEAR at times when its price is high or acquire NEAR at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional NEAR investors to attempt to reduce the risks of losses resulting from price decreases. The NEAR held by the Trust will only be delivered to pay its only ordinary expense (the Sponsor Fee) in NEAR. The Trust will only sell NEAR (1) in connection with the Cash Redemptions, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. The delivery or sale of NEAR to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes the Trust is not required to register under such act. The Trust does not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the Commodity Exchange Act, as administered by the CFTC or National Futures Association. The Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of 0.___% per annum of the Trust’s NEAR holdings.

The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods in which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily and will be payable in NEAR monthly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a 0.___% annualized rate to the Trust’s total NEAR holdings, and the amount of NEAR payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The NAV of the Trust is reduced each day by the amount of the Sponsor Fee calculated each day. On or about the last day of each month, an amount of NEAR will be transferred from the Trust NEAR Accounts to the Sponsor NEAR Account equal to the sum of all daily Sponsor Fees accrued for the month in U.S. dollars divided by the Pricing Benchmark on the last day of the month. The Trust is not responsible for paying any fees or costs associated with the transfer of NEAR to the Sponsor. In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, NEAR Custodian, Prime Execution Agent, Marketing Agent, Transfer Agent and Administrator), exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion based upon prevailing circumstances to assume legal fees and expenses of the Trust in excess of $500,000 per annum. The Sponsor will also pay the costs of the Trust’s organization.

The additional NEAR generated by the Trust’s staking program will be subject to fees shared among the Staking Agent(s), the NEAR Custodian and the Sponsor. The amounts owed or paid to the Staking Agent(s), the NEAR Custodian and the Sponsor are collectively referred to as the Staking Expenses. The Staking Expenses will equal [__]% of the amount of the additional NEAR generated by the staking of the Trust’s NEAR. The Staking Expenses will reduce the amount of NEAR generated from the staking of the Trust’s NEAR that is ultimately retained by the Trust. The Trust will ultimately receive approximately [__]% of the NEAR generated by its staking activities. The Trust’s NAV will reflect the amount of NEAR that the Trust is entitled to under its staking program after deduction of all Staking Expenses.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, borrowing or financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the NEAR Protocol, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, NEAR Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the Prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

In addition, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor Fee attributable to Shares held by certain large investors or entities. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor/entity on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor Fee. Neither the Trust nor the Trustee will be a party to any Sponsor Fee rebate arrangements negotiated by the Sponsor. In addition, the Sponsor may, in its sole discretion and under very limited circumstances, agree to share the proceeds of the Sponsor Fee with other parties that have agreed to provide material support to the Sponsor.

The Administrator and/or the Sponsor will direct the NEAR Custodian to transfer NEAR from the Trust NEAR Accounts to the Sponsor NEAR Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s NEAR as necessary to pay such expenses. The Sponsor, on behalf of the Trust, will typically seek to buy and sell NEAR at a price as close to the Pricing Benchmark as practical. Such sales will be undertaken pursuant to the Trust-Directed Trade Model unless no NEAR Trading Counterparty is willing or able to effectuate the trade. Transfers of NEAR from the Trust NEAR Accounts to the Sponsor NEAR Account, and from the Sponsor NEAR Account to the NEAR Trading Counterparty are “on-chain” transactions represented on the NEAR Protocol. Transfer fees with respect to this on-chain transfer of NEAR will be paid by the NEAR Custodian. The NEAR Custodian will not pay such transfer fees with the Trust’s assets. The cash proceeds of the sale will be sent to the Sponsor, which will use such proceeds to pay the expenses. Any remaining cash will be distributed back to the Cash Custodian. To the extent that the Trust must utilize the Agent Execution Model to undertake NEAR sales to pay for expenses not assumed by the Sponsor, the Prime Execution Agent, acting in an agency capacity, would conduct the sale on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. Transfers of NEAR from the Trust NEAR Accounts to the Trust’s Trading Balance in connection with such sales are “on-chain” transactions represented on the NEAR Protocol. Each delivery or sale of NEAR by the Trust to pay the Sponsor Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust does not engage in any activity designed to derive a profit from changes in the price of NEAR. NEAR not needed to redeem Baskets, or to cover the Sponsor Fee and Trust expenses not assumed by the Sponsor, is held by the NEAR Custodian or Prime Execution Agent. As a result of the recurring deliveries of NEAR necessary to pay the Sponsor Fee and potential sales of NEAR to pay in cash the Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the amount of NEAR represented by each Share will decrease proportionately over the life of the Trust. New deposits of NEAR, purchased with the cash received in connection with Cash Creations of Baskets, will not reverse this trend.

Forks

In the event of a hard fork in the NEAR Protocol, the Sponsor will, pursuant to the terms of the Trust Agreement, use its discretion to determine which blockchain should properly be considered the NEAR Protocol for the Trust’s purposes. The Sponsor will base its determination on a range of relevant factors at the time, including, but not limited to, the Sponsor’s views regarding the expectations of NEAR core developers, users, service providers, businesses, validators, and other stakeholders, as well as the actual ongoing acceptance of, validation support for, and community engagement with the NEAR Protocol. There is no assurance that the Sponsor will select the fork or version of NEAR that ultimately proves to be the most valuable, and this decision could negatively impact the value of the Shares. Additionally, the Sponsor may have a differing view from Shareholders, the NEAR Custodian, security vendors, or the Benchmark Provider as to what is generally accepted as NEAR and should therefore be considered “NEAR” for the Trust’s purposes, which could also adversely affect the value of the Shares.

Distributions

Pursuant to the terms of the Trust Agreement, the Trust may make distributions on the Shares in cash or potentially in kind.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, the Sponsor will sell the Trust’s NEAR and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Under no circumstances will the Trust distribute NEAR to Shareholders.

See “ADDITIONAL INFORMATION ABOUT THE TRUST—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of NEAR, which permit the Trust to acquire other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the NEAR Protocol, airdrops offered to holders of NEAR and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject to a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

•
the availability of a safe and practical way to custody the Incidental Right or IR Asset;
•
the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceed the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;
•
whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Asset;
•
the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and
•
whether claiming, owning, selling or otherwise taking any action in respect of Incidental Rights or IR Asset may create legal or regulatory risks, liability or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop in the NEAR Protocol (other than NEAR), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•
Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) business days of their delisting;
•
One hundred eighty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed or accepted its appointment;
•
The SEC determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has made the determination that termination of the Trust is advisable;
•
The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;
•
The Trust is determined to be a money services business under the regulations promulgated by FinCEN under the authority of the Bank Secrecy Act of 1970 and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;
•
A U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its NEAR;
•
Any ongoing event exists that prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of NEAR for purposes of determining the NAV of the Trust;
•
The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;
•
The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any state or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;
•
Sixty days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;
•
The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•
The Sponsor elects to terminate the Trust after the Trustee, Administrator or NEAR Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the Investment Company Act; the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money services businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority of the Shareholders may propose and approve and who agrees to serve hereunder) shall take full charge of the Trust Property. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all NEAR owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof and in such a manner so as to effectuate orderly sales and a minimal market impact. The Liquidating Trustee may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of Shareholders that had not theretofore been redeemed. The Liquidating Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of Section 8.01 of the Trust Agreement. The Liquidating Trustee may suspend its sales of NEAR upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of NEAR or similar market event. Upon receipt of proceeds from the sale of the last NEAR held hereunder, all proceeds shall be applied and distributed in the following order of priority:

1.
pay to Sponsor from the Trust an amount equal to the sum of (1) any compensation due it for extraordinary or other services, (2) any advances made but not yet repaid and (3) reimbursement of any other disbursements as provided herein;
2.
deduct from the Trust any amounts that the Liquidating Trustee, in its sole discretion, shall deem necessary or appropriate to pay on behalf of the Trust any applicable taxes or other governmental charges that may be payable by the Trust and any other contingent or future liabilities of the Trust; and
3.
distribute each Shareholder’s interest in the remaining assets of the Trust. Such distribution shall consist of cash. Under no circumstances will the Trust distribute NEAR to Shareholders.

Following the dissolution and windup of the Trust, including distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the DSTA at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in the Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for certain of its obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Baskets and receive therefor the NEAR represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC, as Sponsor, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, the Administrator, the Transfer Agent or CF Benchmarks Ltd. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares and will exercise the marketing plan of the Trust on an ongoing basis.

The principal office of the Sponsor is 250 Montgomery Street, Suite 200, San Francisco, CA 94104.

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Hunter Horsley is the President and Treasurer of the Sponsor. Prior to Bitwise Asset Management, Inc. (“BAM”), Mr. Horsley was a product manager at Facebook and Instagram leading efforts in monetization from 2015 to 2016. He graduated from the Wharton School of Business at the University of Pennsylvania with a Bachelor of Science in Economics in 2015. Mr. Horsley took two years off from school from 2011 to 2013 to be on the founding team of a technology company called Lore (formerly known as CourseKit), which raised over $6 million in equity, grew to 20 employees and was sold to Noodle Education, Inc. in 2013.

Paul “Teddy” Fusaro is Chief Operating Officer and Secretary of the Sponsor. Prior to joining BAM in April 2018, Mr. Fusaro was Senior Vice President and Head of Portfolio Management and Capital Markets at IndexIQ, the exchange-traded fund unit of New York Life Investment Management, a firm with over $550 billion in AUM. Prior to that, from 2009 to 2013, Mr. Fusaro was Vice President of Portfolio Management and co-head of Trading and Operations at Direxion Investments, a $13 billion alternative exchange-traded fund manager. Earlier in his career, Mr. Fusaro spent time in both equity derivatives and credit derivatives at Goldman Sachs & Co. Mr. Fusaro is a graduate of Providence College.

James Bebrin III is a Vice President of the Sponsor and has served in such capacity since November 2025. Mr. Bebrin is also the Principal Financial Officer, Asset Management Products, for BAM and has served in such capacity since August 2025. Mr. Bebrin previously served as Director, Head of Controls and Fund Administration, at BAM since September 2021. Prior to BAM, Mr. Bebrin previously served as a Fund Manager of WisdomTree Asset Management from 2015 to 2021. Mr. Bebrin is a graduate of Bentley University.

Phuong Black is a Vice President of the Sponsor and has served in such capacity since November 2025. Ms. Black is also the Director, Head of Investment Operations, for BAM and has served in such capacity since April 2023. Ms. Black previously served as Director, Head of Fund Operations, at BAM since April 2023 and Operations Manager since January 2022. Prior to joining BAM, Ms. Black was Vice President at BlackRock from 2014 to 2021. Ms. Black is a graduate of San Jose State University.

Johanna Collins-Wood is a Vice President of the Sponsor and has served in such capacity since November 2025. Ms.

Collins-Wood is also the General Counsel and Head of Compliance, U.S. Asset Management, for Bitwise Asset Management, Inc., and has served in such capacity since November 2025. Ms. Collins-Wood previously served as Deputy General Counsel at Bitwise from December 2024 to November 2025 and as Senior Counsel at Bitwise from 2021 to December 2024. Prior to joining Bitwise, Ms. Collins-Wood was a senior associate in the fintech and financial services practice group at Wilson, Sonsini, Goodrich & Rosati, LP from 2019 to 2021. Before that, she was an associate in the corporate group at Troutman Pepper Locke LLP from 2017 to 2019. Ms. Collins-Wood began her career as an associate in the capital markets group at Davis Polk & Wardwell LLP in 2013, working in both the New York and London offices. Ms. Collins-Wood is a graduate of Duke Law school, where she received her J.D. and an LL.M. in international and comparative law, and of Duke University.

The following is a biographical summary of the business experience of certain key officers of BAM, the parent of the Sponsor:

Hunter Horsley is also the Chief Executive Officer of BAM and has served in such capacity since BAM's inception in October 2016.

Paul “Teddy” Fusaro is also the President of BAM and has served in such capacity since April 2018. Previously, he served as the Chief Operating Officer at BAM.

Matthew Hougan is the Chief Investment Officer of BAM and has served in such capacity since October 2020 after joining BAM in February 2018. Prior to BAM, Mr. Hougan was the Chief Executive Officer of Inside ETFs and Managing Director of Global Finance at Informa PLC, an FTSE 100 company. Before that, he was Chief Executive Officer of ETF.com, a venture-backed start-up that was sold in three separate transactions, with the data business sold to FactSet in 2015, the Events business sold to Informa in 2015, and the Media business sold to BATS Global Markets in early 2016. Mr. Hougan was also the editor for nine years of the Journal of Indexes. Mr. Hougan is a three-time member of Barron’s ETF Roundtable and co-author of the CFA (Chartered Financial Analyst) Institute’s monograph on exchange-traded funds. Mr. Hougan is a graduate of Bowdoin College.

Hong Kim is the Chief Technology Officer of BAM and has served in such capacity since BAM's inception. Prior to BAM, Mr. Kim worked in cybersecurity for the South Korean Military. He later worked on Google’s backend infrastructure for Drive. Mr. Kim attended the University of Pennsylvania where he graduated with a Bachelor of Science in Computer Science.

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (the “DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

The principal address of CSC Delaware Trust Company, as Trustee is 251 Little Falls Drive, Wilmington, DE 19808.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The principal address of BNY Mellon, as Administrator, Transfer Agent and Cash Custodian, is 240 Greenwich Street, New York, NY 10286.

The Transfer Agent

The Transfer Agent (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The NEAR Custodian

The NEAR Custodian is responsible for safekeeping the NEAR owned by the Trust. The NEAR Custodian was selected by the Sponsor. The NEAR Custodian has responsibility for opening the Trust NEAR Accounts and facilitating the transfer of NEAR required for the operation of the Trust.

The Sponsor may, in its sole discretion, add or terminate NEAR custodians at any time. The Sponsor may, in its sole discretion, change the custodian of the Trust’s NEAR holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into NEAR custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

The Cash Custodian

The Cash Custodian is the custodian of the Trust’s cash holdings.

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Transfer Agent to review and approve, or reject, Creation Orders and Redemption Orders of Baskets placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

Custody of the Trust’s Assets

The Trust has entered into an agreement with the NEAR Custodian, the NEAR Custody Agreement, pursuant to which the NEAR Custodian will custody all of the Trust’s NEAR in a segregated account from time to time (the Trust NEAR Accounts), other than the Trust’s NEAR which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER—The Prime Execution Agent.” The NEAR Custodian will maintain the private keys associated with the Trust’s NEAR in “cold storage” or similarly secure technology (the “Cold NEAR Account”). Similarly secure technology may include the usage of storage on hardware security modules (HSMs) that may connect to the internet securely in order to broadcast transactions. While such connectivity is intended to be limited and secure, it may nonetheless expose the system to cybersecurity risks, including potential vulnerabilities in software, firmware, or network architecture. Any compromise of the HSM environment, including unauthorized access or exploitation of its internet-connected features, could result in the loss or theft of digital assets, and may adversely affect the value of the Shares or the Trust’s ability to transact. Any remaining portion of the Trust’s NEAR holdings may be held in a “Hot NEAR Account.” The Sponsor expects that all of the Trust’s assets and private keys, other than those maintained in the Trading Balance with the Prime Execution Agent or held in a Hot NEAR Account, will be held in cold storage of the NEAR Custodian on an ongoing basis.

Custody of NEAR typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of NEAR from an address associated with the private key to another address). Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s NEAR is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the NEAR Custodian will generally keep all of the Trust’s NEAR in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Trust’s NEAR will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets, to sell NEAR including to pay Trust expenses not assumed by the Sponsor, as necessary. The Trust’s NEAR held in the Cold NEAR Account by the NEAR Custodian are held in segregated wallets and therefore are not commingled with the NEAR Custodian’s or other customer assets. The private key materials are stored within secure storage facilities within the United States and Europe. For security reasons, exact locations are never disclosed. A limited number of employees at the NEAR Custodian are involved in private key management operations, and the NEAR Custodian has represented that no single individual has access to full private keys. The NEAR Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.

The NEAR Custodian’s internal audit team performs periodic internal audits over custody operations, and the NEAR Custodian has represented that Systems and Organizational Control attestations covering private key management controls are also performed on the NEAR Custodian by an external provider.

Under the terms of the NEAR Custody Agreement, the Sponsor maintains sole discretion in allocating NEAR between the Hot NEAR Account and the Cold NEAR Account. NEAR custodied by the NEAR Custodian is not commingled with assets of NEAR Custodian or its affiliates or with assets of other customers of NEAR Custodian. The NEAR Custodian has agreed in the NEAR Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s NEAR, and that the Trust’s NEAR assets are not treated as general assets of the NEAR Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the NEAR Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the NEAR held by the NEAR Custodian for the Trust and that the Trust’s NEAR is held in a separate, segregated account under the Trust’s name. The NEAR Custody Agreement does not require that private key information with respect to the Trust’s NEAR be kept in a particular physical location.

The NEAR Custodian may receive deposits of NEAR but may not send NEAR without use of the corresponding private keys. In order to send NEAR when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the NEAR Custodian can upload the fully signed transaction to an online network and transfer the NEAR. Because the NEAR Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

Under the NEAR Custody Agreement, the NEAR Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of NEAR, or fraud or willful misconduct, among others, the NEAR Custodian’s aggregate liability under the NEAR Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the NEAR Custodian in the 12 months prior to the event giving rise to the NEAR Custodian’s liability, and (B) the value of the affected NEAR or cash giving rise to the NEAR Custodian’s liability; (ii) in respect of the NEAR Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the NEAR Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the NEAR Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the NEAR Custodian in the 12 months prior to the event giving rise to the NEAR Custodian’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the NEAR Custodian is not liable, even if the NEAR Custodian has been advised of or knew or should have known of the possibility thereof. The NEAR Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the NEAR Custodian. Under the NEAR Custody Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the NEAR Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the NEAR Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by the Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding NEAR with the NEAR Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The NEAR Custodian may terminate the NEAR Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the NEAR Custody Agreement), including, among others, if the Trust materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The NEAR Custodian may terminate the NEAR Custody Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for Cause (as defined below). The NEAR Custody Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement. These termination provisions are described in more detail in “THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER—The Prime Execution Agent” below.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust has entered into the Cash Custody Agreement with BNY Mellon under which BNY Mellon acts as custodian of the Trust’s cash and cash equivalents.

The Trust may engage third-party custodians or vendors besides the NEAR Custodian and the Cash Custodian to provide custody and security services for all or a portion of its NEAR and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the NEAR Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate NEAR custodians at any time. The Sponsor may, in its sole discretion, change the custodian of the Trust’s NEAR holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into NEAR custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

Pursuant to the terms set forth in the NEAR Staking Custody Agreement, the Trust will facilitate the staking of the Trust’s NEAR held in the Trust NEAR Accounts. The Sponsor, on behalf of the Trust, is responsible for providing the NEAR Custodian with requests that the Trust’s NEAR be staked and unstaked and the allocation of the Trust’s NEAR among the Staking Agents, which will be operating the validators undertaking the staking of the Trust’s NEAR. The NEAR Custodian disclaims any responsibility as it relates to the performance of the Staking Agents. The NEAR Custodian and its affiliates have disclaimed all responsibility for losses arising as a result of the Trust staking activities undertaken in the Trust NEAR Accounts.

THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER

The following section describes the role of the Prime Execution Agent and Trade Credit Lender. These parties will only be utilized during the rare and limited circumstances when the Trust buys and sells NEAR using the Agent Execution Model. The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of NEAR and will only utilize the Agent Execution Model in the event that no NEAR Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of NEAR.

The Prime Execution Agent

Pursuant to the Prime Execution Agreement, the Trust’s NEAR holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the NEAR Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of NEAR to pay other Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular NEAR (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the NEAR (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s NEAR (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the NEAR associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell NEAR on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of NEAR that the Prime Execution Agent holds for customers holding similar entitlements as the Trust, which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agreement to hold any of the NEAR in the Trust’s Trading Balance in cold storage or to hold any such NEAR in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the NEAR credited to the Trust’s Trading Balance.

The Prime Execution Agent relies on bank accounts to provide its trading platform services, including temporarily holding any cash related to a customer’s purchase or sale of NEAR. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in Money Market Funds in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money-transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of NEAR will be held in an FBO Account or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Trust sells NEAR through the Prime Execution Agent, the Trust’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Execution Agent, as well as four additional non-bank market makers (“NBMMs”). The Prime Execution Agent has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of NEAR by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests. Such conflicts could cause the Trust to purchase or sell NEAR at less favorable prices.

Subject to the foregoing, and to certain policies and procedures that the Prime Execution Agreement requires the Prime Execution Agent to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Execution Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding NEAR with the NEAR Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell NEAR on the Trading Platform, the associated NEAR or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust NEAR Accounts may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the NEAR Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the NEAR Custody Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a Cause event (as defined below).

The Prime Execution Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent, would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Execution Agreement or the Prime Execution Agent Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Prime Execution Agent Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Execution Agent or if the Change in Law requires that Coinbase immediately ceases providing any Prime Execution Agent Services, the Prime Execution Agent may, upon written notice, suspend, restrict or terminate the Prime Execution Agent Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Execution Agent may in its reasonable discretion, terminate the Prime Execution Agreement and accelerate the Trust’s obligations, and/or take certain other actions. The Prime Execution Agreement defines

“Cause” to mean (i) a material breach of the Prime Execution Agreement (other than the NEAR Custody Agreement) which is uncured for ten (10) days; (ii) a material breach of the NEAR Custody Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Trust to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of one (1) business day.

Notwithstanding any termination of the Prime Execution Agreement by the Prime Execution Agent for Cause, during any Transition Period (as defined below) the Coinbase Entities (defined in the Prime Execution Agreement as the Prime Execution Agent, NEAR Custodian, and Trade Credit Lender) or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Trust may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Trust, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Execution Agreement, except to the extent any Transition Service is prohibited under applicable law (including, but not limited to, applicable sanctions programs) or by a facially valid subpoena, court order or binding order of a government authority; provided that (i) the Coinbase Entities will continue to have the right to exercise their right of set-off under the Prime Execution Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Trust and (ii), notwithstanding any provision in the Prime Execution Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Trust or Sponsor for any claims or losses arising out of or relating to the Prime Execution Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Execution Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Execution Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Trust) commencing on the date the Trust is notified of any termination of the Prime Execution Agreement pursuant to a Cause event.

“Transition Services” means the Prime Execution Agent services consisting of (i) the custody of the Trust’s NEAR on the Trust’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of NEAR submitted by the Trust. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Execution Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Trust may terminate the Prime Execution Agreement, including the NEAR Custody Agreement, in whole or in part for any reason upon thirty (30) days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the NEAR

Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s NEAR in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the NEAR based on the Benchmark Valuation (defined as the Pricing Benchmark) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “NEAR Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the NEAR Cash Value until the relevant NEAR is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant NEAR, in each case, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the NEAR Cash Value in lieu of the relevant NEAR or receive the NEAR Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant NEAR would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant NEAR being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the NEAR, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred NEAR or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within one (1) business day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agreement (other than the provisions of the NEAR Custody Agreement) and such breach remains uncured for a period of ten (10) calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the NEAR Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

The Prime Execution Agent does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Execution Agent is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Execution Agent being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Neither the Prime Execution Agent nor any other Coinbase Entity is permitted to withdraw the Trust’s NEAR from the Trust NEAR Accounts, or loan, hypothecate, pledge or otherwise encumber the Trust’s NEAR, without the consent of the Trust. The Trading Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of NEAR, or fraud or willful misconduct, among others, the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected NEAR giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. Both the Trust and the Prime Execution Agent and its affiliates (including the NEAR Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Execution Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Execution Agent Services including that (i) orders to buy or sell NEAR may be routed to the Prime Execution Agent’s exchange platform (“Coinbase Exchange”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Execution Agent does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge, and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Execution Agent will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Execution Agent will notify the Trust of changes to its business that have a material adverse effect on the Prime Execution Agent’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Trust and (ii) any other pending orders by the Trust received by the Coinbase Entities that become marketable, (b) for any order that the Prime Execution Agent receives from the Trust, the Prime Execution Agent will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the highest price for the Trust’s NEAR sale orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Trust’s order, ahead of any order received from the Trust. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Execution Agent agrees to direct the Trust’s orders in a manner that does not systematically favor the Coinbase Exchange or Connected Trading Venues that provide financial incentives to the Prime Execution Agent; provided, however, that under certain circumstances the Prime Execution Agent may choose to intentionally route to the Coinbase Exchange due to temporary conditions affecting Connected Trading Venues (e.g., connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

To avoid having to pre-fund purchases or sales of NEAR when using the Agent Execution Model, the Trust may borrow NEAR or cash as Trade Credit from the Trade Credit Lender on a short-term basis. The Sponsor does not intend to fund the Trading Balance at the Prime Execution Agent with sufficient cash or NEAR to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. This allows the Trust to buy or sell NEAR through the Prime Execution Agent in an amount that exceeds the cash or NEAR credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability purchase and sell NEAR in a timely manner, rather than waiting for the cash to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the NEAR or for the NEAR held in the Trust NEAR Accounts to be transferred to the Trust’s Trading Balance prior to selling NEAR. The Trust is required by the terms of the Trade Financing Agreement, which is part of the Prime Execution Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such NEAR or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to borrow NEAR to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and the Trust NEAR Accounts. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of NEAR or cash credited to the Trust’s Trading Balance and Trust NEAR Accounts (though it is required to exhaust the Trading Balance prior to taking control of assets in the Trust NEAR Accounts) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. Pursuant to the Trade Financing Agreement, there is a maximum “Authorized Amount” of Trade Credits that the Trade Credit Lender allows to be outstanding at any one time, which is determined and may be changed by the Trade Credit Lender in its sole discretion. The Authorized Amount of Trade

Credits, as well as the interest rate of Trade Credits, will be variable based on market rates at the time. To the extent the Trade Credit Lender changes the Authorized Amount, it will give the Trust advance notice if it is feasible to do so. As of [_____ __, 2026], the Authorized Amount of Trade Credits available to the Trust was equal to $[__], although this amount is subject to change by the Trade Credit Lender in its sole discretion.

The entirety of the Trust’s NEAR holdings is maintained with the NEAR Custodian rather than the Prime Execution Agent. Accordingly, when using the Agent Execution Model, the Trust does expect to utilize Trade Credits. When utilizing Trade Credits in connection with Cash Creation Orders and Cash Redemption Orders any interest payable on Trade Credits will be the responsibility of the Authorized Participants. In the very rare event that Trade Credits are utilized in connection with the payment of Trust expenses not assumed by the Sponsor, any interest payable on the Trade Credits will be the responsibility of the Trust. Any such interest payments borne by the Trust will have the effect of reducing the amount of NEAR represented by a Share and the NAV of the Trust. In connection with a Cash Redemption Order or to pay expenses not assumed by the Sponsor, the Trust will first borrow NEAR from the Trade Credit Lender using the Trade Financing Agreement, and then sell this NEAR. In connection with a Cash Creation Order, the Trust will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement and then purchase NEAR. The purpose of borrowing the NEAR or cash from the Trade Credit Lender is to lock in the NEAR price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the NEAR or for the NEAR held in the Trust NEAR Accounts to be transferred to a Trading Balance prior to selling the NEAR (a process that may take up to twenty-four hours, or longer if the NEAR Protocol is experiencing delays in transaction confirmation, or if there are other delays). To the extent that the execution price of the NEAR acquired exceeds the amount of cash deposited by the Authorized Participant, the Authorized Participant bears the responsibility for the difference.

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a Cash Creation Order can be settled in a timely manner. For a Cash Redemption Order under the Agent Execution Model, the Trust may use financing when the NEAR remains in the Trust NEAR Accounts at the point of intended execution of a sale of NEAR. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the NEAR Custodian to move NEAR out of the Trust NEAR Accounts into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Trust may not be able to lock in the NEAR price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Trust NEAR Accounts to the Trading Balance was completed before selling the NEAR.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book-Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised the Sponsor as follows: It is a limited-purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised the Sponsor that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

SEED CAPITAL INVESTOR

Bitwise Asset Management, Inc., the parent of the Sponsor, served as seed capital investor to the Trust (the “Seed Capital Investor”). The Seed Capital Investor agreed to purchase $200 in Shares on July 28, 2026, and on July 28, 2026], took delivery of 8 Shares at a per-Share price of $25 (the “Seed Shares”). The $200 the Trust received in consideration for the sale of the Seed Shares served as the basis of the audit described in the sections entitled “REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “STATEMENT OF ASSETS AND LIABILITIES.”

The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the Seed Capital Investor’s purchase of the Seed Shares.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “NRR.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Bitwise Investment Manager, LLC, an affiliate of the Sponsor, is expected to purchase the initial Baskets of Shares for $[__], at per-Share price of $[___] for these [__] Shares (the Seed Baskets). Such proceeds are expected to be used by the Trust to purchase NEAR at or prior to the listing of Shares on the Exchange. Bitwise Investment Manager, LLC will act as a statutory underwriter in connection with the initial purchase of the Seed Baskets.

Authorized Participants

The offering of the Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. The Sponsor believes that the Basket size of 10,000 Shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust, however, the Sponsor may adjust the Baskets in order to improve the effectiveness of the activities of Authorized Participants in the secondary market for the Shares if the Sponsor determines it to be necessary or advisable. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Basket it does create. As of [_____ __, 2026], [________, ________ and __________] have executed Authorized Participant Agreements with the Trust. Pursuant to the terms of those Authorized Participant Agreements, each such Authorized Participant, except for [_________ and _________], may conduct Cash Creations, Cash Redemptions, In-Kind Creations and In-Kind Redemptions. As of [_____ __, 2026], [___________ and _____________] may only conduct Cash Creations and Cash Redemptions.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view toward distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

Selling Shareholders

The Sponsor or its affiliates, or a fund for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment adviser, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”), [including the Seed Capital Investor], may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “CONFLICTS OF INTEREST.”

Creation and Redemption of Shares

When the Trust creates or redeems its Shares, it will do so only in Baskets (blocks of 10,000 Shares) based on the quantity of NEAR attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000). This is called the “Basket Amount.” The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of NEAR constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of NEAR that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by dividing the number of NEAR held by the Trust as of the opening of business on that business day, adjusted for the amount of NEAR constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business, multiplied by 10,000. Fractions of NEAR smaller than 0.00000001 are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Amount determined by the Administrator as indicated above.

The Trust may either create and redeem Shares in-kind for NEAR (In-Kind Creations and In-Kind Redemptions, respectively) or for cash (Cash Creations and Cash Redemptions respectively). When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a Basket) based on the quantity of NEAR attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the Basket Amount).

In connection with an In-Kind Creation Order, an Authorized Participant shall deliver or cause to be delivered by an Authorized Participant Designee to the NEAR Custodian the amount of NEAR represented by the Basket Amount. In connection with a Cash Creation Order, an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of NEAR, as well as the per-order transaction fee.

In connection with a Redemption Order, an Authorized Participant shall deliver to the Trust’s account at DTC the Basket(s) to be redeemed. To the extent such order is an In-Kind Redemption Order, the Sponsor shall arrange for a Basket Amount of NEAR to be distributed to an NEAR account designated by the Authorized Participant or Authorized Participant Designee. To the extent such order is a Cash Redemption Order, the Sponsor shall arrange for the Basket Amount of NEAR to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant.

Authorized Participants

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the NEAR, cash or Shares required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants must pay the Transfer Agent a non-refundable fee for each Creation Order and Redemption Order they place. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor in its sole discretion. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may create Shares by placing a Creation Order to purchase one or more Baskets with the Transfer Agent through the Marketing Agent in exchange for NEAR or cash. Such orders are subject to approval by the Marketing Agent and Transfer Agent. For purposes of processing Creation Orders and Redemption Orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Creation Orders must be placed by 3:59 p.m., ET or the close of regular trading on the Exchange, whichever is earlier, for In-Kind Creation Orders, or 2:00 p.m., ET, or two hours before the close of regular trading on the Exchange, whichever is earlier, for Cash Creation Orders (the “Order Cut-Off Time”). The Order Cut-Off time may be modified by the Sponsor in its sole discretion. The day on which a Creation Order is accepted by the Transfer Agent is considered the “Creation Order Date.”

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Creation Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Creation Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Creation Orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a NEAR transaction, when it believes the price of NEAR is being inconsistently, irregularly, or discontinuously published from NEAR trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Creation Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV. The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement.

By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate (either directly or through an Authorized Participant Designee) the deposit of NEAR with the NEAR Custodian. An Authorized Participant who places an In-Kind Creation Order is responsible for facilitating the delivery of the required amount of NEAR to a Trust NEAR Account at the NEAR Custodian by 3:00 p.m. ET, on the business day following the Creation Order Date. The Authorized Participant or Authorized Participant Designee will normally send the required NEAR in an “on chain” transaction over the NEAR Protocol. Such on chain transactions are subject to the risks associated with NEAR Protocol transactions, including the irreversibility of transactions made in error or unavoidable delays due to NEAR Protocol congestion. Upon receipt of the required amount of NEAR in a Trust NEAR Account at the NEAR Custodian, the NEAR Sponsor will notify the Transfer Agent that the NEAR has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

By placing a Cash Creation Order, an Authorized Participant agrees to deposit, or cause the deposit of, cash with the Trust in an equivalent amount of cash equal to the required amount of NEAR as described above, multiplied by the Pricing Benchmark price, plus any additional cash required to account for the price at which the Trust agrees to purchase the requisite amount of NEAR to the extent it is greater than the Pricing Benchmark price on each Creation Order Date. On each Creation Order Date, the Administrator will communicate to the Authorized Participant the full cash amount required to settle the transaction. Authorized Participants may not withdraw a Creation Order. If an Authorized Participant fails to consummate the foregoing, the Creation Order will be cancelled. The Sponsor causes to be published each night the amount of NEAR that will be acquired in exchange for each Creation Order, from which can be computed the estimated amount of cash required to create each Basket, prior to accounting for any additional cash required to acquire the requisite amount of NEAR if the price paid by the Trust is in excess of the Pricing Benchmark on each Creation Order Date. If the amount of cash required to acquire the requisite amount of NEAR is less than the amount deposited by the Authorized Participant, the full amount of cash deposited by the Authorized Participant will be returned to the Authorized Participant (at the Authorized Participant’s expense) and the Authorized Participant will then re-send the correct amount.

An Authorized Participant who places a Cash Creation Order is responsible for facilitating the delivery of the required amount of cash to the Cash Custodian by 3:00 p.m. ET, on the business day following the Creation Order Date. Pursuant to a

Cash Creation, the Trust is responsible for acquiring NEAR, which it may do pursuant to two different models: (i) the “Trust-Directed Trade Model,” and the (ii) the “Agent Execution Model.”

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring NEAR from an approved NEAR Trading Counterparty in an amount equal to the Basket Amount. When seeking to purchase NEAR on behalf of the Trust, the Sponsor will seek to purchase NEAR at a price as close to the Pricing Benchmark as practical. Once the trade has been agreed upon with a NEAR Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of NEAR from the NEAR Trading Counterparty to a Trust NEAR Account are “on-chain” transactions represented on the NEAR Protocol. Upon receipt of the deposit amount of NEAR in a Trust NEAR Account at the NEAR Custodian from the NEAR Trading Counterparty, the NEAR Custodian will notify the Sponsor that the NEAR has been received. The Sponsor will then notify the Transfer Agent that the NEAR has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account and will wire the cash previously sent by the Authorized Participant to the NEAR Trading Counterparty to complete settlement of the Cash Creation Order and the acquisition of the NEAR by the Trust. If the NEAR Trading Counterparty fails to deliver the NEAR to the NEAR Custodian, no cash is sent from the Cash Custodian to the NEAR Trading Counterparty, no Shares are transferred to the Authorized Participant’s DTC account, the cash is returned to the Authorized Participant, and the Cash Creation Order is cancelled.

Under the Agent Execution Model, the Prime Execution Agent, acting in an agency capacity, conducts NEAR purchases on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. On the evening of the Creation Order Date, the Trust enters into a transaction to buy NEAR through the Prime Execution Agent for cash. Because the Trust’s Trading Balance may not be funded with cash on the Creation Order Date for the purchase of NEAR in connection with the Cash Creation Order under the Agent Execution Model, the Trust may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the Cash Creation Order on the Creation Order Date. The extension of Trade Credits on the Creation Order Date allows the Trust to purchase NEAR through the Prime Execution Agent on the Creation Order Date, with such NEAR being deposited in the Trust’s Trading Balance. On the day following the Creation Order Date, the “Creation Order Settlement Date,” the Trust delivers Shares to the Authorized Participant’s DTC account in exchange for cash received from the Authorized Participant. Where applicable, the Trust uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. On the Creation Order Settlement Date for a Cash Creation Order utilizing the Agent Execution Model, the NEAR associated with the Creation Order and purchased on the Creation Order Date is swept from the Trust’s Trading Balance with the Prime Execution Agent to a Trust NEAR Account with the NEAR Custodian pursuant to a regular end-of-day sweep process. Transfers of NEAR into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to a Trust NEAR Account are “on-chain” transactions represented on the NEAR Protocol. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction. Accordingly, such costs are borne by the Authorized Participant.

As between the Trust and the Authorized Participant, the expense and risk of the difference between the value of NEAR calculated by the Administrator for daily valuation using the Pricing Benchmark and the price at which the Trust acquires the NEAR will be borne solely by the Authorized Participant to the extent that the Trust pays more for NEAR than the price used by the Trust for daily valuation. Any such additional cash amount will be included in the amount of cash calculated by the Administrator on the Creation Order Date, communicated to the Authorized Participant on the Creation Order Date, and wired by the Authorized Participant to the Cash Custodian on the Creation Order Settlement Date.

Rejection of Creation Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any Creation Order or deposit of cash or NEAR for any reason, including if the Sponsor determines that:

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the Creation Order is not in proper form;
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it would not be in the best interest of the Shareholders;
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the acceptance of the Creation Order would have adverse tax consequences to the Trust or its Shareholders;
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the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or
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circumstances outside the control of the Trust, the Sponsor, the Marketing Agent, the Transfer Agent, the Cash Custodian or the NEAR Custodian make it, for all practical purposes, not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent, the Cash Custodian or the NEAR Custodian will be liable for the rejection of any Creation Order.

Redemption Procedures

On any business day, an Authorized Participant may place an order a Redemption Order with the Transfer Agent through the Marketing Agent to redeem one or more Baskets. Redemption Orders must be placed by 3:59 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier, for In-Kind Redemption Orders, or 2:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier, for Cash Redemption Orders (the “Redemption Order Cut-Off Time”). The Redemption Order Cut-Off Time may be modified by the Sponsor in its sole discretion. A Redemption Order will be effective on the date it is accepted by the Transfer Agent (“Redemption Order Date”). The redemption distribution from the Trust in exchange for a redemption of Shares consists of a movement of the Basket Amount of NEAR or cash representing the Basket Amount of NEAR, less any trading expenses incurred by the Trust in liquidating the NEAR, to the redeeming Authorized Participant or its designee. An Authorized Participant may not withdraw a Redemption Order without the prior consent of the Sponsor in its discretion.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of NEAR to the designated wallet address of the Authorized Participant or Authorized Participant Designee. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day ET on the business day following the Redemption Order Date (the “Redemption Order Settlement Date”). Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account and the Transfer Agent has notified the Sponsor that the Shares have been deposited, the Sponsor will cause the transfer of the requisite amount of NEAR to the Authorized Participant or Authorized Participant Designee. This transfer of NEAR from the Trust to the Authorized Participant or Authorized Participant Designee will normally be done pursuant to an “on chain” transaction over the NEAR Protocol. Such on chain transactions are subject to the risks associated with NEAR Protocol transactions, including the irreversibility of transactions made in error or unavoidable delays due to NEAR Protocol congestion.

Under the Trust-Directed Trade Model pursuant to a Cash Redemption Order, the procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets under the Trust-Directed Trade Model with an additional safeguard on NEAR being removed from a Trust NEAR Account, which will not occur until cash has been received by the Cash Custodian in an amount equal to the Basket Amount of NEAR multiplied by the price at which the Trust agrees with the NEAR Trading Counterparty to sell the NEAR on the Redemption Order Date. When seeking to sell NEAR on behalf of the Trust, the Sponsor will seek to sell NEAR at a price as close to the Pricing Benchmark as practical. Once the trade has been agreed upon with a NEAR Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of NEAR from a Trust NEAR Account to the NEAR Trading Counterparty are “on-chain” transactions represented on the NEAR Protocol. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day ET on the Redemption Order Settlement Date. The NEAR Custodian will not send the Basket Amount of NEAR from a Trust NEAR Account to the NEAR Trading Counterparty until the Cash Custodian has received the cash from the NEAR Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the NEAR Trading Counterparty has sent the cash to the Cash Custodian in an agreed-upon amount to settle the agreed upon sale of the Basket Amount of NEAR, the Transfer Agent will notify the Sponsor. The Sponsor will then notify the NEAR Custodian to transfer the NEAR to the NEAR Trading Counterparty, and the Transfer Agent will facilitate the redemption of Shares in exchange for cash. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will wire the requisite amount of cash to the Authorized Participant. Transfers of NEAR from a Trust NEAR Account to the NEAR Trading Counterparty are “on-chain” transactions represented on the NEAR Protocol. In the event that by the end of the day on the Redemption Order Settlement Date, the Trust’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order the Transfer Agent shall send to the Authorized Participant, and the Sponsor via fax or electronic mail message notice of such fact and the Authorized Participant shall have two (2) business days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) business day period, the Transfer Agent (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Transfer Agent, the Sponsor or the NEAR Custodian related to the cancelled Redemption Order.

Under the Agent Execution Model pursuant to a Cash Redemption Order, the Authorized Participant may be required to submit a Redemption Order by an earlier than normal order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time may be as early as 5:00 p.m. ET on the business day prior to Redemption Order Date. Once a Redemption Order is received, the Sponsor instructs the NEAR Custodian to prepare to transfer the NEAR associated with the Redemption Order from a Trust NEAR Account with the NEAR Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For a Redemption Order utilizing the Agent Execution Model, on the evening of the Redemption Order Date, the Prime Execution Agent, acting in an agency capacity, conducts NEAR sales on behalf of the Trust with third parties through its Coinbase Prime service in exchange for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with NEAR on the evening of the Redemption Order Date at the time of the intended execution of the sale of NEAR in connection with the Redemption Order because such NEAR is still in a Trust NEAR Account at the NEAR Custodian. In those circumstances the Trust may borrow Trade Credits in the form of NEAR from the Trade Credit Lender, which allows the Trust to sell NEAR through the Prime Execution Agent on the evening Redemption Order Date, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. Such cash is then transferred to the Cash Custodian. The Trust will subsequently transfer the Basket Amount of NEAR from a Trust NEAR Account to the Trust’s Trading Balance with the Prime Execution Agent. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will then wire the requisite amount of cash to the Authorized Participant. In the event Trade Credits were used, the Trust will use the NEAR that is moved from a Trust NEAR Account with the NEAR Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of NEAR from a Trust NEAR Account to the Trust’s Trading Balance are “on-chain” transactions represented on the NEAR Protocol.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of creation or redemption or may postpone the Redemption Order Settlement Date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a creation order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, NEAR Custodian, Cash Custodian, Administrator or other service providers to the Trust; act of God; catastrophe; civil disturbance; government prohibition; war; terrorism; strike or other labor dispute; fire; force majeure; interruption in telecommunications, internet services or network provider services; unavailability of Fedwire, SWIFT or banks’ payment processes; significant technical failure, bug, error, disruption or fork of the NEAR Protocol; hacking; cybersecurity breach; power, internet or NEAR Protocol outage; or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. In the event that the Sponsor suspends the right of creation or redemption of Baskets, it shall notify Shareholders on the Trust’s website, in a prospectus supplement and/or through a current report on Form 8-K. Suspension of creation and redemption privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying NEAR.

If the Sponsor has difficulty liquidating the Trust’s positions (e.g., because of a market disruption event or the Trust’s inability to un-stake its NEAR), it may be appropriate to suspend redemptions until such time as such circumstances are rectified. In addition, pursuant to the Trust’s Liquidity Policies, the Sponsor may cause the delivery of redemption proceeds to be issued in connection with a Redemption Order to be delayed as a result of stressed liquidity conditions arising from the Trust’s staking activities. In the event that such a delay is deemed necessary, the Trust or Sponsor shall cause the Authorized Participant to be promptly notified and shall deliver the redemption proceeds as soon as practicable following the resolution of the issue. None of the Sponsor, the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, the NEAR Custodian or the Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the NEAR Custodian make it for all practical purposes not feasible for the Shares to be delivered under the Redemption Order. The

Sponsor may also reject a Redemption Order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., ten Baskets) or fewer.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. No costs or transaction fees associated with creations and redemptions are payable by the Trust.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place Creation Orders and Redemption Orders. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Basket it does create.

Authorized Participants that do offer to the public Shares from the Basket they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale and the liquidity of NEAR or other portfolio investments. Baskets are generally expected to be redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits of NEAR or cash with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of NEAR.

Use of Proceeds

Proceeds received by the Trust in connection with the issuance of Baskets consist of NEAR and cash. In addition, the Trust will receive proceeds derived from its staking program that consist of NEAR. Deposits of NEAR received by the Trust pursuant to an In-Kind Creation are held by the NEAR Custodian on behalf of the Trust until (i) delivered out in connection with an In-Kind Redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash proceeds received by the Trust in connection with Cash Creation Orders will be used to acquire NEAR. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire NEAR, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with Cash Redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

In the event that the Trust is terminated, and its assets are to be liquidated, all of the Trust’s NEAR will be sold and the cash proceeds will be distributed to Shareholders. Under no circumstances will the Trust distribute NEAR to Shareholders.

Ownership OF Beneficial Interest in the Trust

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, or otherwise work in respect of other clients, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading NEAR, NEAR futures and related contracts or other NEAR-linked derivatives. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust. Pursuant to these policies, all principals, officers, directors and employees of the Sponsor, and their family members, must receive prior written clearance from the Sponsor’s chief compliance officer before entering into a transaction in NEAR, NEAR futures or any other NEAR-linked derivative equal if such transaction exceeds $4,999 in current market value. To the extent any such transaction constitutes a purchase of NEAR, NEAR futures or other NEAR-linked derivative exceeds $4,999 in current market value, the policies require that such NEAR, NEAR futures or NEAR-linked derivative must be held for 60 days before it can be traded or sold.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests, which may create a conflict with a Shareholder’s best interests. Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, a change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor for the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other funds it manages, including, but not limited to, the Bitwise 10 Index Offshore Fund Ltd.; the Bitwise Crypto Carry Fund; the Digital Asset Index Fund; the Bitwise Bitcoin

Fund, LLC; the Bitwise Ethereum Fund, LLC; the Bitwise DeFi Crypto Index Fund; the Bitwise 10 Crypto Index ETF; the Bitwise Avalanche ETF; the Bitwise Bitcoin ETF; the Bitwise Chainlink ETF; the Bitwise Dogecoin ETF; the Bitwise Ethereum ETF; the Bitwise Hyperliquid ETF; the Bitwise Solana Staking ETF; and the Bitwise XRP ETF. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

The Sponsor is affiliated with Attestant, Ltd., a Staking Agent. When allocating the Trust’s NEAR among the Staking Agents with whom the Trust has executed a Staking Services Agreement, the Sponsor may preference the use of the Staking Agent with whom it is affiliated.

The Prime Execution Agent, the NEAR Custodian and the Trade Credit Lender are affiliates of Coinbase Global. As affiliates, the Coinbase Entities may have actual or potential conflicts of interest when executing the Trust’s orders to purchase NEAR pursuant to the Agent Execution Model. As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. For additional information on the conflicts of interest of the Coinbase Entities, see “The Prime Execution Agent and the Trade Credit Lender—The Prime Execution Agent and “Material Contracts – Prime Execution Agreement.”

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Fiduciary and Regulatory Duties AND OBLIGATIONS of the Sponsor

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries) are defined and limited in scope by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

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To execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;
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To retain independent public accountants to audit the accounts of the Trust;
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To employ attorneys to represent the Trust;
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To select the Trust’s Trustee, administrator, transfer agent, custodian(s), digital asset trading platform counterparties and OTC market participant counterparties, Pricing Benchmark, Benchmark Provider, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);
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To negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in this Prospectus;

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To develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;
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To maintain the Trust’s website;
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To acquire and sell NEAR, subject in each instance to the limitations imposed by the Trust Agreement, with a view to providing Shareholders with exposure to the value of NEAR held by the Trust, less the expenses of the Trust’s operations, valuing the Trust’s net assets and the Shares daily with reference to the Pricing Benchmark, or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without Shareholder approval);
•
In connection with a hard fork of the NEAR Protocol to which the Sponsor has actual knowledge, to determine, in good faith, whether the digital asset network running the modified or the extant NEAR Protocol software is generally accepted to be the NEAR Protocol and should therefore be considered to be NEAR for the purposes of the Trust’s ongoing operations;
•
To enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;
•
To receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Creation Orders, as described in the Trust Agreement and in the Authorized Participant Agreement;
•
In connection with In-Kind Creation Orders, to receive from Authorized Participants directly or through its delegates the required amount of NEAR;
•
In connection with Cash Creation Orders, to receive from Authorized Participants directly or through its delegates the required amount of cash;
•
In connection with Creation Orders, after accepting a Creation Order and receiving the required amount of NEAR or cash, as applicable, either directly or through its delegates to direct the Transfer Agent to credit the Baskets to fill the Creation Order within one (1) business day immediately following the Creation Order Date;
•
To receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Redemption Orders, as described in the Trust Agreement and in the Authorized Participant Agreement;
•
To assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and this Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;
•
To use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including by making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any state or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration; the expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;
•
To monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances and, if necessary, to renegotiate the fee structure to obtain such rates and services for the Trust;
•
To perform such other services as the Sponsor believes the Trust may from time to time require; and
•
In general, to carry out any other business in connection with or incidental to any of the foregoing powers; to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others; and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other person, the Sponsor will not be liable to the Trust, the

Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)
the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;
(b)
no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
(c)
under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement or indebtedness of the Trust;
(d)
the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;
(e)
the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;
(f)
in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;
(g)
except as expressly provided in Article III of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and
(h)
the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Trustee Losses”), to the extent that such Trustee Losses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Trustee Losses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any NEAR or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or any other Indemnified Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers or persons controlling the Trust, the Trust has been informed that the SEC and the various state administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests). The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each Shareholder of record not less than seven nor more than one hundred twenty days before the date of the meeting in the manner determined by the Sponsor. The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Shareholders may vote in person, by proxy, or in any manner determined by the Sponsor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote will constitute a quorum at a Shareholders’ meeting. Any action taken by Shareholders may be taken without a meeting so long as Shareholders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of the Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of Shareholders.

Books and Records

The Trust keeps its books of record and account at the office of the Sponsor located at 250 Montgomery Street, Suite 200, San Francisco, CA 94104, or at the offices of the Administrator, or at such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during the Trust’s usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information that the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. However, pursuant to the Trust Agreement, this shall not apply to causes of action for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

Legal Matters

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. _____ rendered an opinion regarding the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Experts

The statement of assets and liabilities of the Trust as of July 28, 2026 has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Material Contracts

Fund Administration and Accounting Agreement

Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and computing expense ratios, maintaining expense files and coordinating the payment of Trust-approved invoices; (ii) calculating Trust-approved income and per Share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.

The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Sponsor or, if such quotes are unavailable, then obtaining such prices from the Sponsor and, in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Sponsor.

The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for their reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions, or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust that occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided, however, that the Trust shall not indemnify any Indemnitee for any losses arising out of such Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.

The Fund Administration and Accounting Agreement shall be effective commencing upon regulatory approval by the SEC permitting shares of the Trust to be offered for sale and, unless terminated pursuant to its terms, shall continue until 11:59 p.m. on the date which is the third anniversary of such date (the “Initial Term”), at which time such Agreement shall terminate, unless renewed in accordance with the terms hereof. The Fund Administration and Accounting Agreement shall automatically renew for successive terms of one (1) year each (each, a “Renewal Term”), unless the Trust or the Administrator gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, the Fund Administration and Accounting Agreement shall terminate at 11:59 p.m. on the last day of the Initial Term or Renewal Term, as applicable.

Transfer Agency and Service Agreement

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of creations and redemptions of Baskets; (ii) preparing and transmitting by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.

The Transfer Agency and Service Agreement will have a one-year initial term and will automatically be renewed for successive one-year periods unless terminated by either party pursuant to the terms of the agreement.

NEAR Custody Agreement

Pursuant to the NEAR Custody Agreement, the NEAR Custodian is responsible for providing the Trust with segregated cold wallet digital asset custody. The Trust’s assets with the NEAR Custodian are held in segregated wallets and are therefore not commingled with corporate or other customer assets. The NEAR Custodian also segregates each of the accounts (comprising multiple wallets in some cases) that a client (such as the Trust) may hold with the NEAR Custodian, and each such account’s balance represents the account’s on-chain balance, which can be independently verified by the client or third-party auditors as needed. This approach applies to each asset supported by the NEAR Custodian.

Private key materials are generated and subsequently stored in a form whereby no private key is stored in a decrypted format. The private key materials are stored within the NEAR Custodian’s secure storage facilities within the United States and Europe. For security reasons, these exact locations are never disclosed.

Personnel supporting key operations are very limited and the NEAR Custodian requires a background check prior to onboarding, and where required, annually thereafter. No single individual associated with the NEAR Custodian has access to full private keys. Private key decryption and subsequent transaction signing instead require access to multiple systems and human operators in order to reconstitute a key and perform an on-chain transaction. For security purposes, the NEAR Custodian does not disclose specifics about the roles and numbers of individuals involved in these processes.

The NEAR Custodian’s parent, Coinbase Global, maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

The NEAR Custodian maintains an Internal Audit team that performs periodic internal audits of custody operations. SOC attestations are also performed on the NEAR Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality or privacy in order to support users’ evaluations of their own systems of internal control.

The NEAR Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability.

The NEAR Custody Agreement, which is a part of the Prime Execution Agreement, was effective as of the Prime Execution Agreement’s execution on August 22, 2025, and subsequent amendment on ___________, and will remain in effect until terminated by either the Trust, the NEAR Custodian or the Prime Execution Agent. The NEAR Custodian may terminate the NEAR Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for “Cause” (as defined in the NEAR Custody Agreement), including, among others, if the Trust materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The NEAR Custodian may terminate the NEAR Custody Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for “Cause.” The NEAR Custody Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement.

Neither the Sponsor nor the Trust has given any instructions to the NEAR Custodian as it relates to Incidental Rights and/or IR Assets.

Prime Execution Agreement

Pursuant to the Prime Execution Agreement, the Trust’s NEAR holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the NEAR Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of NEAR to pay Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular NEAR (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the NEAR (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s NEAR (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the NEAR associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell NEAR on behalf of its clients.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of NEAR by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests. Such conflicts could cause the Trust to purchase or sell NEAR at less favorable prices.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the NEAR Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the NEAR Custody Agreement) or suspend, restrict, terminate or modify the Prime Execution Agent Services (as such term is defined in the Prime Execution Agreement ) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a “Cause” event (as such term is defined in the Prime Execution Agreement ). The Prime Execution Agreement defines “Prime Execution Agent Services” as (i) the custody of the Trust’s NEAR in the Trust NEAR Accounts, the processing of deposits and withdrawals and other custody transactions, (ii)

access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of NEAR submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Execution Agreement, including the NEAR Custody Agreement, was effective as of its execution on August 22, 2025, and subsequent amendment on ______________, and will remain in effect until terminated by either the Trust or the Prime Execution Agent. The Trust may terminate the Prime Execution Agreement, including the NEAR Custody Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the NEAR Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s NEAR in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the NEAR based on the Benchmark Valuation (defined as the Pricing Benchmark) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “NEAR Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the NEAR Cash Value until the relevant NEAR is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant NEAR, in each case, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the NEAR Cash Value in lieu of the relevant NEAR or receive the NEAR Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant NEAR would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant NEAR being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the NEAR, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred NEAR or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within one (1) business day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agreement (other than the provisions of the NEAR Custody Agreement) and such breach remains uncured for a period of ten (10) calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the NEAR Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

Trade Financing Agreement

The Trade Financing Agreement was entered into between the Trust (as the “Borrower”), Coinbase Credit (the “Lender”), Coinbase, Inc. (the “Agent” or “Coinbase”), and Coinbase Custody as agent with respect to the Trust’s balance of NEAR held in the Trust NEAR Accounts pursuant to the NEAR Custody Agreement to govern the extension of credit from Coinbase Credit to the Trust for use in connection with trading NEAR on Coinbase Inc.’s Trading Platform.

Pursuant to the terms of the Trade Financing Agreement, the Lender agrees to lend to the Trust a specific quantity of cash and/or NEAR (Trade Credits) in connection with the purchase or sale of NEAR via Coinbase Inc.’s Trading Platform for use on the Trading Platform up to the Authorized Amount. The “Authorized Amount” shall mean the aggregate U.S. dollar notional amount of Trade Credits that the Lender has agreed to extend to the Trust during any Defined Interval (as defined below).

The Trust and the Lender agree that the Trust may use the Trade Credits exclusively for the purpose of the execution of trades on the Trading Platform. The Lender is under no obligation to continue to provide Trade Credits and may in its sole discretion impose black-out periods during which Trade Credits for any or all fiat currencies and/or digital assets (including U.S. dollars and NEAR) may be unavailable; provided, however, that the Lender will provide the Trust with advance notice of such black-out periods if feasible to do so.

The Lender will establish in the name of the Trust a ledger entry for purposes of tracking Trade Credits extended by the Lender (“Trade Finance Debit Account”). The Trade Finance Debit Account shall reflect the cumulative Trade Credits that the Lender has extended during each Defined Interval, both in terms of the aggregate notional value of the Trade Credits and the Trade Credits denominated in specific digital assets (such as NEAR). The Trade Finance Debit Account shall be conclusive, absent manifest error, of the amount of Trade Credits extended by the Lender to the Trust. “Defined Interval” means a twenty-four (24) hour period starting at 6:00 a.m. ET (or such other time as may be notified by the Lender to the Trust from time to time) on any day that the Lender has extended Trade Credit to the Trust. For the avoidance of doubt, in the event that the Lender extends Trade Credit to the Trust prior to 6:00 a.m. ET on any given day, such notional amount of Trade Credit shall be included in the aggregation of the Authorized Amount for the immediately prior day. The Lender or the Agent may revise the Defined Interval time period referenced above upon five (5) business days’ prior notice to the Trust.

Under the Trade Financing Agreement, the Lender and the Trust agreed that any digital assets (including NEAR) and any item of property (whether investment property, financial asset, security, general intangible or instrument (each as defined in the UCC) or cash) and all proceeds of the foregoing, credited to the Trust’s Trading Balance and Trust NEAR Accounts, shall be treated as a “financial asset” within the meaning of NY UCC §8-102(a)(9). The Trust granted to the Lender and the Agent a continuing first priority security interest in, lien on and right of set-off against all of the Trust’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in the Trust’s Trading Balance and Trust NEAR Accounts together with proceeds thereof, in order to secure (i) repayment of Trade Credits to the Lender, (ii) payment of all fees and other amounts owed by the Trust to the Lender or the Agent hereunder, and (iii) all other obligations of the Trust to the Lender and the Agent arising hereunder from time to time. In addition, the Trust shall execute such documents and take such other actions as the Lender or the Agent shall reasonably request in order to perfect and maintain the priority of the Lender’s and the Agent’s security interest with respect to Trust’s Trading Balance and the Trust NEAR Accounts. For purposes of perfecting the Lender’s security interest in the Trading Balance, the Agent holds the Trust’s Trading Balance for itself and also as agent for the Lender and has control over the Trust’s Trading Balance for its own benefit and for the benefit and on behalf of the Lender. The Agent agrees to follow entitlement orders of the Lender as secured party with respect to the Trading Balance without further consent of the Trust.

The Trust agrees to fully repay to the Lender the Trade Credits extended during a Defined Interval by the Settlement Deadline for that Defined Interval. The “Settlement Deadline” shall mean 6:00 p.m. ET on the calendar day immediately following the start of a Defined Interval. The Trust is permitted to repay the Trade Credits at any time during the Defined Interval. Failure of the Trust to fully repay the Trade Credits by the Settlement Deadline may result in an Event of Default (as such term is defined in the agreement). The Trust must repay the Lender with the same type of asset that the Lender provided in extending the applicable Trade Credit. The Trust’s repayment obligation shall be satisfied only when the Lender receives good funds for cash Trade Credits or NEAR for NEAR Trade Credits. All cash repayments must be made to the Lender in good funds by the Settlement Deadline, regardless of whether the Federal Reserve wire transfer system is open for business.

Upon the occurrence of an Event of Default: (a) any outstanding extension of Trade Credit shall be immediately due and payable; (b) in addition to all rights under the Prime Execution Agreement, the Lender or the Agent may exercise any rights of a secured creditor with respect to its interests in the Trust’s assets, and may exercise all other rights under agreements between the Trust and the Lender, the Agent or Coinbase Custody, including the Lender’s, the Agent’s or the Coinbase Custody’s rights under the Prime Execution Agreement. The Lender and the Agent agree that they will exercise their secured creditor rights with respect to the Trading Balance before exercising their secured creditor rights with respect to the Trust NEAR Accounts; (c) the Trust authorizes the Agent, as securities intermediary with respect to the Trading Balance, to comply with all instructions and entitlement orders from the Lender, as secured party, with respect to the disposition of assets in the Trust’s Trading Balance as contemplated herein without further consent or direction from the Trust or any other party; the Trust also authorizes Coinbase Custody, as securities intermediary with respect to the Trust NEAR Accounts, to comply with all instructions and entitlement orders from the Lender or the Agent, as secured party, with respect to the disposition of assets in the Trust NEAR Accounts; Coinbase Custody agrees to follow such instructions and entitlement orders; (d) without prior notice to the Trust, the Lender shall have the right to instruct the Agent (and the Agent agrees to comply with such instruction) to: (i) transfer the Trust’s Client Assets from the Trust’s Trading Balance to the Lender to repay the unpaid Trade Credits, and/or (ii) liquidate or cancel outstanding orders (including Orders that have been submitted or are in the process of being fulfilled); and (e) without prior notice to the Trust, the Lender may suspend or terminate the Trust’s ability to receive extensions of Trade Credits, regardless of whether the Trust has cured the Event of Default.

If the above actions are not sufficient to satisfy all obligations of the Trust to the Lender and the Agent, the Lender or the Agent shall have the right to liquidate any and all of the Trust’s assets and positions held with the Lender or the Agent, including the Trading Balance and the Trust NEAR Accounts, to cover any losses incurred by the Trust’s failure to repay the Trade Credits. In connection with liquidating such assets, the Trust authorizes the Lender or the Agent, on the Lender’s behalf, in the Lender’s sole discretion, to liquidate any of the Trust’s NEAR in a commercially reasonable sale at the market price. The Trust understands that the value of NEAR may rise or fall quickly, and neither the Lender nor the Agent has any obligation to liquidate the Trust’s NEAR at a time that provides the best price.

The parties to the Trade Financing Agreement may terminate the agreement immediately upon giving the other party written notice. Upon notice of termination, all outstanding extensions of Trade Credits shall become due and payable immediately. All obligations of the Trust with respect to outstanding Trade Credits and other amounts due hereunder, and rights of the Lender and the Agent in connection therewith shall survive the termination of the Trade Financing Agreement, including the Lender’s and the Agent’s security interest in the Trust Trading Balance and Trust NEAR Accounts and the Lender, the Agent’s and Coinbase Custody’s right of set-off under the Prime Execution Agreement.

NEAR Staking Custody Agreement

The Trust has entered into the NEAR Staking Custody Agreement with the NEAR Custodian, setting out the terms pursuant to which the Trust may stake the NEAR that is held in the Trust NEAR Accounts held with the NEAR Custodian. The Sponsor, on behalf of the Trust, is responsible for providing the NEAR Custodian with requests that the Trust’s NEAR be staked and unstaked and the allocation of the Trust’s NEAR among the Staking Agents, which will be operating the validators associated with the Trust’s staked NEAR. The NEAR Custodian disclaims any responsibility as it relates to the performance of the Staking Agents. To the extent that the additional NEAR generated by the staking activities undertaken in the Trust NEAR Accounts, the NEAR Custodian will credit the Trust NEAR Accounts with such NEAR, less applicable fees. With the exception of the incursion of slashing penalties incurred by Staking Agents affiliated with the NEAR Custodian, the NEAR Custodian and its affiliates have disclaimed all responsibility for losses arising as a result of the Trust staking activities undertaken in the Trust NEAR Accounts. Either party to the NEAR Staking Custody Agreement may terminate the agreement with 180 days’ written notice, which will be treated as an instruction to unstake all assets.

Cash Custody Agreement

The Trust has entered into the Cash Custody Agreement with BNY Mellon under which BNY Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement by giving written notice to the counterparty as set forth in the Cash Custody Agreement.

The fees of the Cash Custodian are paid by the Trust. In addition, the Trust shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.

The Cash Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Cash Custody Agreement is governed by the substantive laws of the State of New York.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Baskets of the Trust; (ii) maintaining copies of confirmations of Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of this Prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for copies of this Prospectus are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Marketing Agent Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that this Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Marketing Agent Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in this Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in this Prospectus or any such advertising materials or sales literature.

The Marketing Agent Agreement shall continue in effect for two years. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods.

Master Purchase and Sale Agreement for Digital Assets

The Sponsor, on behalf of the Trust, has entered into a Master Sale and Purchase Agreement with each NEAR Trading Counterparty. This agreement set forth the general parameters under which a transaction in NEAR will be effectuated, should any transaction with a NEAR Trading Counterparty occur. The agreement shall remain in effect until terminated in writing by either the Trust or the NEAR Trading Counterparty. The NEAR Trading Counterparty shall have no liability: (i) with respect to any breach of the agreement which does not arise from its bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (even if informed of the possibility or likelihood of such damages). The Trust and Sponsor will each, on a several basis (and without duplication), indemnify, defend and hold the NEAR Trading Counterparty harmless together with its officers, directors, members, partners, affiliates and employees, agents and licensors (the “Indemnified Parties”) from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) Counterparty’s breach of the terms of the agreement, (ii) the Trust’s violation of any applicable law, rule or regulation, (iii) NEAR Trading Counterparty’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Trust, or (iv) other acts or omissions in connection with the execution of transactions with the NEAR Trading Counterparty.

Staking Services Agreement

Each of the Sponsor and the Trust (the “Customer”) has entered into a Staking Services Agreement with Attestant Ltd (the “Provider”). The Staking Services Agreement governs the provision of staking services for supported cryptoassets, specifically NEAR. The Provider assists the Customer in setting up hardware and software for staking, offers access to its infrastructure and validation software, maintains the software, and provides dashboards and performance reports. Importantly, the Provider does not offer custody, safekeeping, brokerage, or investment advice, nor does it itself stake or un-stake assets; rather, it enables the Customer to do so using its software. Eligibility for services requires the Customer to be duly organized, legally permitted to use the services, and compliant with all applicable laws, including anti-money laundering and sanctions regulations. The Customer must understand the risks associated with cryptographic systems and staking, and is responsible for ensuring the services are appropriate for its financial situation. The Customer is also required to provide information for identity verification and anti-money laundering checks, and acknowledges that access to services may be affected by the results of these checks.

The Customer is solely responsible for the use, custody, and safekeeping of its supported assets and access keys. It must comply with protocol requirements, pay all applicable fees and taxes, and not use the services for anything other than supported assets. The Customer must also avoid interfering with the services, breaching laws, or introducing security risks. The Provider’s liability is strictly limited to the provision of staking services and excludes responsibility for losses outside its control, including protocol changes, third-party issues, and force majeure events. The Provider’s total liability is capped at the fees paid by the Customer in the six months preceding any claim, and excludes indirect or consequential losses.

Termination and suspension provisions allow either party to terminate for material breach, insolvency, or other specified events. The Provider may suspend or terminate services immediately for legal or regulatory reasons, security concerns, suspected breaches, or other specified circumstances. Upon termination, the Provider will assist with unstaking and migration of assets, provide final reports, and return or destroy confidential information, subject to legal retention requirements. No additional fees are charged for termination assistance beyond agreed network fees and professional services.

The Provider may change the terms of the agreement for various reasons, including changes in law, supported assets, or service improvements, with notice to the Customer and an option to terminate in case of material changes. The agreement is governed by New York law, with exclusive jurisdiction in New York courts, and includes a waiver of jury trial rights. The Order Form specifies NEAR as the supported asset, a 12-month minimum term with automatic renewal, and payment of fees on-chain in NEAR.

The agreement provides detailed risk disclosure, emphasizing the high risks associated with staking, including protocol risks, market volatility, regulatory uncertainty, and the potential for loss of assets due to technical failures, hacking, or human error. The Customer is required to independently assess these risks before using the services.

Pricing Benchmark License Agreement

The Sponsor has entered into an agreement with the Benchmark Provider (the “Pricing Benchmark License Agreement”) providing the Trust with a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, license to access, view and use the Pricing Benchmark to develop, create, calculate, settle, maintain or support and market the Trust for the term of the Pricing Benchmark License Agreement. The Pricing Benchmark License Agreement is subject to a three-year initial term period and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the Pricing Benchmark License Agreement.

United States Federal Income Tax Consequences

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of ____________, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986 (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including, but not limited to, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•
an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
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a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A Shareholder that is not a U.S. Shareholder as defined above is considered a “Non-U.S. Shareholder” for purposes of this discussion. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable, and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of _____, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis.

On November 10, 2025, the IRS released Revenue Procedure 2025-31, which provides a safe harbor under which a widely held fixed investment trust may stake digital assets without preventing the trust from qualifying as an investment trust under Treasury Regulation Section 301.7701-4(c) and as a grantor trust under Sections 671 et seq. of the Code, provided that fourteen separate requirements are met. Revenue Procedure 2025-31 states that no inferences should be drawn as any Federal income tax consequences not expressly addressed in Revenue Procedure 2025-31, including with respect to whether income attributable to staking would be treated as income effectively connected with the conduct of a trade or business within the United States or as unrelated business taxable income. To the extent that staking by the Trust does not comply with all of the requirements of the Revenue Procedure, the safe harbor would not be available to assure the Trust’s status as a grantor trust. There can be no assurance that any staking by the Trust will comply with Revenue Procedure 2025-31. Accordingly, the Trust may rely on principles of underlying law in respect of grantor trusts that hold other assets, such as rental real estate and securities, which conclude that limited or ministerial actions with respect to the Trust corpus does not represent a power to vary the investment of the Trust certificate holders. Further, the Trust intends to arrange its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant authority. However, there can be no assurance that in the event the safe harbor’s requirements are not met the IRS will not take a contrary view or that any such contrary view would not be sustained by a Court if challenged.

Moreover, the opinion of _____ represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion, and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust could be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the NEAR held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

With the exception of certain reporting standards under Section 6045 and related provisions of the Code, there have been no binding pronouncements of law with respect to the U.S. federal income tax treatment of digital assets. In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (which would likely include NEAR) for U.S. federal income tax purposes. In the Notice, the IRS stated its position that, for U.S. federal income tax purposes, such digital assets (i) are property, (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. Later, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “2019 Ruling & FAQs”) stating its position that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. In 2023, the IRS released another revenue ruling stating its position that tokens “received” as a result of staking give rise to income upon assertion of dominion and control (the “2023 Ruling & FAQs”; the 2019 Ruling & FAQs and the 2023 Ruling & FAQs together, the “Rulings & FAQs”). The Notice and the Rulings & FAQs are not, however, binding pronouncements of law, and a court would not be obligated to treat them as binding legal authority. Moreover, the Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets, and there continues to be significant uncertainty with respect to the timing and amount of the income inclusions, if any, relating to staking, hard forks, airdrops, and other cryptocurrency specific transactions.

Other countries’ treatment of digital assets does not necessarily comport with the Notice, the Rulings & FAQs, or U.S. federal income tax more broadly. If one or more foreign countries recognizes NEAR as legal currency, and the IRS recognizes NEAR as a “foreign currency,” the tax consequences of an investment in the Trust will change. Gains or losses in respect of foreign currencies are generally ordinary gains or losses. In general, entering or acquiring forward contracts, futures contracts, options or similar financial instruments is treated as a foreign currency contract that produces ordinary gain or loss. However, ordinary gain or loss treatment does not apply (unless elected) to contracts that require delivery of, or the settlement of which depends on the value of, a foreign currency in respect of which positions are traded through regulated futures contracts. Instead, such contracts are treated as having 60% long-term capital gain or loss and 40% short-term capital gain or loss. Such contracts are also required to be marked to market at the end of each year.

The remainder of this discussion assumes that NEAR, and any Incidental Rights or IR Assets, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital currencies in general, including, in the case of Shareholders that are generally exempt from U.S. federal income taxation, whether such Shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of NEAR, which permit the Trust to acquire other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the NEAR Protocol, airdrops offered to holders of NEAR and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject to a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. Such distribution would generally be a taxable event giving rise to ordinary income for a U.S. Holder.

Taxation of U.S. Shareholders

Shareholders will be treated for U.S. federal income tax purposes as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying NEAR represented by the Shares and the additional NEAR purchased with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the NEAR held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the NEAR with the cash. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in kind, the delivery of NEAR to the Trust in exchange for a pro rata share of the underlying NEAR represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the NEAR held in the Trust will be the same as its tax basis and holding period for the NEAR delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying NEAR related to such Shares.

NEAR may be used to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such NEAR. If the Trust sells NEAR (for example to generate cash to pay fees or expenses) or is treated as selling NEAR (for example by using NEAR to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the NEAR that was sold. A Shareholder’s tax basis for its share of any NEAR sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the NEAR held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of NEAR sold, and the denominator of which is the total amount of the NEAR held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the NEAR remaining in the Trust should be equal to its tax basis for its share of the total amount of the NEAR held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the NEAR that was sold.

Shareholders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, for taxable years beginning after December 31, 2017, and before January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will not be deductible for U.S. federal income tax purposes. Under current law, for taxable years beginning on or after January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Shareholder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Shareholder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the NEAR held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the NEAR held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling NEAR) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its pro rata share of the NEAR that was sold of more than one (1) year.

The current maximum tax rate for individuals applicable to capital gains is 20% (subject to an additional tax of 3.8% on net investment income). However, gain from collectibles is subject to a 28% maximum (also subject to the 3.8% additional tax), and currency gain is subject to tax at ordinary income rates. Current guidance indicates that digital assets are treated neither as collectibles nor as currencies, but the IRS has the authority to change its position on the treatment of digital assets.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying NEAR represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the NEAR received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the NEAR held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the NEAR received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the NEAR received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the NEAR held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the NEAR held in the Trust immediately prior to the sale or redemption, less the portion of such basis that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the NEAR received by the Shareholder in the redemption.

If a fork were to occur in the NEAR Protocol, the Trust would hold both the original NEAR and the alternative new asset. However, such Forked Asset would not constitute an asset of the Trust as, pursuant to the Trust Agreement, the Trust has disclaimed all Incidental Rights and IR Assets, including Forked Assets. The Trust Agreement requires that, if such a transaction occurs, the Trust will, as soon as possible, distribute the Forked Asset to the Sponsor. The Sponsor may then sell the Forked Asset, at which point it would contribute the proceeds of that sale back to the Trust, which would distribute the cash to Shareholders. Such distribution would cause Shareholders to incur a federal income tax liability.

Although the Trust has explicitly disclaimed all Incidental Rights and IR Assets, it is possible that the IRS may not recognize such a disclaimer. Under such circumstances, the receipt, distribution and/or sale of the Forked Asset may cause Shareholders to incur a federal income tax liability. The IRS has taken the position in the Rulings & FAQs that, under certain circumstances, a fork constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Rulings & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. Under the Rulings & FAQs, a U.S. Shareholder will have a basis in any IR Asset received in a fork or airdrop equal to the amount of income the U.S. Shareholder recognizes as a result of such fork or airdrop and the U.S. Shareholder’s holding period for such IR Asset will begin as of the time it recognizes such income. In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt Shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize some UBTI as a consequence of an investment in Shares.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders that are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of NEAR by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisers as to the tax consequences of a purchase of Shares.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally should not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale or disposition of NEAR by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from U.S. sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met. A Non-U.S. Shareholder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a Non-U.S. Shareholder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although there is no guidance on point, it is likely that any ordinary income recognized by a Non-U.S. Shareholder as a result of a fork, airdrop or similar occurrence would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. A non-U.S. Shareholder in the Trust should assume that, in the absence of guidance, a withholding agent (including the Sponsor) may withhold 30% from a Non-U.S. Shareholder’s pro rata share of any such income, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights, IR Assets or proceeds from the disposition of Incidental Rights or IR Assets by the Sponsor, or by selling an amount of tokens as necessary to comply with such withholding obligation. A Non-U.S. Shareholder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any such income, but only if the Non-U.S. Shareholder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury Regulations.

Although the nature of the Incidental Rights and IR Assets that the Trust may hold in the future is uncertain and the Trust has sought to disclaim such assets, it is unlikely that any such asset would give rise to income that is treated as “effectively connected” with the conduct of a trade or business in the United States or that any income derived by a Non-U.S. Shareholder from any such asset would otherwise be subject to U.S. income or withholding tax, except as discussed above in connection with the fork, airdrop or similar occurrence giving rise to Incidental Rights or IR Assets. There can, however, be no complete assurance in this regard.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS and provide certain tax-related information to Shareholders in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax, at a rate of 24%, in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or any transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is intended not to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types that provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

Plan Assets

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held,” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the 1933 Act, and the Shares will be timely registered under the Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradable on the Exchange like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 Shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the NEAR Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

Information You Should Know

This Prospectus contains information investors should consider when making an investment decision about the Shares. Investors should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Sponsor and other sources the Sponsor believed to be reliable.

Investors should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when the Sponsor refers to this “Prospectus,” it is referring to this Prospectus and (if applicable) the relevant prospectus supplement.

Investors should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

Cross references in this Prospectus to captions in these materials indicate where an investor can find further related discussions. The table of contents assists in locating these captions.

Summary of Promotional and Sales Material

The Trust expects to use the following sales material it has prepared:

•
the Trust’s website, [______].com; and
•
the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

Intellectual Property

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Where You Can Find More Information

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is [______].com. The Trust’s website address is only provided here as a convenience and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated Prospectus annually on behalf of the Trust pursuant to the requirements of the 1933 Act.

The reports and other information are available online at www.sec.gov.

Privacy Policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at [______].com.

Report of independent registered public accounting firm

[To be provided in a subsequent amendment]

bitwise near etf

Statement of ASSETS AND LIABILITIES (In organization)

July 28, 2026

Assets
Cash	$200
Total assets	200

Liabilities
Total liabilities	—

Net Assets	$200

Net assets consist of:
Capital stock at $25.00 per share	200
Net Assets	$200

Shares issued and outstanding, no par value, unlimited amount authorized	8
Net asset value per Share	$25.00

Bitwise NEAR ETF

Notes To Financial Statements

1. ORGANIZATION

Bitwise NEAR ETF (the “Trust”), is an investment trust organized on April 24, 2025 under Delaware law pursuant to a Declaration of Trust and Trust Agreement (the “Trust Agreement”). The Trust’s primary investment objective is to seek to provide exposure to the value of NEAR held by the Trust, less the expenses of the Trust’s operations, generally just the sponsor’s management fee. The Trust’s secondary investment objective is to seek to earn staking rewards. In seeking to achieve its primary investment objective, the Trust’s sole asset is expected to be NEAR. The Trust is an Exchange Traded Product (“ETP”) that issues common shares of beneficial interest (“Shares”) that are anticipated to be listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “NRR,” providing investors with an efficient means to obtain market exposure to the price of NEAR.

Bitwise Investment Advisers, LLC (the “Sponsor”) serves as the Sponsor for the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the U.S. and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares, and will operate the marketing plan of the Trust on an ongoing basis. The Sponsor also oversees the additional service providers of the Trust and exercises managerial control of the Trust as permitted under the Trust Agreement. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

Delaware Trust Company acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

As of July 28, 2026, the Trust has had no operations other than those actions relating to organizational and registration matters, including the sale and issuance of the Trust’s shares to Bitwise Asset Management, Inc., the parent company of the Sponsor, the sole shareholder of eight (8) shares of the Trust. Proceeds from the issuance of these shares were held in cash as presented on the Trust’s statement of assets and liabilities.

In the ordinary course of operation, the Trust will purchase and sell NEAR directly and it will create or redeem its Shares either in-kind or in cash-settled transactions in blocks of 10,000 Shares at the Trust’s net asset value per Share and only in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). An Authorized Participant will deliver, or cause to be delivered, either an amount of NEAR or cash to the Trust when it purchases Shares from the Trust, and the Trust will deliver either an amount of NEAR or cash to an Authorized Participant, or its designee, when it redeems Shares with the Trust. Authorized Participants, and their customers, may then, in turn, offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statement. The financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Trust intends to qualify as an investment company for U.S. GAAP purposes and follows accounting and reporting guidance in accordance with the FASB ASC Topic 946, Financial Services - Investment Companies. The Trust uses fair value as its method of accounting for NEAR in accordance with its classification as an investment company for accounting purposes. The Trust is not a registered investment company under the Investment Company Act of 1940. U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and these differences could be material..

Use of Estimates

The preparation of the financial statement in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of this financial statement. Actual results could differ from those estimates.

Indemnifications

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Cash

Cash includes non-interest bearing non-restricted cash with one institution. Cash in a bank deposit account, at times, may exceed U.S. federally insured limits. The Trust has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on such bank deposits.

Income Taxes

The Trust will be classified as a “grantor trust” for United States federal income tax purposes. As a result, the Trust itself will not be subject to United States federal income tax. Instead, the Trust’s income and expenses will “flow through” to the shareholders, and the Bank of New York Mellon (the “Administrator”), will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service on that basis. As July 28, 2026, no amounts had “flowed through” to the shareholder.

Organizational and offering costs

The costs of the Trust’s organization and the initial offering of the Shares will be borne directly by the Sponsor. The Trust will not be obligated to reimburse the Sponsor.

3. AGREEMENTS

As the Trust has had no operations other than those actions relating to organizational and registration matters, including the sale and issuance of the Trust’s shares to Bitwise Asset Management, Inc., the parent company of the Sponsor, the Sponsor has not yet begun to charge the Trust an annual management fee, which it anticipates charging once operations commence. Once operations commence, the Trust is expected to pay an annualized management fee to the Sponsor as compensation for services performed under the Trust Agreement; but it has not yet determined the amount of such fee. In exchange for the management fee, the Sponsor has agreed to assume and pay all ordinary expenses of the Trust, including the Trustee’s fee and out-of-pocket expenses, the fees of the Trust’s regular service providers, Exchange listing fees, SEC registration fees, SEC filing costs, audit fees and ordinary legal expenses. The Sponsor’s management fee is paid by delivery of NEAR, monthly on the first Business Day of the month in respect of fees payable for the prior month. The delivery is of that number of NEAR which equals the daily accrual of the Sponsor’s Fee for such prior month

The Trust intends to utilize Bitwise On-chain Solutions, a wholly owned subsidiary of Bitwise Asset Management, Inc., the parent company of the Sponsor, to be the staking agent for either a portion of or all of the Trust’s staked NEAR.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time.

As of the date of this Financial Statement, there were no amounts payable to related parties.

4. BENEFICIAL OWNERSHIP

As of the date of this financial statement Bitwise Asset Management, Inc., the parent company of the Sponsor, owned 100% of the outstanding Shares of the Trust.

5. SUBSEQUENT EVENTS

In preparing this financial statement, the Sponsor has evaluated events and transactions for potential recognition or disclosure through the date this financial statement was issued. Management has determined that there were no material events, that would require disclosure in the Trust's financial statement, which occurred during the period subsequent to July 28, 2026.

Bitwise NEAR ETF

shares

prospectus

__________, 2026

Until _________, 2026 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Bitwise Investment Advisers, LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$—	*
Listing fee (actual)	$4,500
Auditor’s fees and expenses	$30,000
Legal fees and expenses	$125,000
Printing expenses	$5,000
Miscellaneous expenses	$—
Total	$164,500

* An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.P

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

On July 28, 2026, the Trust sold 8 shares at a per-Share price of $25 to Bitwise Asset Management, Inc., an affiliate of the Sponsor, in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules.

(a)
Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)
Financial Statement Schedules. Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining the liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Trust Agreement(1)
3.2	Certificate of Trust(1)
3.3	First Amended and Restated Declaration of Trust and Trust Agreement(3)
5.1	Opinion of Chapman and Cutler LLP as to legality(3)
8.1	Opinion of _____ as to tax matters(4)
10.1	Sponsor Agreement(3)
10.2	Form of Authorized Participant Agreement(3)
10.3	Marketing Agent Agreement(3)
10.4	Prime Execution Agreement (with NEAR Custody Agreement and Trade Financing Agreement included as exhibits thereto)(3)
10.5	Amendment to the Prime Execution Agreement(3)
10.6	NEAR Staking Custody Agreement(3)
10.7	Amendment to NEAR Staking Custody Agreement(4)
10.8	Cash Custody Agreement(3)
10.9	Fund Administration and Accounting Agreement(3)
10.10	Transfer Agency and Service Agreement(3)
10.11	Form of Master Purchase and Sale Agreement for Digital Assets(3)
10.12	Staking Services Agreement(3)
10.13	Pricing Benchmark License Agreement(3)
10.14	Amendment to Pricing Benchmark License Agreement(4)
23.1	Consent of Independent Registered Public Accounting Firm(3)
23.2	Chapman and Cutler LLP (included in Exhibits 5.1)(3)
23.3	(included in Exhibit 8.1)(4)
107	Filing Fee Table(2)

(1)
Incorporated by reference to the Trust’s Registration Statement, filed on May 6, 2025.
(2)
Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2025.
(3)
Filed herewith.
(4)
To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on July 31, 2026.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise NEAR ETF

By:	/s/ Paul Fusaro
Name:	Paul Fusaro
Title:	Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Paul Fusaro	Chief Operating Officer	July 31, 2026
Paul Fusaro	(Principal Executive Officer)*

/s/ James Bebrin III	Vice President	July 31, 2026
James Bebrin III	(Principal Financial Officer and Principal Accounting Officer)*

* The registrant is a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.